Filed pursuant to Rule 424(b)(3)
File No. 333-258155

APOLLO DEBT SOLUTIONS BDC

SUPPLEMENT NO. 2 DATED AUGUST 14, 2023

TO THE PROSPECTUS DATED MAY 8, 2023

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of Apollo Debt Solutions BDC (the “Company”), dated May 8, 2023 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purpose of this Supplement is to include our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2023

On August 11, 2023, we filed our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 with the Securities and Exchange Commission. The report (without exhibits) is attached to this Supplement.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2023

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ________ to ___________

Commission File Number: 814-01424

APOLLO DEBT SOLUTIONS BDC

(Exact name of Registrant as specified in its charter)

Delaware	86-1950548
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
9 West 57th Street New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3450

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	None	None

Securities registered pursuant to Section 12(g) of the Act:

Class S Common shares of beneficial interest, par value $0.01

Class D Common shares of beneficial interest, par value $0.01

Class I Common shares of beneficial interest, par value $0.01

Indicate by check mark if the Registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐ No ☒

Indicate by check mark whether the Registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the Registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the Registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” , “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Smaller reporting company	☐
Accelerated filer	☐	Emerging growth company	☒
Non-accelerated filer	☒

(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of August 11, 2023, there was no established public market for the Registrant’s common shares of beneficial interest (“Common Shares”).

The number of shares of the Registrant’s Common Shares, $0.01 pars value per share, outstanding as of August 11, 2023 was 19,050,974 Class S common shares, 144,144 Class D common shares and 97,229,095 Class I common shares. Common shares outstanding exclude August 1, 2023 subscriptions since the issuance price is not yet finalized at this time

APOLLO DEBT SOLUTIONS BDC

PART I. FINANCIAL INFORMATION

In this report, the terms the “Company,”, “ADS,” “we,” “us,” and “our” refer to Apollo Debt Solutions BDC unless the context specifically states otherwise.

Item 1. Consolidated Financial Statements

APOLLO DEBT SOLUTIONS BDC
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(In thousands, except share and per share data)

	June 30, 2023	December 31, 2022
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost —$4,794,979 and $4,427,510 at June 30, 2023 and December 31, 2022, respectively)	$4,770,043	$4,308,892
Cash and cash equivalents	161,329	47,322
Foreign currencies (cost — $4,834 and $4,312 at June 30, 2023 and December 31, 2022, respectively)	4,841	4,336
Receivable for investments sold	97,889	107,868
Interest receivable	29,874	27,753
Unrealized appreciation on foreign currency forward contracts	—	249
Other assets	3,147	9,800
Total assets	$5,067,123	$4,506,220

Liabilities
Debt (net of deferred financing costs of $18,939 and $20,508 at June 30, 2023 and December 31, 2022, respectively)	$2,174,577	$2,172,620
Payable for investments purchased	109,095	88,788
Payable for share repurchases (Note 7)	87,781	40,854
Distributions payable	19,996	14,964
Interest payable	20,182	8,611
Management and performance-based incentive fees payable	12,793	10,451
Accrued administrative services expense payable	567	2,101
Unrealized depreciation on foreign currency forward contracts	32	-
Other liabilities and accrued expenses	6,304	12,898
Total Liabilities	$2,431,327	$2,351,287
Commitments and contingencies (Note 8)
Total Net Assets	$2,635,796	$2,154,933

Net Assets
Common shares, $0.01 par value (109,008,824 and 92,877,753 shares issued and outstanding, respectively)	$1,090	$929
Capital in excess of par value	2,576,704	2,270,655
Accumulated distributed earnings (losses)	58,002	(116,651)
Total Net Assets	$2,635,796	$2,154,933

Net Asset Value Per Share
Class S Shares:
Net assets	$402,043	$251,223
Common shares outstanding ($0.01 par value, unlimited shares authorized)	16,627,313	10,827,739
Net asset value per share	$24.18	$23.20
Class D Shares:
Net assets	$3,379	$2,481
Common shares outstanding ($0.01 par value, unlimited shares authorized)	139,758	106,943
Net asset value per share	$24.18	$23.20
Class I Shares:
Net assets	$2,230,374	$1,901,229
Common shares outstanding ($0.01 par value, unlimited shares authorized)	92,241,753	81,943,071
Net asset value per share	$24.18	$23.20

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Investment Income
Non-controlled/non-affiliated investments:
Interest income	$125,083	$41,369	$241,855	$60,715
Payment-in-kind interest income	2,830	1,115	3,745	1,948
Dividend income	—	11	—	15
Other income	2,288	4,378	3,013	4,466
Total Investment Income	$130,201	$46,873	$248,613	$67,144
Operating Expenses
Management fees	$8,035	$5,895	$15,150	$8,230
Performance-based incentive fees	10,026	3,375	18,588	4,742
Interest and other debt expenses	37,485	11,176	75,686	14,686
Organization costs	—	—	—	934
Offering costs	—	500	38	956
Trustees' fees	110	112	218	213
Shareholder servicing fees	772	238	1,362	274
Administrative service expenses	663	626	1,318	1,196
Other general and administrative expenses	2,249	1,579	4,613	3,021
Total expenses	59,340	23,501	116,973	34,252
Management and performance-based incentive fees waived	—	(9,270)	—	(12,971)
Expense support	—	(1,778)	—	(4,433)
Expense support reimbursement	1,478	—	2,939	—
Net Expenses	$60,818	$12,453	$119,912	$16,848
Net Investment Income	$69,383	$34,420	$128,701	$50,296
Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$(2,448)	$(13,205)	$(4,629)	$(13,458)
Foreign currency transactions	(253)	(990)	(519)	(761)
Foreign currency forward contracts	(575)	809	(222)	1,053
Net realized gains (losses)	(3,276)	(13,386)	(5,370)	(13,166)
Net change in unrealized gains (losses):
Non-controlled/non-affiliated investments	35,247	(126,769)	93,664	(140,097)
Foreign currency forward contracts	416	155	(282)	100
Foreign currency translations	(4,386)	4,317	(9,649)	4,607
Net unrealized gains (losses)	31,277	(122,297)	83,733	(135,390)
Net Realized and Change in Unrealized Gains (Losses)	$28,001	$(135,683)	$78,363	$(148,556)
Net Increase (Decrease) in Net Assets Resulting from Operations	$97,384	$(101,263)	$207,064	$(98,260)

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC
CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operations
Net investment income	$69,383	$34,420	$128,701	$50,296
Net realized gains (losses)	(3,276)	(13,386)	(5,370)	(13,166)
Net change in unrealized gains (losses)	31,277	(122,297)	83,733	(135,390)
Net Increase (Decrease) in Net Assets Resulting from Operations	$97,384	$(101,263)	$207,064	$(98,260)

Distributions to Stockholders
Class S	$(7,438)	$(1,719)	$(13,062)	$(1,966)
Class D	(75)	—	(136)	—
Class I	(49,988)	(26,885)	(94,760)	(43,196)
Net Decrease in Net Assets Resulting from Distributions to Stockholders	$(57,501)	$(28,604)	$(107,958)	$(45,162)

Capital Share Transactions
Class S:
Proceeds from shares sold	$94,305	$95,420	$133,724	$140,783
Repurchase of common shares, net of early repurchase deduction	(1,622)	(114)	(2,443)	(114)
Distributions reinvested	3,758	744	6,707	752
Class D:
Proceeds from shares sold	252	—	760	—
Repurchase of common shares, net of early repurchase deduction	—	—	—	—
Distributions reinvested	9	—	16	—
Class I:
Proceeds from shares sold	278,711	324,529	420,012	1,645,464
Repurchase of common shares, net of early repurchase deduction	(86,160)	(1,707)	(216,621)	(1,707)
Distributions reinvested	21,448	11,914	39,602	15,819
Net Increase (Decrease) from Capital Share Transactions	$310,701	$430,786	$381,757	$1,800,997

Net Assets
Total increase (decrease) in net assets during the period	350,584	300,919	480,863	1,657,575
Net Assets, beginning of period	2,285,212	1,356,706	2,154,933	50
Net Assets at End of Period	$2,635,796	$1,657,625	$2,635,796	$1,657,625

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(In thousands, except share and per share data)

	Six Months Ended June 30,
	2023	2022
Operating Activities
Net increase (decrease) in net assets resulting from operations	$207,064	$(98,260)
Net realized (gain) loss on investments	4,629	13,458
Net change in unrealized (gains) losses on investments	(93,664)	140,097
Net unrealized (appreciation) depreciation on foreign currency forward contracts	282	(100)
Net unrealized (appreciation) depreciation on translation of assets and liabilities in foreign currencies	9,649	(4,607)
Payment-in-kind interest capitalized	(3,517)	(1,893)
Net accretion of discount and amortization of premium	(6,738)	(1,494)
Amortization of deferred financing costs	2,718	1,508
Amortization of offering costs	38	956
Purchases of investments	(1,426,147)	(5,066,734)
Proceeds from sale of investments and principal repayments	1,065,351	1,220,350
Changes in operating assets and liabilities:
Interest receivable	(2,121)	(13,991)
Receivable for investments sold	9,979	(253,145)
Other assets	6,653	(7,009)
Payable for investments purchased	20,307	679,098
Management and performance-based incentive fees payable	2,342	—
Accrued administrative services expense payable	(1,534)	1,196
Interest payable	11,571	3,405
Other liabilities and accrued expenses	(6,594)	9,116
Net Cash Used in/Provided by Operating Activities	$(199,732)	$(3,378,049)

Financing Activities
Issuances of debt	$936,769	$2,693,970
Payments of debt	(947,074)	(806,910)
Financing costs paid and deferred	(1,149)	(20,546)
Proceeds from issuance of common shares	554,495	1,786,247
Repurchased shares, net of early repurchase deduction paid	(172,138)	—
Distributions paid	(56,603)	(18,482)
Offering costs paid and deferred	(38)	(2,006)
Net Cash Used in/Provided by Financing Activities	$314,262	$3,632,273

Cash, Cash Equivalents and Foreign Currencies
Net increase (decrease) in cash and cash equivalents and foreign currencies during the period	$114,530	$254,224
Effect of foreign exchange rate changes on cash and cash equivalents	(18)	(154)
Cash, cash equivalents and foreign currencies at beginning of period	51,658	50
Cash, Cash Equivalents and Foreign Currencies at the End of Period	$166,170	$254,120

Supplemental Disclosure and Non-Cash Information
Cash interest paid	$84,539	$9,773
Distributions payable	$19,996	$10,109
Reinvestment of distributions during the period	$46,325	$16,571
PIK income	$3,745	$1,948

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2023

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (27)	Fair Value (1)(28)

Aerospace & Defense
MRO Holdings
MRO Holdings, Inc.	First Lien Secured Debt	L+625, 0.50% Floor	12/18/2028	$4,984	$4,984	$4,984	(4)(8)(14)
		Total Aerospace & Defense			$4,984	$4,984

Asset Backed Securities
Roaring Fork III-B
Roaring Fork III-B, LLC	First Lien Secured Debt	S+540, 0.00% Floor	7/16/2026	$49,667	$27,441	$26,733	(4)(8)(9) (11)(17)(26)
		Total Asset Backed Securities			$27,441	$26,733

Automobile Components
Mavis Tire Express Services
Mavis Tire Express Services Corp.	First Lien Secured Debt	S+400, 0.75% Floor	5/4/2028	$31,363	$31,269	$31,138	(17)
		Total Automobile Components			$31,269	$31,138

Biotechnology
Azurity Pharmaceuticals
Azurity Pharmaceuticals, Inc.	First Lien Secured Debt	S+611, 0.75% Floor	9/20/2027	$44,280	$43,252	$42,841	(10)(17)
		Total Biotechnology			$43,252	$42,841

Building Products
Cornerstone Building Brands
Cornerstone Building Brands, Inc.	First Lien Secured Debt	S+563, 0.50% Floor	8/1/2028	$43,489	$43,068	$41,858	(17)
US LBM
LBM Acquisition, LLC	First Lien Secured Debt	S+375, 0.75% Floor	12/17/2027	39,797	39,478	38,325	(10)(16)
		Total Building Products			$82,546	$80,183

Capital Markets
Arrowhead Engineered Products
Arrowhead Holdco Company	First Lien Secured Debt	S+450, 0.75% Floor	8/31/2028	$9,875	$9,875	$9,677	(4)(17)
Edelman Financial Services
The Edelman Financial Engines Centre, LLC	First Lien Secured Debt	L+375, 0.75% Floor	4/7/2028	24,873	24,879	24,296	(14)
True Potential
Kane Bidco Limited	First Lien Secured Debt - Corporate Bond	6.50%	2/15/2027	£2,000	2,294	2,291	(3)(8)
		Total Capital Markets			$37,048	$36,265

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2023

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (27)	Fair Value (1)(28)
Chemicals
AOC
LSF11 A5 HoldCo LLC	First Lien Secured Debt	S+435, 0.50% Floor	10/15/2028	$8,148	$7,942	$8,100	(16)
	First Lien Secured Debt	S+361, 0.50% Floor	10/15/2028	5,823	5,836	5,749	(17)
					13,778	13,849
Heubach
SK Neptune Husky Group Sarl	First Lien Secured Debt	S+500, 0.50% Floor	1/3/2029	9,540	9,494	7,101	(8)(17)
Solenis
Olympus Water US Holding Corporation	First Lien Secured Debt	S+401, 0.50% Floor	11/9/2028	13,085	12,751	12,602	(17)
	First Lien Secured Debt	S+460, 0.50% Floor	11/9/2028	11,138	10,884	10,770	(17)
	First Lien Secured Debt	S+500, 0.50% Floor	11/9/2028	6,818	6,477	6,609	(16)
	First Lien Secured Debt - Corporate Bond	9.75%	11/15/2028	15,000	15,000	14,639
					45,112	44,621
Vita Global
Vita Global FinCo Limited	First Lien Secured Debt	SONIA+700, 0.00% Floor	7/6/2027	£17,500	23,697	21,669	(3)(4)(8) (19)
W.R. Grace
W.R. Grace Holdings LLC	First Lien Secured Debt	L+375, 0.50% Floor	9/22/2028	5,952	5,948	5,927	(14)
		Total Chemicals			$98,029	$93,167

Commercial Services & Supplies
Allied Universal
Allied Universal Holdco LLC	First Lien Secured Debt	S+475, 0.50% Floor	5/12/2028	$20,000	$19,397	$19,583	(17)
	First Lien Secured Debt	S+375, 0.50% Floor	5/12/2028	4,987	4,822	4,857	(16)
					24,219	24,440
Beeline
IQN Holding Corp.	First Lien Secured Debt	S+525, 0.75% Floor	5/2/2029	71,834	61,994	62,175	(4)(11)(17) (26)
	First Lien Secured Debt - Revolver	S+525, 0.75% Floor	5/2/2028	5,134	814	830	(4)(11)(17) (26)
					62,808	63,004
Calypso
AxiomSL Group, Inc.	First Lien Secured Debt	S+586, 1.00% Floor	12/3/2027	14,525	14,197	14,525	(4)(16)
	First Lien Secured Debt	S+611, 1.00% Floor	12/3/2027	956	(11)	—	(4)(11)(26)
	First Lien Secured Debt - Revolver	S+611, 1.00% Floor	12/3/2025	1,043	(26)	—	(4)(11)(26)
					14,160	14,525

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2023

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (27)	Fair Value (1)(28)
GardaWorld
Garda World Security Corporation	First Lien Secured Debt	S+435, 0.00% Floor	10/30/2026	9,543	9,568	9,507	(8)(17)
HKA
Mount Olympus Bidco Limited	First Lien Secured Debt	S+575, 0.50% Floor	8/9/2029	18,465	17,870	17,789	(4)(8)(9) (18)(26)
	First Lien Secured Debt	S+650, 0.50% Floor	8/9/2029	2,015	(30)	(50)	(4)(5)(8) (9)(11)(26)
					17,840	17,738
LABL
LABL, Inc.	First Lien Secured Debt	S+510, 0.50% Floor	10/29/2028	20,431	20,564	20,263	(16)
Liberty Tire Recycling
LTR Intermediate Holdings, Inc.	First Lien Secured Debt	S+450, 1.00% Floor	5/5/2028	9,076	9,033	8,107	(16)
Profile Products
Profile Products LLC	First Lien Secured Debt	S+575, 0.75% Floor	11/12/2027	4,938	4,938	4,938	(4)(16)
R.R. Donnelley
R. R. Donnelley & Sons Company	First Lien Secured Debt	S+725, 0.75% Floor	3/17/2028	130,255	126,523	129,766	(9)(17)
SAVATREE
CI (Quercus) Intermediate Holdings, LLC	First Lien Secured Debt	S+525, 0.75% Floor	10/12/2028	16,280	16,057	15,994	(4)(17)
	First Lien Secured Debt	S+525, 0.75% Floor	10/12/2028	1,214	(19)	(21)	(4)(5)(11) (26)
	First Lien Secured Debt - Revolver	S+525, 0.75% Floor	10/12/2028	2,273	(45)	(40)	(4)(5)(11) (26)
					15,993	15,933
Tranzonic
TZ Buyer LLC	First Lien Secured Debt	S+585, 0.75% Floor	8/14/2028	9,283	9,058	9,051	(4)(9)(17)
	First Lien Secured Debt - Revolver	S+585, 0.75% Floor	8/14/2028	606	(13)	(15)	(4)(5)(9) (11)(26)
TZ Parent LLC	Common Equity - Equity Unit	N/A	N/A	50 Shares	50	58	(4)(9)
					9,095	9,093
United Site Services
PECF USS Intermediate Holding III Corporation	First Lien Secured Debt	L+425, 0.50% Floor	12/15/2028	22,386	22,459	18,449	(14)
		Total Commercial Services & Supplies			$337,200	$335,765

Communications Equipment
Mitel Networks
MLN US Holdco LLC	First Lien Secured Debt	S+644, 1.00% Floor	10/18/2027	$6,395	$6,181	$6,171	(4)(8)(17)
	Second Lien Secured Debt	S+670, 1.00% Floor	10/18/2027	38,156	39,612	32,528	(4)(8)(17)
					45,793	38,700
Ufinet
Zacapa S.a r.l.	First Lien Secured Debt	S+400, 0.50% Floor	3/22/2029	12,437	12,383	12,141	(8)(18)
		Total Communications Equipment			$58,176	$50,840

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2023

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (27)	Fair Value (1)(28)
Construction & Engineering
Trench Plate Rental Co.
Trench Plate Rental Co.	First Lien Secured Debt	S+560, 1.00% Floor	12/3/2026	$45,000	$44,420	$44,325	(4)(9)(17)
	First Lien Secured Debt - Revolver	S+560, 1.00% Floor	12/3/2026	4,545	1,426	1,409	(4)(9)(11) (17)(26)
Trench Safety Solutions Holdings, LLC	Common Equity - Equity Unit	N/A	N/A	331 Shares	50	43	(4)(9)
		Total Construction & Engineering			$45,896	$45,777

Consumer Finance
American Express GBT
GBT Group Services B.V.	First Lien Secured Debt	S+685, 1.00% Floor	12/16/2026	$31,000	$31,043	$31,116	(8)(17)
		Total Consumer Finance			$31,043	$31,116

Consumer Staples Distribution & Retail
ASDA
Bellis Acquisition Company PLC	First Lien Secured Debt	E+275, 0.00% Floor	2/16/2026	€5,000	$5,178	$5,251	(3)(8)(22)
	First Lien Secured Debt - Corporate Bond	3.25%	2/16/2026	£2,000	2,135	2,133	(3)(8)
					7,313	7,385
Golden Hippo
Altern Marketing, LLC	First Lien Secured Debt	S+600, 2.00% Floor	6/13/2028	$65,328	64,032	64,021	(4)(9)(17)
	First Lien Secured Debt - Revolver	S+600, 2.00% Floor	6/13/2028	9,422	4,392	4,391	(4)(9)(11) (17)(26)
					68,424	68,412
Rise and Brill
Ultimate Baked Goods Midco LLC	First Lien Secured Debt	S+635, 1.00% Floor	8/13/2027	8,258	8,042	8,001	(4)(9)(16)
	First Lien Secured Debt - Revolver	S+635, 1.00% Floor	8/13/2027	1,016	(37)	(32)	(4)(5)(9) (11)(26)
					8,005	7,970
		Total Consumer Staples Distribution & Retail			$83,742	$83,766

Containers & Packaging
BOX Partners
Bp Purchaser LLC	First Lien Secured Debt	S+576, 0.75% Floor	12/11/2028	$7,406	$7,406	$7,406	(4)(16)
Tekni-Plex
Trident TPI Holdings, Inc.	First Lien Secured Debt	L+400, 0.50% Floor	9/15/2028	35,728	35,769	35,243	(14)
	First Lien Secured Debt	S+450, 0.50% Floor	9/15/2028	6,347	6,162	6,274	(17)
					41,931	41,517
		Total Containers & Packaging			$49,337	$48,923

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2023

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date		Par/Shares (3)	Cost (27)	Fair Value (1)(28)
Diversified Consumer Services
2U
2U, Inc.	First Lien Secured Debt	S+650, 0.75% Floor	12/28/2026		$16,432	$15,681	$15,867	(8)(17)
Accelerate Learning
Eagle Purchaser, Inc.	First Lien Secured Debt	S+675, 1.00% Floor	3/22/2030		26,001	19,800	20,215	(4)(9)(11) (17)(26)
	First Lien Secured Debt - Revolver	S+675, 1.00% Floor	3/22/2029		3,947	676	720	(4)(9)(11) (17)(26)
						20,476	20,935
Greencross
Vermont Aus Pty Ltd	First Lien Secured Debt	S+565, 0.75% Floor	3/23/2028		112,494	110,120	109,682	(4)(8)(9) (17)
	First Lien Secured Debt	BBSW+575, 0.75% Floor	3/23/2028	A$	9,875	7,171	6,414	(3)(4)(8) (9)(20)
						117,291	116,096
Houghton Mifflin
Houghton Mifflin Harcourt Company	First Lien Secured Debt	S+535, 0.50% Floor	4/9/2029		49,632	47,479	42,622	(17)
		Total Diversified Consumer Services				$200,927	$195,520

Diversified Telecommunication Services
ORBCOMM
ORBCOMM, Inc.	First Lien Secured Debt	L+425, 0.75% Floor	9/1/2028		$3,984	$3,994	$3,224	(14)
		Total Diversified Telecommunication Services				$3,994	$3,224

Electric Utilities
Congruex
Congruex Group LLC	First Lien Secured Debt	S+590, 0.75% Floor	5/3/2029		$29,700	$29,045	$29,032	(4)(9)(17)
		Total Electric Utilities				$29,045	$29,032

Electrical Equipment
Antylia Scientific
CPI Buyer, LLC	First Lien Secured Debt	S+576, 0.75% Floor	11/1/2028		$34,343	$34,338	$33,999	(4)(17)
	First Lien Secured Debt - Revolver	S+576, 0.75% Floor	10/30/2026		3,346	—	(50)	(4)(5)(11) (26)
						34,338	33,949
International Wire Group
IW Buyer LLC	First Lien Secured Debt	S+675, 1.00% Floor	6/28/2029		16,854	16,349	16,348	(4)(17)
	First Lien Secured Debt - Revolver	S+675, 1.00% Floor	6/28/2029		3,146	130	130	(4)(11)(17) (26)
						16,479	16,479

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2023

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (27)	Fair Value (1)(28)
Trescal
Ruler Bidco S.A R.L.	First Lien Secured Debt	E+650, 0.00% Floor	5/2/2030	€39,482	30,000	29,752	(3)(4)(8) (9)(11)(22)(26)
	First Lien Secured Debt	S+650, 0.50% Floor	5/2/2030	11,498	11,159	11,153	(4)(8)(9) (18)
					41,159	40,905
		Total Electrical Equipment			$91,976	$91,333

Entertainment
Chernin Entertainment
Jewel Purchaser, Inc.	First Lien Secured Debt	S+550, 0.50% Floor	7/1/2027	$91,664	$89,618	$90,747	(4)(9)(17)
		Total Entertainment			$89,618	$90,747

Financial Services
Acuity
Trident Bidco Limited	First Lien Secured Debt	S+525, 0.00% Floor	6/7/2029	$61,619	$60,432	$60,387	(4)(8)(9) (15)
Pave America
Pavement Partners Interco, LLC	First Lien Secured Debt	S+690, 1.00% Floor	2/7/2028	27,335	23,188	23,227	(4)(9)(11) (17)(26)
	First Lien Secured Debt - Revolver	S+690, 1.00% Floor	2/7/2028	2,605	1,664	1,672	(4)(9)(11) (17)(26)
					24,852	24,899
PIB
Paisley Bidco Limited	First Lien Secured Debt	SONIA+700, 0.00% Floor	3/17/2028	£22,500	6,906	7,483	(3)(4)(8) (11)(19)(26)
VEPF VII
VEPF VII Holdings, L.P.	First Lien Secured Debt	S+450 PIK	2/28/2028	18,361	18,275	18,322	(4)(8)(17)
		Total Financial Services			$110,465	$111,090

Financing
Transportation Insight
TI Intermediate Holdings, LLC	First Lien Secured Debt	L+425, 1.00% Floor	12/18/2024	$7,406	$7,406	$7,369	(4)(14)
		Total Financing			$7,406	$7,369

Ground Transportation
Boasso
Channelside AcquisitionCo, Inc.	First Lien Secured Debt	S+675, 1.00% Floor	6/30/2028	$28,384	$27,577	$27,532	(4)(9)(17)
	First Lien Secured Debt	S+675, 1.00% Floor	7/1/2028	3,628	(62)	(54)	(4)(5)(9) (11)(26)
	First Lien Secured Debt - Revolver	S+675, 1.00% Floor	7/1/2026	2,917	(83)	(88)	(4)(5)(9) (11)(26)
					27,432	27,390

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2023

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (27)	Fair Value (1)(28)
PODS
PODS, LLC	First Lien Secured Debt	S+311, 0.75% Floor	3/31/2028	10,542	10,552	10,365	(17)
	First Lien Secured Debt	S+411, 0.75% Floor	3/31/2028	5,224	5,078	5,145	(17)
					15,630	15,510
		Total Ground Transportation			$43,062	$42,900

Health Care Equipment & Supplies
Corpuls
Heartbeat BidCo GmbH	First Lien Secured Debt	E+700, 0.50% Floor	6/30/2030	€20,000	$21,390	$21,388	(3)(4)(8) (22)
Embecta
Embecta Corp.	First Lien Secured Debt - Corporate Bond	5.00%	2/15/2030	7,500	6,896	6,232
Medline
Medline Borrower LP	First Lien Secured Debt	S+325, 0.50% Floor	10/23/2028	9,975	9,693	9,872	(16)
TerSera Therapeutics
TerSera Therapeutics LLC	First Lien Secured Debt	S+675, 1.00% Floor	4/4/2029	13,860	13,456	13,445	(4)(9)(17)
	First Lien Secured Debt - Revolver	S+675, 1.00% Floor	4/4/2029	1,140	(33)	(34)	(4)(5)(9) (11)(26)
					13,423	13,410
Treace Medical Concepts
Treace Medical Concepts, Inc.	First Lien Secured Debt	S+610, 1.00% Floor	4/1/2027	17,500	7,263	6,854	(4)(8)(9) (16)(26)
	First Lien Secured Debt - Revolver	S+410, 1.00% Floor	4/1/2027	1,500	200	155	(4)(8)(9) (11)(16)(26)
					7,463	7,009
Zest Dental Solutions
Zest Acquisition Corp.	First Lien Secured Debt	S+550, 0.00% Floor	2/8/2028	11,970	11,411	11,551	(17)
		Total Health Care Equipment & Supplies			$70,276	$69,462

Health Care Providers & Services
Advarra
Advarra Holdings, Inc.	First Lien Secured Debt	S+575, 0.75% Floor	8/24/2029	$199,083	$179,413	$180,516	(4)(9)(11) (17)(26)
Affordable Care
ACI Group Holdings, Inc.	First Lien Secured Debt	S+460 plus 1.25% PIK	8/2/2028	4,969	4,969	4,919	(4)(16)
Athenahealth
Athenahealth Group Inc.	First Lien Secured Debt	S+350, 0.50% Floor	2/15/2029	49,783	42,940	42,582	(11)(17) (26)
CoreTrust
Coretrust Purchasing Group LLC	First Lien Secured Debt	S+675, 0.75% Floor	10/1/2029	37,101	31,401	31,251	(4)(11)(17) (26)
	First Lien Secured Debt - Revolver	S+675, 0.75% Floor	10/1/2029	4,737	(127)	(142)	(4)(5)(11) (26)
					31,274	31,109

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2023

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (27)	Fair Value (1)(28)
Dental Care Alliance
DCA Investment Holding LLC	First Lien Secured Debt	S+641, 0.75% Floor	4/3/2028	2,466	2,466	2,466	(4)(17)
Eating Recovery Center
ERC Topco Holdings, LLC	First Lien Secured Debt	S+576, 0.75% Floor	11/10/2028	35,112	35,112	34,761	(4)(17)
	First Lien Secured Debt - Revolver	S+561, 0.75% Floor	11/10/2027	3,195	905	857	(4)(11)(17) (26)
					36,017	35,619
Gainwell
Gainwell Acquisition Corp.	First Lien Secured Debt	S+410, 0.75% Floor	10/1/2027	22,941	22,341	22,626	(17)
Gateway Services
Gateway US Holdings, Inc.	First Lien Secured Debt	S+665, 0.75% Floor	9/22/2026	89,227	85,003	84,289	(4)(11)(17) (26)
	First Lien Secured Debt	S+665, 0.75% Floor	9/22/2026	3,402	2,831	2,797	(4)(11)(17) (26)
	First Lien Secured Debt - Revolver	S+665, 0.75% Floor	9/22/2026	2,629	(14)	(39)	(4)(5)(11) (26)
					87,820	87,047
Medical Solutions
Medical Solutions Holdings, Inc.	First Lien Secured Debt	S+335, 0.50% Floor	11/1/2028	9,962	9,715	9,385	(17)
Practice Plus Group
Practice Plus Group Bidco Limited / Practice Plus Group Holdings Limited	First Lien Secured Debt	SONIA+650, 0.50% Floor	11/18/2029	£10,000	11,587	12,382	(3)(4)(8) (9)(19)
Public Partnerships
PPL Acquisition LLC	First Lien Secured Debt	S+635, 0.75% Floor	7/1/2028	8,724	8,522	8,549	(4)(9)(17)
	First Lien Secured Debt - Revolver	S+635, 0.75% Floor	7/1/2028	1,000	(17)	(20)	(4)(5)(9) (11)(26)
PPL Equity LP	Preferred Equity - Preferred Stocks	N/A	N/A	50,000 Shares	50	26	(4)(9)
	Preferred Equity - Equity Unit	N/A	N/A	50,000 Shares	50	—	(4)(9)
					8,605	8,555
Smile Brands
Smile Brands Inc.	First Lien Secured Debt	S+450, 0.75% Floor	10/12/2025	7,406	7,406	7,294	(4)(17)
Team Select
TS Investors, LLC	First Lien Secured Debt	S+660, 1.00% Floor	5/4/2029	9,261	7,534	7,509	(4)(9)(11) (17)(26)
	First Lien Secured Debt - Revolver	S+660, 1.00% Floor	5/4/2029	739	(22)	(24)	(4)(5)(9) (11)(26)
					7,512	7,485
Thrive Pet Healthcare
Pathway Vet Alliance LLC	First Lien Secured Debt	L+375, 0.00% Floor	3/31/2027	25,720	25,678	22,784	(14)
Tivity Health
Tivity Health, Inc.	First Lien Secured Debt	S+600, 0.75% Floor	6/28/2029	114,138	112,589	112,996	(4)(9)(17)
US Fertility
US Fertility Enterprises, LLC	First Lien Secured Debt	S+660, 1.00% Floor	12/21/2027	10,000	9,755	9,750	(4)(9)(17)
		Total Health Care Providers & Services			$600,087	$597,514

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2023

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (27)	Fair Value (1)(28)
Health Care Technology
Clario
eResearchTechnology, Inc.	First Lien Secured Debt	S+461, 1.00% Floor	2/4/2027	$29,854	$29,234	$28,787	(16)
Wellsky
Project Ruby Ultimate Parent Corp.	First Lien Secured Debt	S+586, 0.75% Floor	3/10/2028	53,099	51,704	51,240	(4)(17)
		Total Health Care Technology			$80,938	$80,027

Hotels, Restaurants & Leisure
Delivery Hero
Delivery Hero Finco Germany GmbH	First Lien Secured Debt	E+575, 0.00% Floor	8/12/2027	€79,000	$82,225	$85,774	(3)(4)(8) (9)(21)
Delivery Hero SE	First Lien Secured Debt	S+575, 0.50% Floor	8/12/2027	7,713	7,585	7,671	(8)(9)(17)
					89,810	93,445
Fertitta Entertainment
Fertitta Entertainment LLC/NV	First Lien Secured Debt	S+400, 0.50% Floor	1/27/2029	9,950	9,991	9,839	(17)
Norwegian Cruise Line
NCL Corporation Ltd.	First Lien Secured Debt - Corporate Bond	9.75%	2/22/2028	19,223	19,041	20,417	(4)(8)(9)
PARS
PARS Group LLC	First Lien Secured Debt	S+685, 1.50% Floor	4/3/2028	9,977	8,904	8,850	(4)(9)(16) (26)
		Total Hotels, Restaurants & Leisure			$127,746	$132,551

Household Durables
Ergotron
Ergotron Acquisition, LLC	First Lien Secured Debt	S+586, 0.75% Floor	7/6/2028	$9,875	$9,703	$9,727	(4)(17)
Ergotron Investments, LLC	Common Equity - Equity Unit	N/A	N/A	500 Shares	50	52	(4)
		Total Household Durables			$9,753	$9,780

Household Products
Advantice Health
Jazz AH Holdco, LLC	First Lien Secured Debt	S+510, 0.75% Floor	4/3/2028	$9,146	$7,146	$6,840	(4)(11)(17) (26)
	First Lien Secured Debt - Revolver	S+510, 0.75% Floor	4/3/2028	800	308	293	(4)(11)(17) (26)
		Total Household Products			$7,454	$7,133

Insurance
Alera Group
Alera Group, Inc.	First Lien Secured Debt	S+660, 0.75% Floor	10/2/2028	$39,756	$33,651	$33,931	(4)(9)(11) (17)(26)
	First Lien Secured Debt	S+610, 0.75% Floor	10/2/2028	16,521	16,159	16,328	(4)(9)(17)
					49,810	50,259

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2023

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (27)	Fair Value (1)(28)
April
Athena Bidco S.A.S.	First Lien Secured Debt	E+650, 0.00% Floor	4/18/2030	€30,000	28,549	28,409	(3)(4)(8) (9)(11)(22)(26)
Asurion
Asurion, LLC	First Lien Secured Debt	L+325, 0.00% Floor	12/23/2026	22,504	22,104	21,722	(14)
	First Lien Secured Debt	L+325, 0.00% Floor	7/31/2027	7,567	7,560	7,174	(14)
					29,664	28,896
Howden Group
Hyperion Refinance Sarl	First Lien Secured Debt	S+525, 0.75% Floor	11/12/2027	103,000	101,127	103,000	(4)(8)(17)
Hub International
Hub International Limited	First Lien Secured Debt	S+425, 0.75% Floor	6/20/2030	11,299	11,186	11,337	(17)
Patriot Growth Insurance Services
Patriot Growth Insurance Services, LLC	First Lien Secured Debt	S+590, 0.75% Floor	10/16/2028	32,306	32,306	32,306	(4)(17)
	First Lien Secured Debt - Revolver	S+565, 0.75% Floor	10/16/2028	2,311	—	—	(4)(11)(26)
					32,306	32,306
Risk Strategies
RSC Acquisition Inc	First Lien Secured Debt	S+565, 0.75% Floor	10/30/2026	26,899	24,197	24,096	(4)(11)(17) (26)
Safe-Guard
SG Acquisition, Inc.	First Lien Secured Debt	S+600, 0.50% Floor	1/27/2027	103,085	101,088	101,023	(4)(9)(10)(17)
		Total Insurance			$377,927	$379,327

IT Services
Anaplan
Anaplan, Inc.	First Lien Secured Debt	S+650, 0.75% Floor	6/21/2029	$146,692	$144,066	$145,958	(4)(17)
	First Lien Secured Debt - Revolver	S+650, 0.75% Floor	6/21/2028	9,073	(151)	(45)	(4)(5)(11) (26)
					143,915	145,913
Genesys Cloud
Greeneden U.S. Holdings II, LLC	First Lien Secured Debt	L+400, 0.75% Floor	12/1/2027	16,354	16,359	16,333	(14)
Peraton
Peraton Corp.	First Lien Secured Debt	S+385, 0.75% Floor	2/1/2028	24,870	24,869	24,484	(17)
Version 1
Investment Company 24 Bidco Limited	First Lien Secured Debt	SONIA+565, 0.00% Floor	7/11/2029	£6,559	7,626	8,080	(3)(4)(8) (9)(19)
	First Lien Secured Debt	E+565, 0.00% Floor	7/11/2029	€4,029	3,958	4,265	(3)(4)(8) (9)(22)
	First Lien Secured Debt	E+575, 0.00% Floor	7/11/2029	€1,377	694	742	(3)(4)(8) (9)(22)(26)
					12,278	13,086
Virtusa
Virtusa Corporation	First Lien Secured Debt	S+375, 0.75% Floor	2/15/2029	10,945	10,844	10,835	(17)

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2023

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (27)	Fair Value (1)(28)
Wood Mackenzie
Planet US Buyer LLC	First Lien Secured Debt	S+675, 0.75% Floor	2/1/2030	62,953	61,140	61,065	(4)(8)(9) (17)
	First Lien Secured Debt - Revolver	S+675, 0.75% Floor	2/1/2028	5,049	(139)	(151)	(4)(5)(8) (9)(11)(26)
					61,001	60,913
		Total IT Services			$269,266	$271,564

Leisure Products
Peloton
Peloton Interactive, Inc.	First Lien Secured Debt	S+700, 0.50% Floor	5/25/2027	$4,987	$4,959	$4,982	(8)(17)
		Total Leisure Products			$4,959	$4,982

Machinery
Charter Next Generation
Charter Next Generation, Inc.	First Lien Secured Debt	S+375, 0.75% Floor	12/1/2027	$9,949	$9,984	$9,884	(16)
ProMach
Pro Mach Group, Inc.	First Lien Secured Debt	L+400, 1.00% Floor	8/31/2028	21,632	21,691	21,608	(14)
	First Lien Secured Debt	S+510, 0.50% Floor	8/31/2028	2,514	2,398	2,523	(17)
					24,089	24,131
SPX Flow
SPX Flow, Inc.	Unsecured Debt - Corporate Bond	8.75%	4/1/2030	6,255	5,987	5,663
		Total Machinery			$40,060	$39,678

Media
Accelerate360
Accelerate360 Holdings, LLC	First Lien Secured Debt	S+626, 1.00% Floor	2/11/2027	$72,988	$72,988	$72,988	(4)(9)(17)
	First Lien Secured Debt - Revolver	S+626, 1.00% Floor	2/11/2027	26,908	11,212	11,212	(4)(9)(11) (17)(26)
					84,200	84,199
Advantage Sales
Advantage Sales & Marketing Inc.	First Lien Secured Debt	S+476, 0.75% Floor	10/28/2027	27,545	27,613	25,979	(8)(17)
Associa
Associations Inc.	First Lien Secured Debt	S+400 Cash plus 2.50% PIK	7/2/2027	16,409	16,296	16,409	(4)(16)(17)
Charter Communications
CCO Holdings LLC / CCO Holdings Capital Corp	Unsecured Debt - Corporate Bond	4.75%	2/1/2032	10,500	9,442	8,562
Escalent
M&M OPCO, LLC	First Lien Secured Debt	S+810, 1.00% Floor	4/7/2029	9,500	9,222	9,215	(4)(9)(17)
	First Lien Secured Debt - Revolver	S+810, 1.00% Floor	4/7/2029	476	(14)	(14)	(4)(5)(9) (11)(26)
					9,208	9,201

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2023

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (27)	Fair Value (1)(28)
Gannett
Gannett Holdings, LLC	First Lien Secured Debt	S+500, 0.50% Floor	10/15/2026	57,393	57,218	56,625	(8)(16)
	First Lien Secured Debt - Corporate Bond	6.00%	11/1/2026	16,000	12,886	13,597	(8)
					70,104	70,223
Material+
Material Holdings, LLC	First Lien Secured Debt	S+610, 0.75% Floor	8/19/2027	7,406	7,406	7,295	(4)(16)
McGraw Hill
McGraw-Hill Education, Inc.	First Lien Secured Debt	S+475, 0.50% Floor	7/28/2028	33,989	32,907	31,950	(16)
		Total Media			$257,176	$253,818

Paper & Forest Products
Ahlstrom-Munksjö
Ahlstrom Holding 3 Oy	First Lien Secured Debt	L+375, 0.75% Floor	2/4/2028	$3,582	$3,595	$3,365	(8)(14)
		Total Paper & Forest Products			$3,595	$3,365

Personal Care Products
Heat Makes Sense
Heat Makes Sense Shared Services, LLC	First Lien Secured Debt	S+565, 0.75% Floor	7/1/2029	$8,271	$8,119	$8,188	(4)(9)(17)
	First Lien Secured Debt - Revolver	S+565, 0.75% Floor	7/1/2028	1,617	(28)	(16)	(4)(5)(9) (11)(26)
Ishtar Co-Invest-B LP	Common Equity - Stock	N/A	N/A	38,889 Shares	39	56	(4)(9)
Oshun Co-Invest-B LP	Common Equity - Stock	N/A	N/A	11,111 Shares	11	16	(4)(9)
					8,141	8,244
Revlon
Revlon Intermediate Holdings IV LLC	First Lien Secured Debt - Revolver	S+476, 1.75% Floor	5/2/2026	110,000	29,574	29,488	(4)(9)(11) (17)(26)
VFS Global
Speed Midco 3 S.A R.L.	First Lien Secured Debt	E+640, 0.00% Floor	5/16/2029	€111,776	114,262	120,751	(3)(4)(8) (9)(22)
	First Lien Secured Debt	SONIA+690, 0.00% Floor	5/16/2029	£22,059	26,551	27,805	(3)(4)(8) (9)(19)
					140,813	148,556
		Total Personal Care Products			$178,528	$186,288

Pharmaceuticals
Bausch Health
Bausch Health Companies Inc.	First Lien Secured Debt	S+525, 0.50% Floor	2/1/2027	$40,853	$39,270	$30,979	(8)(17)
	First Lien Secured Debt - Corporate Bond	5.50%	11/1/2025	1,000	862	884	(8)
					40,132	31,863

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2023

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (27)	Fair Value (1)(28)
CNSI
CNSI Holdings, LLC	First Lien Secured Debt	S+650, 0.50% Floor	12/17/2028	35,820	34,654	34,566	(4)(9)(17)
	First Lien Secured Debt - Revolver	S+650, 0.50% Floor	12/17/2027	4,000	(124)	(140)	(4)(5)(9) (11)(26)
					34,530	34,426
		Total Pharmaceuticals			$74,662	$66,289

Professional Services
Ingenovis Health
Ingenovis Health, Inc.	First Lien Secured Debt	S+425, 0.50% Floor	3/6/2028	$4,987	$4,808	$4,825	(17)
	First Lien Secured Debt	S+375, 0.75% Floor	3/6/2028	3,990	3,843	3,850	(16)
					8,651	8,676
Kroll
Deerfield Dakota Holding, LLC	First Lien Secured Debt	S+375, 1.00% Floor	4/9/2027	19,897	19,932	19,361	(17)
		Total Professional Services			$28,583	$28,036

Real Estate Management & Development
3Phase Elevator
Polyphase Elevator Holding Company	First Lien Secured Debt	S+550, 1.00% Floor	6/23/2027	$3,456	$3,456	$3,456	(4)(16)
Pritchard Industries
Pritchard Industries, LLC	First Lien Secured Debt	S+575, 0.75% Floor	10/13/2027	6,419	6,419	6,322	(4)(18)
		Total Real Estate Management & Development			$9,875	$9,778

Semiconductors & Semiconductor Equipment
Wolfspeed
Wolfspeed, Inc.	First Lien Secured Debt - Corporate Bond	9.88%	6/23/2030	$120,000	$115,210	$115,200	(4)(8)
		Total Semiconductors & Semiconductor Equipment			$115,210	$115,200

Software
Access Group
Armstrong Bidco Limited	First Lien Secured Debt	SONIA+525, 0.00% Floor	6/28/2029	£42,000	$47,985	$49,784	(3)(4)(8) (19)(26)
Avalara
Avalara, Inc.	First Lien Secured Debt	S+725, 0.75% Floor	10/19/2028	136,364	133,242	134,318	(4)(17)
	First Lien Secured Debt - Revolver	S+725, 0.75% Floor	10/19/2028	13,636	(302)	(205)	(4)(5)(11) (26)
					132,940	134,114
BMC Software
Boxer Parent Company Inc.	First Lien Secured Debt	S+375, 0.00% Floor	10/2/2025	11,930	11,930	11,849	(16)

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2023

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (27)	Fair Value (1)(28)
Citrix
Cloud Software Group, Inc.	First Lien Secured Debt	S+461, 0.75% Floor	9/29/2028	44,874	39,548	42,122	(17)
	First Lien Secured Debt	S+461, 0.75% Floor	3/30/2029	22,251	20,377	20,865	(17)
					59,925	62,987
Coupa Software
Coupa Software Incorporated	First Lien Secured Debt	S+750, 0.75% Floor	2/27/2030	60,220	53,888	53,779	(4)(9)(11)(17) (26)
	First Lien Secured Debt - Revolver	S+750, 0.75% Floor	2/27/2029	3,780	(89)	(94)	(4)(5)(9)(11) (26)
					53,799	53,684
DigiCert
Dcert Buyer, Inc.	First Lien Secured Debt	S+400, 0.00% Floor	10/16/2026	27,856	27,832	27,660	(10)(16)
Duck Creek Technologies
Disco Parent, LLC	First Lien Secured Debt	S+750, 1.00% Floor	3/30/2029	21,392	20,874	20,964	(4)(9)(17)
	First Lien Secured Debt - Revolver	S+750, 1.00% Floor	3/30/2029	2,139	(51)	(43)	(4)(5)(9)(11) (26)
					20,823	20,922
Flexera
Flexera Software LLC	First Lien Secured Debt	S+386, 0.75% Floor	3/3/2028	22,292	22,316	22,007	(16)
GTreasury
G Treasury SS LLC	First Lien Secured Debt	S+600, 1.00% Floor	6/29/2029	17,857	8,307	8,214	(4)(11)(17)(26)
	First Lien Secured Debt - Revolver	S+600, 1.00% Floor	6/29/2029	2,143	(43)	(43)	(4)(5)(11)(26)
					8,264	8,171
Imperva
Imperva, Inc.	First Lien Secured Debt	L+400, 1.00% Floor	1/12/2026	45,216	44,872	41,061	(14)
Infoblox
Delta Topco, Inc.	First Lien Secured Debt	S+375, 0.75% Floor	12/1/2027	25,934	25,907	25,156	(17)
Medallia
Medallia, Inc.	First Lien Secured Debt	L+650 Cash (includes 5.83% PIK)	10/29/2028	37,473	36,751	37,473	(4)(9)(14)
Ping Identity
Ping Identity Holding Corp.	First Lien Secured Debt	S+700, 0.75% Floor	10/17/2029	22,727	22,199	22,159	(4)(16)
	First Lien Secured Debt - Revolver	S+700, 0.75% Floor	10/17/2028	2,273	(50)	(57)	(4)(5)(11)(26)
					22,149	22,102
Relativity
Relativity ODA LLC	First Lien Secured Debt	S+650, 1.00% Floor	5/12/2027	29,262	28,364	28,092	(4)(17)
	First Lien Secured Debt - Revolver	S+650, 1.00% Floor	5/12/2027	2,500	(52)	(100)	(4)(5)(11)(26)
					28,312	27,992
Solera
Polaris Newco, LLC	First Lien Secured Debt	L+400, 0.50% Floor	6/2/2028	49,691	49,752	45,881	(10)(14)
Sovos Compliance
Sovos Compliance, LLC	First Lien Secured Debt	S+450, 0.75% Floor	8/11/2028	10,149	9,992	9,818	(16)
Stamps.com
Auctane, Inc.	First Lien Secured Debt	L+575, 0.75% Floor	10/5/2028	32,094	31,588	32,094	(4)(9)(14)
Zendesk
Zendesk, Inc.	First Lien Secured Debt	S+700 Cash plus 3.50% PIK	11/22/2028	143,302	140,674	141,152	(4)(9)(17)
	First Lien Secured Debt	S+650, 0.75% Floor	11/22/2028	35,515	(320)	(533)	(4)(5)(9)(11) (26)
	First Lien Secured Debt - Revolver	S+650, 0.75% Floor	11/22/2028	14,624	(263)	(219)	(4)(5)(9)(11) (26)
					140,091	140,400
		Total Software			$775,228	$773,155

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2023

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date		Par/Shares (3)	Cost (27)	Fair Value (1)(28)
Special Purpose Entity
48forty Solutions
Alpine Acquisition Corp II	First Lien Secured Debt	S+575, 1.00% Floor	11/30/2026		$7,425	$7,425	$7,351	(4)(17)
		Total Special Purpose Entity				$7,425	$7,351

Specialty Retail
Carvana
Carvana Co.	Unsecured Debt - Corporate Bond	10.25%	5/1/2030		$56,858	$52,008	$43,496	(8)
	Unsecured Debt - Corporate Bond	4.88%	9/1/2029		2,550	1,626	1,403	(8)
						53,634	44,899
PetSmart
PetSmart LLC	First Lien Secured Debt	S+375, 0.75% Floor	2/11/2028		9,825	9,830	9,823	(16)
		Total Specialty Retail				$63,464	$54,722

Technology Hardware, Storage & Peripherals
Forterro
Yellow Castle AB	First Lien Secured Debt	E+475, 0.00% Floor	7/9/2029		€9,802	$9,743	$10,482	(3)(4)(8)(22)
	First Lien Secured Debt	SARON+475, 0.00% Floor	7/9/2029	₣	3,296	3,309	3,608	(3)(4)(8)(23)
	First Lien Secured Debt	E+475, 0.00% Floor	7/7/2029		€8,445	3,104	3,348	(3)(4)(8)(11) (22)(26)
	First Lien Secured Debt	STIBOR+475, 0.00% Floor	7/9/2029	kr	34,792	3,230	3,161	(3)(4)(8)(24)
		Total Technology Hardware, Storage & Peripherals				$19,386	$20,600
Textiles, Apparel & Luxury Goods
Authentic Brands
ABG Intermediate Holdings 2 LLC	First Lien Secured Debt	S+410, 0.75% Floor	12/21/2028		$22,000	$16,269	$16,549	(11)(17)(26)
Claire's
Claire's Stores, Inc.	First Lien Secured Debt	S+660, 0.00% Floor	12/18/2026		11,957	11,802	11,000	(16)
Iconix Brand Group
IBG Borrower LLC	First Lien Secured Debt	S+615, 1.00% Floor	8/22/2029		42,269	41,305	41,424	(4)(9)(17)
		Total Textiles, Apparel & Luxury Goods				$69,376	$68,973

Transportation Infrastructure
Alliance Ground International
AGI-CFI Holdings, Inc.	First Lien Secured Debt	S+575, 0.75% Floor	6/11/2027		$17,306	$17,139	$17,306	(4)(17)
						17,139	17,306
Swissport
Radar Bidco S.a.r.l.	First Lien Secured Debt	E+725, 0.00% Floor	9/30/2027		€85,000	80,410	90,433	(3)(4)(8)(9) (22)
		Total Transportation Infrastructure				$97,549	$107,739

		Total Investments before Cash Equivalents				$4,794,979	$4,770,043	(2)(6)(25)
State Street Institutional US Government Money Market Fund						2	2	(7)
		Total Investments after Cash Equivalents				$4,794,981	$4,770,045

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2023

(In thousands, except share data)

Derivative Instrument	Company Receives	Company Pays	Maturity Date	Notional Amount	Footnote Reference
Interest rate swap (a)	4.02%	3-month SOFR	12/21/2025	$62,000	Note 5
Interest rate swap (a)	3.97%	3-month SOFR	1/19/2026	38,000	Note 5
Interest rate swap (a)	3.67%	3-month SOFR	12/21/2027	82,000	Note 5
Interest rate swap (a)	3.65%	3-month SOFR	1/19/2028	18,000	Note 5

(a) Bears interest at a rate determined by three-month SOFR. The interest rate locked two business days prior to settlement of the interest rate swaps. The three-month SOFR is 5.27% on June 30, 2023.

Derivative Instrument	Settlement Date	Notional amount to be purchased		Notional amount to be sold	Footnote Reference
Foreign currency forward contract	9/20/2023	₣	3,442	$3,078	Note 5
Foreign currency forward contract	9/20/2023		€2,976	$2,720	Note 5
Foreign currency forward contract	9/20/2023		£2,828	$2,226	Note 5

(1)
Fair value is determined in good faith by or under the direction of the Board of Trustees of the Company (See Note 2 to the consolidated financial statements).
(2)
Aggregate gross unrealized gain and loss for federal income tax purposes is $28,454 and $72,463, respectively. Net unrealized loss is $44,009 based on a tax cost of $4,812,886.
(3)
Par amount is denominated in USD unless otherwise noted, British Pound (“£”), Australian Dollar (“A$”), European Euro ("€"), Swedish Krona ("kr") and Swiss Franc ("₣").
(4)
These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board of Trustees (the “Board”) (see Note 2 and Note 4), pursuant to the Company’s valuation policy.
(5)
The negative fair value is the result of the commitment being valued below par.
(6)
All debt investments are income producing unless otherwise indicated.
(7)
This security is included in Cash and Cash Equivalents on the Consolidated Statements of Assets and Liabilities.
(8)
Investments that the Company has determined are not “qualifying assets” under Section 55(a) of the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The status of these assets under the 1940 Act is subject to change. The Company monitors the status of these assets on an ongoing basis. As of June 30, 2023, non-qualifying assets represented approximately 27.72% of the total assets of the Company.
(9)
These are co-investments made with the Company’s affiliates in accordance with the terms of the exemptive order the Company received from the Securities and Exchange Commission (the “SEC”) permitting us to do so (see to the consolidated financial statements for discussion of the exemptive order from the SEC).
(10)
These debt investments are not pledged as collateral under any of the Company's credit facilities (see Note 6). For other debt investments that are pledged to the Company's credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities.
(11)
The undrawn portion of these committed revolvers and delayed draw term loans includes a commitment and unused fee rate.

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2023

(In thousands, except share data)

(12)
Unless otherwise indicated, loan contains a variable rate structure, and may be subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by reference to either the London Interbank Offered Rate (“LIBOR” or “L”) (which can include one-, two-, three- or six-month LIBOR), the Secured Overnight Financing Rate ("SOFR" or "S") or an alternate base rate (which can include the Federal Funds Effective Rate or the Prime Rate), at the borrower’s option, and which reset periodically based on the terms of the loan agreement. The terms in the Consolidated Schedule of Investments disclose the actual interest rate in effect as of the reporting period, and may be subject to interest floors.
(13)
The interest rate on these loans is subject to 1 month LIBOR, which as of June 30, 2023 was 5.22%
(14)
The interest rate on these loans is subject to 3 months LIBOR, which as of June 30, 2023 was 5.55%
(15)
The interest rate on these loans is subject to SOFR, which as of June 30, 2023 was 5.09%
(16)
The interest rate on these loans is subject to 1 month SOFR, which as of June 30, 2023 was 5.14%
(17)
The interest rate on these loans is subject to 3 months SOFR, which as of June 30, 2023 was 5.27%
(18)
The interest rate on these loans is subject to 6 months SOFR, which as of June 30, 2023 was 5.39%
(19)
The interest rate on these loans is subject to SONIA, which as of June 30, 2023 was 4.93%
(20)
The interest rate on these loans is subject to 3 months BBSW, which as of June 30, 2023 was 4.35%
(21)
The interest rate on these loans is subject to 3 months EURIBOR, which as of June 30, 2023 was 3.58%
(22)
The interest rate on these loans is subject to 6 months EURIBOR, which as of June 30, 2023 was 3.90%
(23)
The interest rate on these loans is subject to Swiss Average Rate Overnight (SARON), which as of June 30, 2023 was 1.71%
(24)
The interest rate on these loans is subject to 6 months Stockholm Interbank Offered Rate (STIBOR), which as of June 30, 2023 was 4.08%
(25)
Unless otherwise indicated, all investments are non-controlled, non-affiliated investments. Non-controlled, non-affiliated investments are defined as investments in which the Company owns less than 5% of the portfolio company’s outstanding voting securities and does not have the power to exercise control over the management or policies of such portfolio company. As of June 30, 2023, all of the company's investments were non-controlled, non-affiliated.

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2023

(In thousands, except share data)

(26)
As of June 30, 2023, the Company had the following commitments to fund various revolving and delayed draw senior secured and subordinated loans, including commitments to issue letters of credit through a financial intermediary on behalf of certain portfolio companies. Such commitments are subject to the satisfaction of certain conditions set forth in the documents governing these loans and letters of credit and there can be no assurance that such conditions will be satisfied. See Note 7 to the consolidated financial statements for further information on revolving and delayed draw loan commitments, including commitments to issue letters of credit, related to certain portfolio companies.

Name of Issuer	Total revolving and delayed draw loan commitments	Less: funded commitments	Total unfunded commitments	Less: commitments substantially at discretion of the Company	Less: unavailable commitments due to borrowing base or other covenant restrictions	Total net adjusted unfunded revolving and delayed draw commitments
ABG Intermediate Holdings 2 LLC	$5,432	$—	$5,432	$—	$—	$5,432
Accelerate360 Holdings, LLC	26,908	(11,212)	15,696	—	—	15,696
Advarra Holdings, Inc.	16,576	—	16,576	—	—	16,576
Alera Group, Inc.	5,400	—	5,400	—	—	5,400
Altern Marketing, LLC	9,422	(4,579)	4,843	—	—	4,843
Anaplan, Inc.	9,073	—	9,073	—	—	9,073
Armstrong Bidco Limited*	2,223	—	2,223	—	—	2,223
Athena Bidco S.A.S.*	3,448	—	3,448	—	—	3,448
Athenahealth Group Inc.	5,459	—	5,459	—	—	5,459
Avalara, Inc.	13,636	—	13,636	—	—	13,636
AxiomSL Group, Inc.	2,000	—	2,000	—	—	2,000
Channelside AcquisitionCo, Inc. (fka Gruden Acquisition, Inc.)	6,545	—	6,545	—	—	6,545
CI (Quercus) Intermediate Holdings, LLC	3,486	—	3,486	—	—	3,486
CNSI Holdings, LLC	4,000	—	4,000	—	—	4,000
Coretrust Purchasing Group LLC (HPG Enterprises LLC)	9,474	—	9,474	—	—	9,474
Coupa Software Incorporated	8,716	—	8,716	—	—	8,716
CPI Buyer, LLC	3,346	—	3,346	—	—	3,346
Disco Parent, LLC	2,139	—	2,139	—	—	2,139
Eagle Purchaser, Inc.	9,474	(789)	8,684	—	5,526	3,158
ERC Topco Holdings, LLC	3,195	(905)	2,290	—	—	2,290
G Treasury SS LLC	11,429	—	11,429	—	—	11,429
Gateway US Holdings, Inc.	6,783	—	6,783	—	4,154	2,629
Heat Makes Sense Shared Services, LLC	1,617	—	1,617	—	—	1,617
Investment Company 24 Bidco Limited*	716	—	716	—	—	716
IQN Holding Corp.	14,434	(856)	13,579	—	—	13,579

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2023

(In thousands, except share data)

Name of Issuer	Total revolving and delayed draw loan commitments	Less: funded commitments	Total unfunded commitments	Less: commitments substantially at discretion of the Company	Less: unavailable commitments due to borrowing base or other covenant restrictions	Total net adjusted unfunded revolving and delayed draw commitments
IW Buyer LLC	3,146	(225)	2,921	—	—	2,921
Jazz AH Holdco, LLC	2,800	(320)	2,480	—	—	2,480
M&M OPCO, LLC	476	—	476	—	—	476
Mount Olympus Bidco Limited	2,230	—	2,230	—	—	2,230
Paisley Bidco Limited*	21,092	—	21,092	—	—	21,092
PARS Group LLC	952	—	952	—	—	952
Patriot Growth Insurance Services, LLC	2,311	—	2,311	—	—	2,311
Pavement Partners Interco, LLC	6,030	(1,737)	4,293	—	—	4,293
Ping Identity Holding Corp.	2,273	—	2,273	—	—	2,273
Planet US Buyer LLC	5,049	—	5,049	—	—	5,049
PPL Acquisition LLC	1,000	—	1,000	—	—	1,000
Relativity ODA LLC	2,500	—	2,500	—	—	2,500
Revlon Intermediate Holdings IV LLC	110,000	(31,138)	78,862	—	—	78,862
Roaring Fork III-B, LLC	21,871	—	21,871	—	—	21,871
RSC Acquisition Inc	2,622	—	2,622	—	—	2,622
Ruler Bidco S.A R.L.*	12,221	—	12,221	—	—	12,221
TerSera Therapeutics LLC	1,140	—	1,140	—	—	1,140
Treace Medical Concepts, Inc.	11,708	(200)	11,508	—	5,833	5,675
Trench Plate Rental Co.	4,545	(1,477)	3,068	—	—	3,068
TS Investors, LLC	2,216		2,216	—	—	2,216
TZ Buyer LLC	606	—	606	—	—	606
Ultimate Baked Goods Midco LLC	1,016	—	1,016	—	—	1,016
Yellow Castle AB*	5,683	—	5,683	—	—	5,683
Zendesk, Inc.	50,138	—	50,138	—	—	50,138
Total	$458,555	$(53,439)	$405,116	$—	$15,513	$389,603

* These investments are in a foreign currency and the total commitment has been converted to USD using the June 30, 2023 exchange rate.

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2023

(In thousands, except share data)

(27)
The following shows the composition of the Company’s portfolio at cost by investment type and industry as of June 30, 2023:

Industry	First Lien - Secured Debt	Second Lien - Secured Debt	Unsecured Debt	Preferred Equity	Common Equity	Total
Aerospace & Defense	$4,984	$—	$—	$—	$—	$4,984
Asset Backed Securities	27,441	—	—	—	—	27,441
Automobile Components	31,269	—	—	—	—	31,269
Biotechnology	43,252	—	—	—	—	43,252
Building Products	82,546	—	—	—	—	82,546
Capital Markets	37,048	—	—	—	—	37,048
Chemicals	98,029	—	—	—	—	98,029
Commercial Services & Supplies	337,150	—	—	—	50	337,200
Communications Equipment	18,564	39,612	—	—	—	58,176
Construction & Engineering	45,846	—	—	—	50	45,896
Consumer Finance	31,043	—	—	—	—	31,043
Consumer Staples Distribution & Retail	83,742	—	—	—	—	83,742
Containers & Packaging	49,337	—	—	—	—	49,337
Diversified Consumer Services	200,927	—	—	—	—	200,927
Diversified Telecommunication Services	3,994	—	—	—	—	3,994
Electric Utilities	29,045	—	—	—	—	29,045
Electrical Equipment	91,976	—	—	—	—	91,976
Entertainment	89,618	—	—	—	—	89,618
Financial Services	110,465	—	—	—	—	110,465
Financing	7,406	—	—	—	—	7,406
Ground Transportation	43,062	—	—	—	—	43,062
Health Care Equipment & Supplies	70,276	—	—	—	—	70,276
Health Care Providers & Services	599,987	—	—	100	—	600,087
Health Care Technology	80,938	—	—	—	—	80,938
Hotels, Restaurants & Leisure	127,746	—	—	—	—	127,746
Household Durables	9,703	—	—	—	50	9,753
Household Products	7,454	—	—	—	—	7,454
Insurance	377,927	—	—	—	—	377,927
IT Services	269,266	—	—	—	—	269,266
Leisure Products	4,959	—	—	—	—	4,959
Machinery	34,073	—	5,987	—	—	40,060
Media	247,734	—	9,442	—	—	257,176
Paper & Forest Products	3,595	—	—	—	—	3,595
Personal Care Products	178,478	—	—	—	50	178,528
Pharmaceuticals	74,662	—	—	—	—	74,662
Professional Services	28,583	—	—	—	—	28,583
Real Estate Management & Development	9,875	—	—	—	—	9,875
Semiconductors & Semiconductor Equipment	115,210	—	—	—	—	115,210
Software	775,228	—	—	—	—	775,228
Special Purpose Entity	7,425	—	—	—	—	7,425
Specialty Retail	9,830	—	53,634	—	—	63,464
Technology Hardware, Storage & Peripherals	19,386	—	—	—	—	19,386
Textiles, Apparel & Luxury Goods	69,376	—	—	—	—	69,376
Transportation Infrastructure	97,549	—	—	—	—	97,549
Total	$4,686,004	$39,612	$69,063	$100	$200	$4,794,979

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2023

(In thousands, except share data)

(28)
The following shows the composition of the Company’s portfolio at fair value by investment type, industry and region as of June 30, 2023:

Industry	First Lien - Secured Debt	Second Lien - Secured Debt	Unsecured Debt	Preferred Equity	Common Equity	Total	% of Net Assets
Aerospace & Defense	$4,984	$—	$—	$—	$—	$4,984	0.2%
Asset Backed Securities	26,733	—	—	—	—	26,733	1.0%
Automobile Components	31,138	—	—	—	—	31,138	1.2%
Biotechnology	42,841	—	—	—	—	42,841	1.6%
Building Products	80,183	—	—	—	—	80,183	3.0%
Capital Markets	36,265	—	—	—	—	36,265	1.4%
Chemicals	93,167	—	—	—	—	93,167	3.5%
Commercial Services & Supplies	335,707	—	—	—	58	335,765	12.8%
Communications Equipment	18,312	32,528	—	—	—	50,840	1.9%
Construction & Engineering	45,734	—	—	—	43	45,777	1.7%
Consumer Finance	31,116	—	—	—	—	31,116	1.2%
Consumer Staples Distribution & Retail	83,766	—	—	—	—	83,766	3.2%
Containers & Packaging	48,923	—	—	—	—	48,923	1.9%
Diversified Consumer Services	195,520	—	—	—	—	195,520	7.4%
Diversified Telecommunication Services	3,224	—	—	—	—	3,224	0.1%
Electric Utilities	29,032	—	—	—	—	29,032	1.1%
Electrical Equipment	91,333	—	—	—	—	91,333	3.5%
Entertainment	90,747	—	—	—	—	90,747	3.4%
Financial Services	111,090	—	—	—	—	111,090	4.2%
Financing	7,369	—	—	—	—	7,369	0.3%
Ground Transportation	42,900	—	—	—	—	42,900	1.6%
Health Care Equipment & Supplies	69,462	—	—	—	—	69,462	2.6%
Health Care Providers & Services	597,488	—	—	26	—	597,514	22.7%

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2023

(In thousands, except share data)

Industry	First Lien - Secured Debt	Second Lien - Secured Debt	Unsecured Debt	Preferred Equity	Common Equity	Total	% of Net Assets
Health Care Technology	80,027	—	—	—	—	80,027	3.0%
Hotels, Restaurants & Leisure	132,551	—	—	—	—	132,551	5.0%
Household Durables	9,727	—	—	—	52	9,779	0.4%
Household Products	7,133	—	—	—	—	7,133	0.3%
Insurance	379,327	—	—	—	—	379,327	14.4%
IT Services	271,564	—	—	—	—	271,564	10.3%
Leisure Products	4,982	—	—	—	—	4,982	0.2%
Machinery	34,014	—	5,663	—	—	39,677	1.5%
Media	245,256	—	8,562	—	—	253,818	9.6%
Paper & Forest Products	3,365	—	—	—	—	3,365	0.1%
Personal Care Products	186,216	—	—	—	72	186,288	7.1%
Pharmaceuticals	66,289	—	—	—	—	66,289	2.5%
Professional Services	28,036	—	—	—	—	28,036	1.1%
Real Estate Management & Development	9,778	—	—	—	—	9,778	0.4%
Semiconductors & Semiconductor Equipment	115,200	—	—	—	—	115,200	4.4%
Software	773,155	—	—	—	—	773,155	29.3%
Special Purpose Entity	7,351	—	—	—	—	7,351	0.3%
Specialty Retail	9,823	—	44,899	—	—	54,722	2.1%
Technology Hardware, Storage & Peripherals	20,600	—	—	—	—	20,600	0.8%
Textiles, Apparel & Luxury Goods	68,973	—	—	—	—	68,973	2.6%
Transportation Infrastructure	107,739	—	—	—	—	107,739	4.1%
Total	$4,678,140	$32,528	$59,124	$26	$225	$4,770,043	181.0%
% of Net Assets	177.6%	1.2%	2.2%	0.0%	0.0%	181.0%

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2023

(In thousands, except share data)

Industry Classification	Percentage of Total Investments (at Fair Value) as of June 30, 2023
Software	16.2%
Health Care Providers & Services	12.5%
Insurance	7.9%
Commercial Services & Supplies	7.0%
IT Services	5.7%
Media	5.3%
Diversified Consumer Services	4.1%
Personal Care Products	3.9%
Hotels, Restaurants & Leisure	2.8%
Semiconductors & Semiconductor Equipment	2.4%
Financial Services	2.3%
Transportation Infrastructure	2.2%
Chemicals	1.9%
Electrical Equipment	1.9%
Entertainment	1.9%
Consumer Staples Distribution & Retail	1.8%
Building Products	1.7%
Health Care Technology	1.7%
Health Care Equipment & Supplies	1.5%
Textiles, Apparel & Luxury Goods	1.5%
Pharmaceuticals	1.4%
Specialty Retail	1.1%
Communications Equipment	1.0%
Containers & Packaging	1.0%
Construction & Engineering	1.0%
Ground Transportation	0.9%
Biotechnology	0.9%
Machinery	0.8%
Capital Markets	0.8%
Automobile Components	0.7%
Consumer Finance	0.7%
Electric Utilities	0.6%
Professional Services	0.6%
Asset Backed Securities	0.6%
Technology Hardware, Storage & Peripherals	0.4%
Household Durables	0.2%
Real Estate Management & Development	0.2%
Financing	0.2%
Special Purpose Entity	0.2%
Household Products	0.1%
Aerospace & Defense	0.1%
Leisure Products	0.1%
Paper & Forest Products	0.1%
Diversified Telecommunication Services	0.1%
100.0%

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2023

(In thousands, except share data)

Geographic Region	June 30, 2023
United States	80.7%
Europe	10.3%
United Kingdom	6.2%
Australia	2.4%
Canada	0.2%
Asia	0.2%

See notes to consolidated financial statements

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2022

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (27)	Fair Value (1)(28)
Aerospace & Defense
MRO Holdings, Inc.
MRO Holdings, Inc.	First Lien Secured Debt	L+625, 0.50% Floor	12/18/2028	$5,000	$5,000	$4,975	(4)(8)(14)
Vertex Aerospace Services Corp.
Vertex Aerospace Services Corp.	First Lien Secured Debt	L+350, 0.75% Floor	12/6/2028	6,605	6,620	6,499	(14)
		Total Aerospace & Defense			$11,620	$11,474

Asset Backed Securities
Roaring Fork III-B, LLC
Roaring Fork III-B, LLC	First Lien Secured Debt	S+540, 0.00% Floor	7/16/2026	$48,000	$25,721	$25,241	(4)(8)(9) (11)(17)(26)
	First Lien Secured Debt	S+525, 0.00% Floor	7/16/2026	2,000	2,000	1,963	(4)(8)(9) (17)
		Total Asset Backed Securities			$27,721	$27,204

Auto Components
Mavis Tire Express Services
Mavis Tire Express Services Corp.	First Lien Secured Debt	S+400, 0.75% Floor	5/4/2028	$30,613	$30,617	$29,261	(17)
Truck Hero, Inc.
RealTruck Group, Inc.	First Lien Secured Debt	L+375, 0.75% Floor	1/31/2028	25,243	25,065	21,772	(14)
		Total Auto Components			$55,682	$51,033

Biotechnology
Azurity Pharmaceuticals, Inc.
Azurity Pharmaceuticals, Inc.	First Lien Secured Debt	L+600, 0.75% Floor	9/20/2027	$37,962	$37,036	$36,546	(4)(14)
		Total Biotechnology			$37,036	$36,546

Building Products
Cornerstone Building Brands
Cornerstone Building Brands, Inc.	First Lien Secured Debt	S+563, 0.50% Floor	8/1/2028	$56,525	$55,949	$53,557	(17)
Oldcastle Building
Oscar Acquisitionco, LLC	First Lien Secured Debt	S+450, 0.50% Floor	4/29/2029	15,960	15,440	15,157	(17)
US LBM
LBM Acquisition, LLC	First Lien Secured Debt	L+375, 0.75% Floor	12/17/2027	43,388	43,018	37,856	(14)
		Total Building Products			$114,407	$106,570

Capital Markets
Arrowhead Engineered Products Inc.
Arrowhead Holdco Company	First Lien Secured Debt	S+450, 0.75% Floor	8/31/2028	$9,925	$9,925	$9,677	(4)(17)
Edelman Financial Services
The Edelman Financial Engines Centre, LLC	First Lien Secured Debt	L+350, 0.75% Floor	4/7/2028	33,756	33,736	31,520	(14)
		Total Capital Markets			$43,661	$41,197

Chemicals
AOC
LSF11 A5 HoldCo LLC	First Lien Secured Debt	S+350, 0.50% Floor	10/15/2028	$20,852	$20,858	$20,192	(17)

Heubach
SK Neptune Husky Group Sarl	First Lien Secured Debt	S+500, 0.50% Floor	1/3/2029	9,540	9,491	7,620	(8)(17)

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2022

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (27)	Fair Value (1)(28)
Solenis
Olympus Water US Holding Corporation	First Lien Secured Debt	S+450, 0.50% Floor	11/9/2028	13,476	13,277	13,106	(10)(14)
	First Lien Secured Debt	L+375, 0.50% Floor	11/9/2028	13,144	12,937	12,654	(17)
	First Lien Secured Debt - Corporate Bond	7.13%	10/1/2027	3,000	2,972	2,871
					29,186	28,631
W.R. Grace Holdings LLC
W.R. Grace Holdings LLC	First Lien Secured Debt	L+375, 0.50% Floor	9/22/2028	5,982	5,978	5,881	(14)
		Total Chemicals			$65,513	$62,324

Commercial Services & Supplies
Allied Universal
Allied Universal Holdco LLC	First Lien Secured Debt	S+375, 0.50% Floor	5/12/2028	$15,783	$15,260	$15,019	(16)
Beeline
IQN Holding Corp.	First Lien Secured Debt	S+525, 0.75% Floor	5/2/2029	61,877	61,301	60,318	(4)(17)
	First Lien Secured Debt	S+550, 0.75% Floor	5/2/2029	12,834	962	646	(4)(11)(17) (26)
	First Lien Secured Debt - Revolver	S+550, 0.75% Floor	5/2/2028	5,134	(46)	(128)	(4)(5)(11) (26)
					62,217	60,836
Calypso
AxiomSL Group, Inc.	First Lien Secured Debt	L+575, 1.00% Floor	12/3/2027	14,599	14,241	14,599	(4)(14)
	First Lien Secured Debt	L+600, 1.00% Floor	12/3/2027	956	(12)	—	(4)(11)(26)
	First Lien Secured Debt - Revolver	L+600, 1.00% Floor	12/3/2025	1,043	(32)	(10)	(4)(5)(11) (26)
					14,197	14,589
Garda World Security Corporation
Garda World Security Corporation	First Lien Secured Debt	L+425, 0.00% Floor	10/30/2026	24,543	24,512	23,950	(8)(14)
	First Lien Secured Debt	S+425, 0.00% Floor	2/1/2029	10,430	10,336	10,078	(8)(17)
					34,848	34,028
HKA
Mount Olympus Bidco Limited	First Lien Secured Debt	S+575, 0.50% Floor	8/9/2029	18,465	17,233	17,173	(4)(8)(9) (18)(26)
LABL, Inc.
LABL, Inc.	First Lien Secured Debt	L+500, 0.50% Floor	10/29/2028	33,640	33,794	32,042	(14)
Liberty Tire Recycling
LTR Intermediate Holdings, Inc.	First Lien Secured Debt	L+450, 1.00% Floor	5/5/2028	9,122	9,076	8,324	(14)
Profile Products LLC
Profile Products LLC	First Lien Secured Debt	L+550, 0.75% Floor	11/12/2027	4,963	4,963	4,963	(4)(14)
Public Partnerships, LLC
PPL Acquisition LLC	First Lien Secured Debt	S+625, 0.75% Floor	7/1/2028	8,836	8,621	8,659	(4)(9)(17)
	First Lien Secured Debt - Revolver	S+625, 0.75% Floor	7/1/2028	1,000	(18)	(20)	(4)(5)(9) (11)(26)
PPL Equity LP	Preferred Equity - Preferred Stocks	N/A	N/A	50,000 Shares	50	50	(4)(9)
	Preferred Equity - Equity Unit	N/A	N/A	50,000 Shares	50	6	(4)(9)
					8,703	8,695
R. R. Donnelley
R. R. Donnelley & Sons Company	First Lien Secured Debt	S+625, 0.50% Floor	11/1/2026	168,271	166,842	165,747	(4)(9)(17)

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2022

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (27)	Fair Value (1)(28)
SAVATREE
CI (Quercus) Intermediate Holdings, LLC	First Lien Secured Debt	L+525, 0.75% Floor	10/12/2028	17,576	15,883	15,814	(4)(11)(14) (26)
	First Lien Secured Debt - Revolver	L+550, 0.75% Floor	10/12/2028	2,273	(49)	(43)	(4)(5)(11) (26)
					15,834	15,771
Tranzonic
TZ Buyer LLC	First Lien Secured Debt	S+600, 0.75% Floor	8/14/2028	9,325	7,336	7,324	(4)(9)(17) (26)
	First Lien Secured Debt - Revolver	S+600, 0.75% Floor	8/14/2028	606	(14)	(15)	(4)(5)(9) (11)(26)
TZ Parent LLC	Common Equity - Equity Unit	N/A	N/A	50 Shares	50	50	(4)(9)
					7,372	7,359
TravelCenters of America Inc
TravelCenters of America Inc	First Lien Secured Debt	L+600, 1.00% Floor	12/14/2027	19,600	19,779	19,796	(4)(8)(14)
United Site Services
PECF USS Intermediate Holding III Corporation	First Lien Secured Debt	L+425, 0.50% Floor	12/15/2028	25,245	25,336	21,101	(14)
Version 1
Investment Company 24 Bidco Limited	First Lien Secured Debt	SONIA+575, 0.00% Floor	7/11/2029	£6,559	7,615	7,692	(3)(4)(8) (9)(19)
	First Lien Secured Debt	E+575, 0.00% Floor	7/11/2029	€5,406	3,920	4,140	(3)(4)(8) (9)(22)(26)
					11,535	11,832
		Total Commercial Services & Supplies			$446,989	$437,275

Communications Equipment
Mitel Networks
MLN US Holdco LLC	First Lien Secured Debt	S+670, 1.00% Floor	10/18/2027	$38,156	$39,744	$33,673	(4)(8)(16)
	First Lien Secured Debt	S+644, 1.00% Floor	10/18/2027	6,395	6,163	6,158	(4)(8)(17)
					45,907	39,831
Ufinet
Zacapa S.a r.l.	First Lien Secured Debt	S+425, 0.50% Floor	3/22/2029	20,844	20,761	20,076	(8)(18)
		Total Communications Equipment			$66,668	$59,907

Construction & Engineering
Trench Plate Rental Co.
Trench Plate Rental Co.	First Lien Secured Debt	S+550, 1.00% Floor	12/3/2026	$45,227	$44,574	$44,549	(4)(9)(17)
	First Lien Secured Debt - Revolver	S+550, 1.00% Floor	12/3/2026	4,545	1,146	1,136	(4)(9)(11) (17)(26)
Trench Safety Solutions Holdings, LLC	Common Equity - Equity Unit	N/A	N/A	331 Shares	50	51	(4)(9)
		Total Construction & Engineering			$45,770	$45,736

Consumer Finance
American Express GBT
GBT Group Services B.V.	First Lien Secured Debt	L+650, 1.00% Floor	12/2/2026	$25,000	$25,231	$24,906	(8)(14)
		Total Consumer Finance			$25,231	$24,906

Containers & Packaging
Berlin Packaging L.L.C.
Berlin Packaging L.L.C.	First Lien Secured Debt	L+375, 0.50% Floor	3/11/2028	$34,648	$34,646	$33,403	(14)
BOX Partners
Bp Purchaser LLC	First Lien Secured Debt	L+550, 0.75% Floor	12/11/2028	7,444	7,444	7,444	(4)(14)

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2022

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (27)	Fair Value (1)(28)
Tekni-Plex
Trident TPI Holdings, Inc.	First Lien Secured Debt	L+400, 0.50% Floor	9/15/2028	35,907	35,951	34,576	(14)
		Total Containers & Packaging			$78,041	$75,423

Diversified Consumer Services
2U
2U, Inc.	First Lien Secured Debt	L+575, 0.75% Floor	12/30/2024	$24,625	$24,226	$24,502	(4)(8)(14)
Houghton Mifflin
Houghton Mifflin Harcourt Company	First Lien Secured Debt	S+525, 0.50% Floor	4/9/2029	49,882	47,586	47,575	(17)
		Total Diversified Consumer Services			$71,812	$72,077

Diversified Financial Services
Acuity
Trident Bidco Limited	First Lien Secured Debt	S+525, 0.00% Floor	6/7/2029	$61,619	$60,358	$60,079	(4)(8)(9)
Apex Group Treasury LLC
Apex Group Treasury LLC	First Lien Secured Debt	S+500, 0.50% Floor	7/27/2028	12,500	11,751	12,188	(8)(16)
		Total Diversified Financial Services			$72,109	$72,267

Diversified Telecommunication Services
ORBCOMM, Inc.
ORBCOMM, Inc.	First Lien Secured Debt	L+425, 0.75% Floor	9/1/2028	$4,005	$4,015	$3,441	(14)
		Total Diversified Telecommunication Services			$4,015	$3,441

Electric Utilities
Congruex Group LLC
Congruex Group LLC	First Lien Secured Debt	S+575, 0.75% Floor	5/3/2029	$29,850	$29,152	$29,178	(4)(9)(17)
		Total Electric Utilities			$29,152	$29,178

Electrical Equipment
Antylia Scientific
CPI Buyer, LLC	First Lien Secured Debt	L+550, 0.75% Floor	11/1/2028	$41,407	$33,342	$32,928	(4)(14)(26)
	First Lien Secured Debt - Revolver	L+550, 0.75% Floor	10/30/2026	3,346	—	(33)	(4)(5)(11) (26)
		Total Electrical Equipment			$33,342	$32,895

Entertainment
Chernin Entertainment
Jewel Purchaser, Inc.	First Lien Secured Debt	S+550, 0.50% Floor	7/1/2027	$92,831	$90,636	$91,439	(4)(9)(17)
		Total Entertainment			$90,636	$91,439

Equity Real Estate Investment Trusts (REITs)
Oak View Group
OVG Business Services, LLC	First Lien Secured Debt	L+625, 1.00% Floor	11/20/2028	$7,444	$7,444	$7,332	(4)(14)
		Total Equity Real Estate Investment Trusts (REITs)			$7,444	$7,332

Financing
Transportation Insight
TI Intermediate Holdings, LLC	First Lien Secured Debt	L+425, 1.00% Floor	12/18/2024	$7,443	$7,443	$7,369	(4)(14)
		Total Financing			$7,443	$7,369

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2022

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (27)	Fair Value (1)(28)
Food & Staples Retailing
Rise and Brill
Ultimate Baked Goods Midco LLC	First Lien Secured Debt	L+650, 1.00% Floor	8/13/2027	$8,300	$8,062	$8,019	(4)(9)(14)
	First Lien Secured Debt - Revolver	L+650, 1.00% Floor	8/13/2027	1,016	226	232	(4)(9)(11) (14)(26)
		Total Food & Staples Retailing			$8,288	$8,251

Food Products
Tate & Lyle
Primary Products Finance LLC	First Lien Secured Debt	S+400, 0.50% Floor	4/1/2029	$11,008	$11,018	$10,853	(17)
		Total Food Products			$11,018	$10,853

Health Care Equipment & Supplies
Embecta Corp.
Embecta Corp.	First Lien Secured Debt - Corporate Bond	5.00%	2/15/2030	$7,500	$6,860	$6,319
Treace Medical Concepts, Inc.
Treace Medical Concepts, Inc.	First Lien Secured Debt	S+600, 1.00% Floor	4/1/2027	17,500	7,259	7,028	(4)(8)(9) (16)(26)
	First Lien Secured Debt - Revolver	S+400, 1.00% Floor	4/1/2027	1,500	200	178	(4)(8)(9) (11)(16)(26)
					7,459	7,206
		Total Health Care Equipment & Supplies			$14,319	$13,525

Health Care Providers & Services
Advarra Holdings, Inc.
Advarra Holdings, Inc.	First Lien Secured Debt	S+575, 0.75% Floor	8/24/2029	$200,000	$180,135	$180,424	(4)(9)(11) (17)(26)
Affordable Care
ACI Group Holdings, Inc.	First Lien Secured Debt	L+450, 0.75% Floor	8/2/2028	4,962	4,962	4,863	(4)(14)
Athenahealth
Athenahealth Group Inc.	First Lien Secured Debt	S+350, 0.50% Floor	2/15/2029	50,532	43,660	40,215	(11)(17) (26)
CoreTrust
Coretrust Purchasing Group LLC	First Lien Secured Debt	S+675, 0.75% Floor	10/1/2029	32,526	31,575	31,551	(4)(17)
	First Lien Secured Debt	S+675, 0.75% Floor	9/30/2029	4,737	(69)	(142)	(4)(5)(11) (26)
	First Lien Secured Debt - Revolver	S+675, 0.75% Floor	9/30/2029	4,737	(137)	(142)	(4)(5)(11) (26)
					31,369	31,267
Dental Care Alliance
DCA Investment Holding LLC	First Lien Secured Debt	S+600, 0.75% Floor	4/3/2028	2,479	2,479	2,479	(4)(17)
Eating Recovery Center
ERC Topco Holdings, LLC	First Lien Secured Debt	L+550, 0.75% Floor	11/10/2028	40,250	35,297	34,089	(4)(11)(14) (26)
	First Lien Secured Debt - Revolver	L+550, 0.75% Floor	11/10/2027	3,195	1,970	1,843	(4)(11)(14) (26)
					37,267	35,932
Gateway US Holdings, Inc.
Gateway US Holdings, Inc.	First Lien Secured Debt	S+650, 0.75% Floor	9/22/2026	89,227	84,784	84,289	(4)(11)(17) (26)
	First Lien Secured Debt	S+550, 0.75% Floor	9/22/2026	3,402	2,824	2,797	(4)(11)(17) (26)
	First Lien Secured Debt - Revolver	S+650, 0.75% Floor	9/22/2026	2,629	1,427	1,407	(4)(11)(17) (26)
					89,035	88,493

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2022

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (27)	Fair Value (1)(28)
Medical Solutions Holdings, Inc.
Medical Solutions Holdings, Inc.	First Lien Secured Debt	L+350, 0.50% Floor	11/1/2028	8,906	8,917	8,372	(14)
Practice Plus Group
Practice Plus Group Bidco Limited / Practice Plus Group Holdings Limited	First Lien Secured Debt	SONIA+650, 0.50% Floor	11/18/2029	£10,000	11,562	11,757	(3)(4)(8) (9)(19)
Smile Brands Inc.
Smile Brands Inc.	First Lien Secured Debt	L+475, 1.00% Floor	10/12/2024	7,443	7,443	7,332	(4)(14)
Thrive Pet Healthcare
Pathway Vet Alliance LLC	First Lien Secured Debt	L+375, 0.00% Floor	3/31/2027	29,207	29,163	24,643	(14)
Tivity Health, Inc.
Tivity Health, Inc.	First Lien Secured Debt	S+600, 0.75% Floor	6/28/2029	114,713	113,066	112,992	(4)(9)(17)
		Total Health Care Providers & Services			$559,058	$548,769

Health Care Technology
eResearchTechnology, Inc.
eResearchTechnology, Inc.	First Lien Secured Debt	L+450, 1.00% Floor	2/4/2027	$29,636	$29,103	$26,242	(14)
Wellsky
Project Ruby Ultimate Parent Corp.	First Lien Secured Debt	S+575, 0.75% Floor	3/10/2028	53,366	51,851	51,365	(4)(17)
		Total Health Care Technology			$80,954	$77,607

Hotels, Restaurants & Leisure
Fertitta Entertainment LLC/NV
Fertitta Entertainment LLC/NV	First Lien Secured Debt	S+400, 0.50% Floor	1/27/2029	$18,168	$18,233	$17,313	(17)
PARS Group LLC
PARS Group LLC	First Lien Secured Debt	S+675, 1.50% Floor	4/3/2028	10,000	8,916	8,898	(4)(9)(16) (26)
		Total Hotels, Restaurants & Leisure			$27,149	$26,211

Household Durables
Ergotron
Ergotron Acquisition, LLC	First Lien Secured Debt	S+575, 0.75% Floor	7/6/2028	$9,925	$9,739	$9,727	(4)(17)
Ergotron Investments, LLC	Common Equity - Equity Unit	N/A	N/A	500 Shares	50	54	(4)
		Total Household Durables			$9,789	$9,781

Household Products
Advantice Health
Jazz AH Holdco, LLC	First Lien Secured Debt	S+500, 0.75% Floor	4/3/2028	$9,182	$7,182	$6,901	(4)(11)(17) (26)
	First Lien Secured Debt - Revolver	S+500, 0.75% Floor	4/3/2028	800	286	275	(4)(11)(17) (26)
					7,468	7,176
Vita Global
Vita Global FinCo Limited	First Lien Secured Debt	SONIA+700, 0.00% Floor	7/6/2027	£17,857	24,170	21,049	(3)(4)(8) (19)
		Total Household Products			$31,638	$28,225

Insurance
Alera Group, Inc.
Alera Group, Inc.	First Lien Secured Debt	S+650, 0.75% Floor	10/2/2028	$39,929	$27,438	$27,449	(4)(9)(11) (17)(26)
	First Lien Secured Debt	S+600, 0.75% Floor	10/2/2028	16,605	16,213	16,275	(4)(9)
					43,651	43,724

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2022

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (27)	Fair Value (1)(28)
Asurion
Asurion, LLC	First Lien Secured Debt	L+325, 0.00% Floor	12/23/2026	15,394	15,311	13,773	(14)
	First Lien Secured Debt	L+325, 0.00% Floor	7/31/2027	11,136	11,124	9,751	(14)
					26,435	23,524

Howden Group
Hyperion Refinance Sarl	First Lien Secured Debt	S+525, 0.75% Floor	11/12/2027	103,000	29,435	29,417	(4)(8)(17) (26)
Patriot Growth Insurance Services, LLC
Patriot Growth Insurance Services, LLC	First Lien Secured Debt	L+550, 0.75% Floor	10/16/2028	32,469	32,469	32,469	(4)(14)
	First Lien Secured Debt - Revolver	L+550, 0.75% Floor	10/16/2028	2,311	—	—	(4)(11)(26)
					32,469	32,469
Risk Strategies
RSC Acquisition Inc	First Lien Secured Debt	S+550, 0.75% Floor	10/30/2026	26,982	7,725	7,611	(4)(11)(17) (26)
		Total Insurance			$139,715	$136,745

Internet & Direct Marketing Retail
Delivery Hero
Delivery Hero Finco Germany GmbH	First Lien Secured Debt	E+575, 0.00% Floor	8/12/2027	€79,000	$81,919	$82,451	(3)(4)(8) (9)(21)
Delivery Hero SE	First Lien Secured Debt	S+575, 0.50% Floor	8/12/2027	17,870	17,514	17,289	(8)(9)(17)
					99,433	99,740
Stamps.com
Auctane, Inc.	First Lien Secured Debt	L+575, 0.75% Floor	10/5/2028	32,256	31,712	32,256	(4)(9)(14)
		Total Internet & Direct Marketing Retail			$131,145	$131,996

IT Services
Anaplan, Inc.
Anaplan, Inc.	First Lien Secured Debt	S+650, 0.75% Floor	6/21/2029	$146,692	$143,914	$143,758	(4)(17)
	First Lien Secured Debt - Revolver	S+650, 0.75% Floor	6/21/2028	9,073	(166)	(181)	(4)(5)(11) (26)
					143,748	143,577
Genesys Cloud
Greeneden U.S. Holdings II, LLC	First Lien Secured Debt	L+400, 0.75% Floor	12/1/2027	40,351	40,240	38,813	(14)
Peraton Corp.
Peraton Corp.	First Lien Secured Debt	L+375, 0.75% Floor	2/1/2028	32,599	32,573	31,852	(14)
Virtusa
Virtusa Corporation	First Lien Secured Debt	S+375, 0.75% Floor	2/15/2029	18,547	18,385	17,968	(17)
		Total IT Services			$234,946	$232,210

Machinery
Charter Next Generation, Inc.
Charter Next Generation, Inc.	First Lien Secured Debt	L+375, 0.75% Floor	12/1/2027	$14,888	$14,898	$14,486	(14)
Pro Mach Group, Inc.
Pro Mach Group, Inc.	First Lien Secured Debt	L+400, 1.00% Floor	8/31/2028	31,241	31,223	30,450	(14)
	First Lien Secured Debt	S+500, 0.50% Floor	8/31/2028	2,514	2,388	2,438	(16)
					33,611	32,888

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2022

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)		Cost (27)	Fair Value (1)(28)
Safe Fleet Holdings LLC
Safe Fleet Holdings LLC	First Lien Secured Debt	S+500, 0.50% Floor	2/23/2029		6,468	6,280	6,370	(17)
SPX Flow, Inc.
SPX Flow, Inc.	First Lien Secured Debt	S+450, 0.50% Floor	4/5/2029		9,956	9,398	9,301	(17)
	Unsecured Debt - Corporate Bond	8.75%	4/1/2030		6,255	5,973	4,941
						15,371	14,242
		Total Machinery				$70,160	$67,986

Media
Advantage Sales
Advantage Sales & Marketing Inc.	First Lien Secured Debt	L+450, 0.75% Floor	10/28/2027		$29,983	$30,059	$24,886	(8)(14)
American Media
Accelerate360 Holdings, LLC	First Lien Secured Debt	S+550, 1.00% Floor	2/11/2027		75,777	75,777	75,398	(4)(9)(17)
	First Lien Secured Debt - Revolver	S+550, 1.00% Floor	2/11/2027		26,908	15,696	15,562	(4)(9)(11) (17)(26)
						91,473	90,960
Associations Inc.
Associations Inc.	First Lien Secured Debt	S+400 Cash plus 2.50% PIK	7/2/2027		15,225	15,087	15,073	(4)(16)(17)
	First Lien Secured Debt	S+625 Cash plus 2.50% PIK	7/2/2027		979	970	969	(4)(16)
						16,057	16,042
Charter Communications
CCO Holdings LLC / CCO Holdings Capital Corp	Unsecured Debt - Corporate Bond	4.75%	2/1/2032		10,500	9,396	8,536
Gannett Co., Inc.
Gannett Holdings, LLC	First Lien Secured Debt	L+500, 0.50% Floor	10/15/2026		64,185	63,981	63,703	(8)(13)
	First Lien Secured Debt - Corporate Bond	6.00%	11/1/2026		16,000	12,526	13,157	(8)
						76,507	76,860
Material Holdings, LLC
Material Holdings, LLC	First Lien Secured Debt	S+600, 0.75% Floor	8/19/2027		7,443	7,443	7,295	(4)(16)
McGraw Hill
McGraw-Hill Education, Inc.	First Lien Secured Debt	L+475, 0.50% Floor	7/28/2028		49,874	48,645	47,068	(14)
		Total Media				$279,580	$271,647

Paper & Forest Products
Ahlstrom-Munksjö
Ahlstrom-Munksjo Holding 3 Oy	First Lien Secured Debt	L+375, 0.75% Floor	2/4/2028		$22,459	$22,448	$21,561	(8)(14)
		Total Paper & Forest Products				$22,448	$21,561

Personal Products
Greencross
Vermont Aus Pty Ltd	First Lien Secured Debt	S+550, 0.75% Floor	3/23/2028		$103,039	$100,728	$98,917	(4)(8)(9) (17)
	First Lien Secured Debt	BBSW+575, 0.75% Floor	3/23/2028	A$	9,925	7,196	6,521	(3)(4)(8) (9)(20)
						107,924	105,438

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2022

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (27)	Fair Value (1)(28)
Heat Makes Sense
Heat Makes Sense Shared Services, LLC	First Lien Secured Debt	S+550, 0.75% Floor	7/1/2029	8,313	8,151	8,146	(4)(9)(17)
	First Lien Secured Debt - Revolver	S+550, 0.75% Floor	7/1/2028	1,617	293	291	(4)(9)(11) (17)(26)
Ishtar Co-Invest-B LP	Common Equity - Stock	N/A	N/A	38,889 Shares	39	39	(4)(9)
Oshun Co-Invest-B LP	Common Equity - Stock	N/A	N/A	11,111 Shares	11	11	(4)(9)
					8,494	8,487
VFS Global
Speed Midco 3 S.A R.L.	First Lien Secured Debt	E+700, 0.00% Floor	5/16/2029	€111,776	114,128	118,155	(3)(4)(8) (9)(22)
	First Lien Secured Debt	SONIA+750, 0.00% Floor	5/16/2029	£22,059	26,523	26,269	(3)(4)(8) (9)(19)
					140,651	144,424
		Total Personal Products			$257,069	$258,349

Pharmaceuticals
Bausch Health
Bausch Health Companies Inc.	First Lien Secured Debt	S+525, 0.50% Floor	2/1/2027	$41,928	$40,167	$32,424	(8)(17)
Galderma
Sunshine Luxembourg VII SARL	First Lien Secured Debt	L+375, 0.75% Floor	10/1/2026	16,502	16,111	15,835	(8)(15)
KEPRO
CNSI Holdings, LLC	First Lien Secured Debt	S+650, 0.50% Floor	12/17/2028	36,000	34,753	34,740	(4)(9)(17)
	First Lien Secured Debt - Revolver	S+650, 0.50% Floor	12/17/2027	4,000	(138)	(140)	(4)(5)(9) (11)(26)
					34,615	34,600
Pacira Biosciences, Inc.
Pacira Biosciences, Inc.	First Lien Secured Debt	S+700, 0.75% Floor	12/7/2026	2,500	2,438	2,468	(8)(10)(17)
		Total Pharmaceuticals			$93,331	$85,327

Professional Services
Kroll
Deerfield Dakota Holding, LLC	First Lien Secured Debt	S+375, 1.00% Floor	4/9/2027	$27,307	$27,323	$25,549	(17)
		Total Professional Services			$27,323	$25,549

Real Estate Management & Development
3Phase Elevator
Polyphase Elevator Holding Company	First Lien Secured Debt	S+550, 1.00% Floor	6/23/2027	$3,474	$3,474	$3,474	(4)(16)
Pritchard Industries, LLC
Pritchard Industries, LLC	First Lien Secured Debt	S+550, 0.75% Floor	10/13/2027	6,451	6,451	6,290	(4)(18)
WeWork Companies LLC
WeWork Companies LLC	First Lien Secured Debt	S+650, 0.75% Floor	11/30/2023	100,000	99,554	99,500	(4)(8)(17)
		Total Real Estate Management & Development			$109,479	$109,264

Road & Rail
PODS, LLC
PODS, LLC	First Lien Secured Debt	L+300, 0.75% Floor	3/31/2028	$10,596	$10,606	$10,027	(14)
		Total Road & Rail			$10,606	$10,027

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2022

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)	Cost (27)	Fair Value (1)(28)
Software
Access Group
Armstrong Bidco Limited	First Lien Secured Debt	SONIA+525, 0.00% Floor	6/28/2029	£42,000	$46,163	$46,116	(3)(4)(8) (11)(19)(26)
Avalara, Inc.
Avalara, Inc.	First Lien Secured Debt	S+725, 0.75% Floor	10/19/2028	136,364	133,037	132,955	(4)(17)
	First Lien Secured Debt - Revolver	S+725, 0.75% Floor	10/19/2028	13,636	(330)	(341)	(4)(5)(11) (26)
					132,707	132,614
BMC Software
Boxer Parent Company Inc.	First Lien Secured Debt	L+375, 0.00% Floor	10/2/2025	26,263	26,270	25,204	(14)
DigiCert
Dcert Buyer, Inc.	First Lien Secured Debt	S+400, 0.00% Floor	10/16/2026	36,757	36,731	35,540	(16)
Flexera Software LLC
Flexera Software LLC	First Lien Secured Debt	L+375, 0.75% Floor	3/3/2028	30,488	30,533	29,326	(14)
Imperva, Inc.
Imperva, Inc.	First Lien Secured Debt	L+400, 1.00% Floor	1/12/2026	47,786	47,776	39,304	(14)
Infoblox
Delta Topco, Inc.	First Lien Secured Debt	S+375, 0.75% Floor	12/1/2027	29,068	29,041	26,888	(17)
Medallia
Medallia, Inc.	First Lien Secured Debt	L+600 Cash plus 0.75% PIK	10/29/2028	36,423	35,651	36,241	(4)(9)(14)
Ping Identity
Ping Identity Holding Corp.	First Lien Secured Debt	S+700, 0.75% Floor	10/17/2029	22,727	22,171	22,159	(4)(16)
	First Lien Secured Debt - Revolver	S+700, 0.75% Floor	10/17/2028	2,273	(55)	(57)	(4)(5)(11) (26)
					22,116	22,102
Relativity ODA LLC
Relativity ODA LLC	First Lien Secured Debt	L+650 Cash plus 1.00% PIK	5/12/2027	28,631	27,646	27,486	(4)(14)
	First Lien Secured Debt - Revolver	L+650 Cash plus 1.00% PIK	5/12/2027	2,500	(58)	(100)	(4)(5)(11) (26)
					27,588	27,386
Solera, LLC
Polaris Newco, LLC	First Lien Secured Debt	L+400, 0.50% Floor	6/2/2028	49,944	50,010	45,730	(14)
Sovos Compliance, LLC
Sovos Compliance, LLC	First Lien Secured Debt	L+450, 0.50% Floor	8/11/2028	5,187	5,179	4,792	(14)
Tibco Software Inc.
TIBCO Software Inc.	First Lien Secured Debt	S+450, 0.50% Floor	9/29/2028	50,000	43,500	44,625	(17)
	First Lien Secured Debt	S+450, 0.50% Floor	3/30/2029	28,179	25,672	25,229	(17)
					69,172	69,854
Zendesk, Inc.
Zendesk, Inc.	First Lien Secured Debt	S+650, 0.75% Floor	11/22/2028	207,880	162,616	162,562	(4)(9)(17) (26)
	First Lien Secured Debt - Revolver	S+650, 0.75% Floor	11/22/2028	17,120	(336)	(342)	(4)(5)(9) (11)(26)
					162,280	162,220
		Total Software			$721,217	$703,317

Special Purpose Entity
48forty Solutions
Alpine Acquisition Corp II	First Lien Secured Debt	S+550, 1.00% Floor	11/30/2026	$7,463	$7,463	$7,351	(4)(17)
		Total Special Purpose Entity			$7,463	$7,351

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2022

(In thousands, except share data)

Industry/Company	Investment Type	Interest Rate (12)	Maturity Date	Par/Shares (3)		Cost (27)	Fair Value (1)(28)
Specialty Retail
Carvana Co.
Carvana Co.	Unsecured Debt - Corporate Bond	10.25%	5/1/2030		$56,858	$51,863	$26,904	(8)
	Unsecured Debt - Corporate Bond	4.88%	9/1/2029		3,300	2,044	1,284	(8)
						53,907	28,188
Petco
Petco Health and Wellness Company, Inc.	First Lien Secured Debt	S+325, 0.75% Floor	3/3/2028		12,400	12,441	12,052	(8)(16)
PetSmart LLC
PetSmart LLC	First Lien Secured Debt	L+375, 0.75% Floor	2/11/2028		9,875	9,881	9,698	(8)(14)
		Total Specialty Retail				$76,229	$49,938

Technology Hardware, Storage & Peripherals
Forterro
Yellow Castle AB	First Lien Secured Debt	E+550, 0.00% Floor	7/9/2029		€9,802	$9,728	$10,177	(3)(4)(8) (22)
	First Lien Secured Debt	SARON+550, 0.00% Floor	7/9/2029	₣	3,296	3,304	3,457	(3)(4)(8) (23)
	First Lien Secured Debt	STIBOR+550, 0.00% Floor	7/9/2029	kr	34,792	3,226	3,234	(3)(4)(8) (24)
	First Lien Secured Debt	E+550, 0.00% Floor	7/7/2029		€8,445	3,090	3,194	(3)(4)(8) (22)(26)
		Total Technology Hardware, Storage & Peripherals				$19,348	$20,062

Textiles, Apparel & Luxury Goods
Claire's Stores, Inc.
Claire's Stores, Inc.	First Lien Secured Debt	L+650, 0.00% Floor	12/18/2026		$12,018	$11,846	$10,862	(14)
Iconix Brand Group
IBG Borrower LLC	First Lien Secured Debt	S+600, 1.00% Floor	8/22/2029		42,808	41,777	41,952	(4)(9)(17)
		Total Textiles, Apparel & Luxury Goods				$53,623	$52,814

Transportation Infrastructure
Alliance Ground International
AGI-CFI Holdings, Inc.	First Lien Secured Debt	S+575, 0.75% Floor	6/11/2027		$9,950	$9,765	$9,851	(4)(17)
	First Lien Secured Debt	S+550, 0.75% Floor	6/11/2027		7,443	7,443	7,369	(4)
						17,208	17,220
Swissport
Radar Bidco S.a.r.l.	First Lien Secured Debt	E+725, 0.00% Floor	9/30/2027		€85,000	80,115	88,714	(3)(4)(8)(9) (22)
		Total Transportation Infrastructure				$97,323	$105,934

		Total Investments before Cash Equivalents				$4,427,510	$4,308,892	(2)(6)(25)
State Street Institutional US Government Money Market Fund						4	4	(7)
		Total Investments after Cash Equivalents				$4,427,514	$4,308,896

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2022

(In thousands, except share data)

Derivative Instrument	Company Receives	Company Pays	Maturity Date	Notional Amount	Footnote Reference
Interest rate swap (a)	4.02%	3-month SOFR	12/21/2025	$62,000	Note 5
Interest rate swap (a)	3.97%	3-month SOFR	1/19/2026	38,000	Note 5
Interest rate swap (b)	3.67%	3-month SOFR	12/21/2027	82,000	Note 5
Interest rate swap (b)	3.65%	3-month SOFR	1/19/2028	18,000	Note 5
(a)
Bears interest at a rate determined by three-month SOFR. The interest rate locked two business days prior to settlement of the interest rate swaps. The three-month SOFR is 4.59% on December 31, 2022.
(b)
Bears interest at a rate determined by three-month SOFR. The interest rate swaps have not yet settled, so the interest rate has not yet been determined and accruals have not commenced.

Derivative Instrument	Settlement Date	Notional amount to be purchased	Notional amount to be sold		Footnote Reference
Foreign currency forward contract	3/15/2023	$3,440	₣	3,160	Note 5
Foreign currency forward contract	3/15/2023	1,903		€1,790	Note 5
Foreign currency forward contract	3/31/2023	10,562		€9,820	Note 5
Foreign currency forward contract	3/15/2023	14,813		£12,010	Note 5

(1)
Fair value is determined in good faith by or under the direction of the Board of Trustees of the Company (See Note 2 to the consolidated financial statements).
(2)
Aggregate gross unrealized gain and loss for federal income tax purposes is $9,946 and $(135,828), respectively. Net unrealized loss is $125,882 based on a tax cost of $4,433,623.
(3)
Par amount is denominated in USD unless otherwise noted, British Pound (“£”), Australian Dollar (“A$”), European Euro ("€"), Swedish Krona ("kr") and Swiss Franc ("₣").
(4)
These investments were valued using unobservable inputs and are considered Level 3 investments. Fair value was determined in good faith by or under the direction of the Board of Trustees (the “Board”) (see Note 2 and Note 4), pursuant to the Company’s valuation policy.
(5)
The negative fair value is the result of the commitment being valued below par.
(6)
All debt investments are income producing unless otherwise indicated.
(7)
This security is included in Cash and Cash Equivalents on the Consolidated Statements of Assets and Liabilities.
(8)
Investments that the Company has determined are not “qualifying assets” under Section 55(a) of the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The status of these assets under the 1940 Act is subject to change. The Company monitors the status of these assets on an ongoing basis. As of December 31, 2022, non-qualifying assets represented approximately 26.73% of the total assets of the Company.

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2022

(In thousands, except share data)

(9)
These are co-investments made with the Company’s affiliates in accordance with the terms of the exemptive order the Company received from the Securities and Exchange Commission (the “SEC”) permitting us to do so. (See to the consolidated financial statements for discussion of the exemptive order from the SEC.)
(10)
These debt investments are not pledged as collateral under any of the Company's credit facilities (see Note 6). For other debt investments that are pledged to the Company's credit facilities, a single investment may be divided into parts that are individually pledged as collateral to separate credit facilities.
(11)
The undrawn portion of these committed revolvers and delayed draw term loans includes a commitment and unused fee rate.
(12)
Unless otherwise indicated, loan contains a variable rate structure, and may be subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by reference to either the London Interbank Offered Rate (“LIBOR” or “L”) (which can include one-, two-, three- or six-month LIBOR), the Secured Overnight Financing Rate ("SOFR" or "S") or an alternate base rate (which can include the Federal Funds Effective Rate or the Prime Rate), at the borrower’s option, and which reset periodically based on the terms of the loan agreement. The terms in the Consolidated Schedule of Investments disclose the actual interest rate in effect as of the reporting period, and may be subject to interest floors.
(13)
The interest rate on these loans is subject to 1 month LIBOR, which as of December 31, 2022 was 4.39%
(14)
The interest rate on these loans is subject to 3 months LIBOR, which as of December 31, 2022 was 4.77%
(15)
The interest rate on these loans is subject to 6 months LIBOR, which as of December 31, 2022 was 5.14%
(16)
The interest rate on these loans is subject to 1 month SOFR, which as of December 31, 2022 was 4.36%
(17)
The interest rate on these loans is subject to 3 months SOFR, which as of December 31, 2022 was 4.59%
(18)
The interest rate on these loans is subject to 6 months SOFR, which as of December 31, 2022 was 4.78%
(19)
The interest rate on these loans is subject to SONIA, which as of December 31, 2022 was 3.43%
(20)
The interest rate on these loans is subject to 3 months BBSW, which as of December 31, 2022 was 3.26%
(21)
The interest rate on these loans is subject to 3 months EURIBOR, which as of December 31, 2022 was 2.13%
(22)
The interest rate on these loans is subject to 6 months EURIBOR, which as of December 31, 2022 was 2.69%
(23)
The interest rate on these loans is subject to Swiss Average Rate Overnight (SARON), which as of December 31, 2022 was 0.94%
(24)
The interest rate on these loans is subject to 6 months Stockholm Interbank Offered Rate (STIBOR), which as of December 31, 2022 was 3.09%
(25)
Unless otherwise indicated, all investments are non-controlled, non-affiliated investments. Non-controlled, non-affiliated investments are defined as investments in which the Company owns less than 5% of the portfolio company’s outstanding voting securities and does not have the power to exercise control over the management or policies of such portfolio company. As of December 31, 2022, all of the company's investments were non-controlled, non-affiliated.

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2022

(In thousands, except share data)

(26)
As of December 31, 2022, the Company had the following commitments to fund various revolving and delayed draw senior secured and subordinated loans. Such commitments are subject to the satisfaction of certain conditions set forth in the documents governing these loans and there can be no assurance that such conditions will be satisfied. See Note 8 to the consolidated financial statements for further information on revolving and delayed draw loan commitments, related to certain portfolio companies.

Name of Issuer	Total revolving and delayed draw loan commitments	Less: funded commitments	Total unfunded commitments	Less: commitments substantially at discretion of the Company	Less: unavailable commitments due to borrowing base or other covenant restrictions	Total net adjusted unfunded revolving and delayed draw commitments
Accelerate360 Holdings, LLC	$26,908	$(15,696)	$11,212	$—	$—	$11,212
Advarra Holdings, Inc.	16,576	—	16,576	—	—	16,576
Alera Group, Inc.	11,733	—	11,733	—	—	11,733
Anaplan, Inc.	9,073	—	9,073	—	—	9,073
Armstrong Bidco Limited*	3,898	—	3,898	—	—	3,898
Athenahealth Group Inc.	5,516	—	5,516	—	—	5,516
Avalara, Inc.	13,636	—	13,636	—	—	13,636
AxiomSL Group, Inc.	2,000	—	2,000	—	—	2,000
CI (Quercus) Intermediate Holdings, LLC	3,705	—	3,705	—	—	3,705
CNSI Holdings, LLC	4,000	—	4,000	—	—	4,000
CPI Buyer, LLC	11,411	—	11,411	—	—	11,411
Coretrust Purchasing Group LLC (HPG Enterprises LLC)	9,474	—	9,474	—	—	9,474
ERC Topco Holdings, LLC	8,148	(1,970)	6,178	—	4,953	1,225
Gateway US Holdings, Inc.	6,783	(1,446)	5,337	—	3,600	1,737
Heat Makes Sense Shared Services, LLC	1,617	(323)	1,293	—	—	1,293
Hyperion Refinance Sarl	72,983	—	72,983	—	—	72,983
IQN Holding Corp.	17,001	—	17,001	—	—	17,001
Investment Company 24 Bidco Limited*	1,474	—	1,474	—	—	1,474
Jazz AH Holdco, LLC	2,800	(300)	2,500	—	—	2,500
Mount Olympus Bidco Limited	831	—	831	—	—	831
PARS Group LLC	952	—	952	—	—	952
PPL Acquisition LLC	1,000	—	1,000	—	—	1,000
Patriot Growth Insurance Services, LLC	2,311	—	2,311	—	—	2,311
Ping Identity Holding Corp.	2,273	—	2,273	—	—	2,273
RSC Acquisition Inc	19,085	—	19,085	—	—	19,085
Relativity ODA LLC	2,500	—	2,500	—	—	2,500
Roaring Fork III-B, LLC	21,871	—	21,871	—	—	21,871

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2022

(In thousands, except share data)

Name of Issuer	Total revolving and delayed draw loan commitments	Less: funded commitments	Total unfunded commitments	Less: commitments substantially at discretion of the Company	Less: unavailable commitments due to borrowing base or other covenant restrictions	Total net adjusted unfunded revolving and delayed draw commitments
TZ Buyer LLC	2,374	—	2,374	—	—	2,374
Treace Medical Concepts, Inc.	11,708	—	11,708	—	5,833	5,875
Trench Plate Rental Co.	4,545	(200)	4,345	—	—	4,345
Ultimate Baked Goods Midco LLC	1,016	(1,205)	(188)	—	—	(188)
Yellow Castle AB*	5,574	(267)	5,308	—	—	5,308
Zendesk, Inc.	58,696	—	58,696	—	—	58,696
Total	$363,472	$(21,407)	$342,064	$—	$14,386	$327,678

* These investments are in a foreign currency and the total commitment has been converted to USD using the December 31, 2022 exchange rate.

(27)
The following shows the composition of the Company’s portfolio at cost by investment type and industry as of December 31, 2022:

Industry	First Lien - Secured Debt	Unsecured Debt	Preferred Equity	Common Equity	Total
Aerospace & Defense	$11,620	$—	$—	$—	$11,620
Asset Backed Securities	27,721	—	—	—	27,721
Auto Components	55,682	—	—	—	55,682
Biotechnology	37,036	—	—	—	37,036
Building Products	114,407	—	—	—	114,407
Capital Markets	43,661	—	—	—	43,661
Chemicals	65,513	—	—	—	65,513
Commercial Services & Supplies	446,839	—	100	50	446,989
Communications Equipment	66,668	—	—	—	66,668
Construction & Engineering	45,720	—	—	50	45,770
Consumer Finance	25,231	—	—	—	25,231
Containers & Packaging	78,041	—	—	—	78,041
Diversified Consumer Services	71,812	—	—	—	71,812
Diversified Financial Services	72,109	—	—	—	72,109
Diversified Telecommunication Services	4,015	—	—	—	4,015
Electric Utilities	29,152	—	—	—	29,152
Electrical Equipment	33,342	—	—	—	33,342
Entertainment	90,636	—	—	—	90,636
Equity Real Estate Investment Trusts (REITs)	7,444	—	—	—	7,444
Financing	7,443	—	—	—	7,443
Food & Staples Retailing	8,288	—	—	—	8,288
Food Products	11,018	—	—	—	11,018
Health Care Equipment & Supplies	14,319	—	—	—	14,319
Health Care Providers & Services	559,058	—	—	—	559,058
Health Care Technology	80,954	—	—	—	80,954
Hotels, Restaurants & Leisure	27,149	—	—	—	27,149
Household Durables	9,739	—	—	50	9,789
Household Products	31,638	—	—	—	31,638
Insurance	139,715	—	—	—	139,715
Internet & Direct Marketing Retail	131,145	—	—	—	131,145
IT Services	234,946	—	—	—	234,946
Machinery	64,187	5,973	—	—	70,160
Media	270,184	9,396	—	—	279,580
Paper & Forest Products	22,448	—	—	—	22,448
Personal Products	257,019	—	—	50	257,069
Pharmaceuticals	93,331	—	—	—	93,331
Professional Services	27,323	—	—	—	27,323

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2022

(In thousands, except share data)

Industry	First Lien - Secured Debt	Unsecured Debt	Preferred Equity	Common Equity	Total
Real Estate Management & Development	109,479	—	—	—	109,479
Road & Rail	10,606	—	—	—	10,606
Software	721,217	—	—	—	721,217
Special Purpose Entity	7,463	—	—	—	7,463
Specialty Retail	22,322	53,907	—	—	76,229
Technology Hardware, Storage & Peripherals	19,348	—	—	—	19,348
Textiles, Apparel & Luxury Goods	53,623	—	—	—	53,623
Transportation Infrastructure	97,323	—	—	—	97,323
Total	$4,357,934	$69,276	$100	$200	$4,427,510

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2022
(In thousands, except share data)

(28)
The following shows the composition of the Company’s portfolio at fair value by investment type, industry and region as of December 31, 2022:

Industry	First Lien - Secured Debt	Unsecured Debt	Preferred Equity	Common Equity	Total	% of Net Assets
Aerospace & Defense	$11,474	$—	$—	$—	$11,474	0.5%
Asset Backed Securities	27,204	—	—	—	27,204	1.3%
Auto Components	51,033	—	—	—	51,033	2.4%
Biotechnology	36,546	—	—	—	36,546	1.7%
Building Products	106,570	—	—	—	106,570	4.9%
Capital Markets	41,197	—	—	—	41,197	1.9%
Chemicals	62,324	—	—	—	62,324	2.9%
Commercial Services & Supplies	437,169	—	56	50	437,275	20.3%
Communications Equipment	59,907	—	—	—	59,907	2.8%
Construction & Engineering	45,685	—	—	51	45,736	2.1%
Consumer Finance	24,906	—	—	—	24,906	1.2%
Containers & Packaging	75,423	—	—	—	75,423	3.5%
Diversified Consumer Services	72,077	—	—	—	72,077	3.3%
Diversified Financial Services	72,267	—	—	—	72,267	3.4%
Diversified Telecommunication Services	3,441	—	—	—	3,441	0.2%
Electric Utilities	29,178	—	—	—	29,178	1.4%
Electrical Equipment	32,895	—	—	—	32,895	1.5%
Entertainment	91,439	—	—	—	91,439	4.2%
Equity Real Estate Investment Trusts (REITs)	7,332	—	—	—	7,332	0.3%
Financing	7,369	—	—	—	7,369	0.3%
Food & Staples Retailing	8,251	—	—	—	8,251	0.4%
Food Products	10,853	—	—	—	10,853	0.5%
Health Care Equipment & Supplies	13,525	—	—	—	13,525	0.6%
Health Care Providers & Services	548,769	—	—	—	548,769	25.5%
Health Care Technology	77,607	—	—	—	77,607	3.6%
Hotels, Restaurants & Leisure	26,211	—	—	—	26,211	1.2%
Household Durables	9,727	—	—	54	9,781	0.5%
Household Products	28,225	—	—	—	28,225	1.3%
Insurance	136,745	—	—	—	136,745	6.3%
Internet & Direct Marketing Retail	131,996	—	—	—	131,996	6.1%
IT Services	232,210	—	—	—	232,210	10.8%
Machinery	63,045	4,941	—	—	67,986	3.2%
Media	263,111	8,536	—	—	271,647	12.6%
Paper & Forest Products	21,561	—	—	—	21,561	1.0%
Personal Products	258,299	—	—	50	258,349	12.0%
Pharmaceuticals	85,327	—	—	—	85,327	4.0%
Professional Services	25,549	—	—	—	25,549	1.2%

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2022

(In thousands, except share data)

Industry	First Lien - Secured Debt	Unsecured Debt	Preferred Equity	Common Equity	Total	% of Net Assets
Real Estate Management & Development	$109,264	$—	$—	$—	$109,264	5.1%
Road & Rail	10,027	—	—	—	10,027	0.5%
Software	703,317	—	—	—	703,317	32.6%
Special Purpose Entity	7,351	—	—	—	7,351	0.3%
Specialty Retail	21,750	28,188	—	—	49,938	2.3%
Technology Hardware, Storage & Peripherals	20,062	—	—	—	20,062	0.9%
Textiles, Apparel & Luxury Goods	52,814	—	—	—	52,814	2.5%
Transportation Infrastructure	105,934	—	—	—	105,934	4.9%
Total	$4,266,966	$41,665	$56	$205	$4,308,892	200.0%
% of Net Assets	198.0%	1.9%	0.0%	0.0%	200.0%

APOLLO DEBT SOLUTIONS BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 31, 2022

(In thousands, except share data)

Industry Classification	Percentage of Total Investments (at Fair Value) as of December 31, 2022
Software	16.3%
Health Care Providers & Services	12.7%
Commercial Services & Supplies	10.1%
Media	6.3%
Personal Products	6.0%
IT Services	5.4%
Insurance	3.1%
Internet & Direct Marketing Retail	3.0%
Real Estate Management & Development	2.5%
Building Products	2.5%
Transportation Infrastructure	2.5%
Entertainment	2.1%
Pharmaceuticals	2.0%
Health Care Technology	1.8%
Containers & Packaging	1.7%
Diversified Financial Services	1.7%
Diversified Consumer Services	1.7%
Machinery	1.6%
Chemicals	1.4%
Communications Equipment	1.4%
Textiles, Apparel & Luxury Goods	1.2%
Auto Components	1.2%
Specialty Retail	1.2%
Construction & Engineering	1.1%
Capital Markets	1.0%
Biotechnology	0.8%
Electrical Equipment	0.8%
Electric Utilities	0.7%
Household Products	0.7%
Asset Backed Securities	0.6%
Hotels, Restaurants & Leisure	0.6%
Professional Services	0.6%
Consumer Finance	0.6%
Paper & Forest Products	0.5%
Technology Hardware, Storage & Peripherals	0.5%
Health Care Equipment & Supplies	0.3%
Aerospace & Defense	0.3%
Food Products	0.2%
Road & Rail	0.2%
Household Durables	0.2%
Food & Staples Retailing	0.2%
Financing	0.2%
Special Purpose Entity	0.2%
Equity Real Estate Investment Trusts (REITs)	0.2%
Diversified Telecommunication Services	0.1%
100.0%

Geographic Region	December 31, 2022
United States	83.2%
Europe	10.3%
United Kingdom	3.0%
Australia	2.7%
Canada	0.8%

APOLLO DEBT SOLUTIONS BDC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share data)

Note 1. Organization

Apollo Debt Solutions BDC (the “Company,” “ADS,” “we,” “us,” or “our”), a Delaware statutory trust formed on December 4, 2020, is a closed-end, externally managed, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”). The Company has elected to be treated for federal income tax purposes as a regulated investment company (“RIC”), and intends to qualify annually thereafter, as defined under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

Apollo Credit Management, LLC (the “Adviser”) is our investment adviser and is an affiliate of Apollo Global Management, Inc. and its consolidated subsidiaries (“AGM”). The Adviser, subject to the overall supervision of our Board of Trustees, manages the day-to-day operations of the Company and provides investment advisory services to the Company.

Apollo Credit Management, LLC, as our administrator (the “Administrator”), provides, among other things, administrative services and facilities to the Company. Furthermore, the Administrator will offer to provide, on our behalf, managerial assistance to those portfolio companies to which we are required to provide such assistance.

Our investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. The Company seeks to invest primarily in private credit opportunities in directly originated assets, including loans and other debt securities, made to or issued by large private U.S. borrowers, which ADS generally defines as companies with more than $75 million in EBITDA, as may be adjusted for market disruptions, mergers and acquisitions-related charges and synergies, and other items. While most of the Company’s investments will be in private U.S. companies (subject to compliance with BDC regulatory requirement to invest at least 70% of its assets in private U.S. companies), we also expect to invest from time to time in European and other non-U.S. companies. The investment portfolio may also include other interests such as corporate bonds, common stock, preferred stock, warrants or options, which generally would be obtained as part of providing a broader financing solution. Under normal circumstances, we will invest directly or indirectly at least 80% of our total assets (net assets plus borrowings for investment purposes) in debt instruments of varying maturities.

Note 2. Significant Accounting Policies

The following is a summary of the significant accounting and reporting policies used in preparing the consolidated financial statements.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) pursuant to the requirements on Form 10-Q, ASC 946, Financial Services — Investment Companies (“ASC 946”), and Articles 6, 10 and 12 of Regulation S-X. In the opinion of management, all adjustments, which are of a normal recurring nature, considered necessary for the fair statement of the consolidated financial statements for the periods presented, have been included.

Under the 1940 Act, ASC 946, and the regulations pursuant to Article 6 of Regulation S-X, we are precluded from consolidating any entity other than another investment company or an operating company which provides substantially all of its services to benefit us. All intercompany balances and transactions have been eliminated.

These financial statements should be read in conjunction with the audited financial statement and accompanying notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2022.

Use of Estimates

The preparation of consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the consolidated financial statements and the reported amounts of income, expenses, gains and losses during the reported periods. Changes in the economic environment, financial markets, credit worthiness of our portfolio companies and any other parameters used in determining these estimates could cause actual results to differ materially.

Consolidation

As provided under Regulation S-X and ASC 946, the Company will not consolidate its investment in a company other than an investment company subsidiary or a controlled operating company whose business consists of providing services to the Company. Accordingly, the Company consolidated the results of the Company’s wholly-owned subsidiaries.

As of June 30, 2023, the Company's consolidated subsidiaries were Cardinal Funding LLC, Mallard Funding LLC, Grouse Funding LLC, ADS Alpine SPV LLC, ADS Jewel SPV LLC, ADS Mantle SPV LLC, ADS WW SPV LLC, ADS Zorro SPV LLC and ADS Germantown SPV LLC.

Cash and Cash Equivalents

The Company defines cash equivalents as securities that are readily convertible into known amounts of cash and near maturity, that they present insignificant risk of changes in value because of changes in interest rates. Generally, only securities with a maturity of three months or less from the date of purchase would qualify, with limited exceptions. The Company deems that certain money market funds, U.S. Treasury bills, repurchase agreements, and other high-quality, short-term debt securities would qualify as cash equivalents.

Cash and cash equivalents are carried at cost, which approximates fair value. Cash and cash equivalents held as of June 30, 2023 was $161,329. Cash and cash equivalents held as of December 31, 2022 was $47,322.

Investments Transactions

Investments are recognized when we assume an obligation to acquire a financial instrument and assume the risks for gains and losses related to that instrument. Investments are derecognized when we assume an obligation to sell a financial instrument and forego the risks for gains or losses related to that instrument. Specifically, we record all security transactions on a trade date basis. Amounts for investments recognized or derecognized but not yet settled are reported as a receivable for investments sold and a payable for investments purchased, respectively, in the Consolidated Statements of Assets and Liabilities.

Fair Value Measurements

The Company follows guidance in ASC 820, Fair Value Measurement (“ASC 820”), where fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are determined within a framework that establishes a three-tier hierarchy which maximizes the use of observable market data and minimizes the use of unobservable inputs to establish a classification of fair value measurements for disclosure purposes. Inputs refer broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk, such as the risk inherent in a particular valuation technique used to measure fair value using a pricing model and/or the risk inherent in the inputs for the valuation technique. Inputs may be observable or unobservable. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability based on the information available. The inputs or methodology used for valuing assets or liabilities may not be an indication of the risks associated with investing in those assets or liabilities.

ASC 820 classifies the inputs used to measure these fair values into the following hierarchy:

Level 1: Quoted prices in active markets for identical assets or liabilities, accessible by us at the measurement date.

Level 2: Quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inputs other than quoted prices.

Level 3: Unobservable inputs for the asset or liability.

In all cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to each investment. The level assigned to the investment valuations may not be indicative of the risk or liquidity associated with investing in such investments. Because of the inherent uncertainties of valuation, the values reflected in the consolidated financial statements may differ materially from the values that would be received upon an actual disposition of such investments.

Investment Valuation Process

The Board of Trustees has designated the Adviser as its "valuation designee" pursuant to Rule 2a-5 under the 1940 Act, and in that role the Adviser is responsible for performing fair value determinations relating to all of the Company's investments, including periodically assessing and managing any material valuation risks and establishing and applying fair value methodologies, in accordance with valuation policies and procedures that have been approved by the Company's Board of Trustees. Even though the Company's Board of Trustees designated the Company's Adviser as "valuation designee," the Company's Board of Trustees continues to be responsible for overseeing the processes for determining fair valuation.

In calculating the value of our total assets, we value investments for which market quotations are readily available at such market quotations if they are deemed to represent fair value. Debt and equity securities that are not publicly traded or whose market price is not readily available or whose market quotations are not deemed to represent fair value are valued at fair value as determined in good faith by or under the direction of the Adviser. Market quotations may be deemed not to represent fair value in certain circumstances where the Adviser reasonably believes that facts and circumstances applicable to an issuer, a seller or purchaser or the market for a particular security causes current market quotes not to reflect the fair value of the security. Examples of these events could include cases in which material events are announced after the close of the market on which a security is primarily traded, when a security trades infrequently causing a quoted purchase or sale price to become stale or in the event of a “fire sale” by a distressed seller.

If and when market quotations are deemed not to represent fair value, we typically utilize independent third party valuation firms to assist us in determining fair value. Accordingly, such investments go through our multi-step valuation process as described below. The Adviser engages multiple independent valuation firms based on a review of each firm’s expertise and relevant experience in valuing certain securities. In each case, our independent valuation firms consider observable market inputs together with significant unobservable inputs in arriving at their valuation recommendations for such Level 3 categorized assets.

With respect to investments for which market quotations are not readily available or when such market quotations are deemed not to represent fair value, our Adviser undertakes a multi-step valuation process each quarter, as described below:

(1)
Independent valuation firms engaged conduct independent appraisals and assessments for all the investments they have been engaged to review. If an independent valuation firm is not engaged during a particular quarter, the valuation may be conducted by the Adviser;
(2)
At least each quarter, the valuation will be reassessed and updated by the Adviser or an independent valuation firm to reflect company specific events and latest market data;
(3)
Preliminary valuation conclusions are then documented and discussed with senior management of our Adviser;
(4)
The Adviser discusses valuations and determines in good faith the fair value of each investment in our portfolio based on the input of the applicable independent valuation firm; and
(5)
For Level 3 investments entered into within the current quarter, the cost (purchase price adjusted for accreted original issue discount/amortized premium) or any recent comparable trade activity on the security investment shall be considered to reasonably approximate the fair value of the investment, provided that no material change has since occurred in the issuer’s business, significant inputs or the relevant environment.

Investments are valued utilizing a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. During the three months ended June 30, 2023, there were no significant changes to the Company’s valuation techniques and related inputs considered in the valuation process.

Derivative Instruments

The Company recognizes all derivative instruments as assets or liabilities at fair value in its consolidated financial statements.

Derivative instruments are measured in terms of the notional contract amount and derive their value based upon one or more underlying instruments. Derivative instruments are subject to various risks similar to non-derivative instruments including market, credit, liquidity, and operational risks. The Company manages these risks on an aggregate basis as part of its risk management process. The derivatives may require the Company to pay or receive an upfront fee or premium. These upfront fees or premiums are carried forward as cost or proceeds to the derivatives.

Foreign Currency Forward Contracts

The Company uses foreign currency forward contracts to reduce the Company's exposure to fluctuations in the value of foreign currencies. In a foreign currency forward contract, the Company agrees to receive or deliver a fixed quantity of one currency for another at a pre-determined price at a future date. Foreign currency forward contracts are marked-to-market at the applicable forward rate. Unrealized appreciation (depreciation) on foreign currency forward contracts are recorded within derivative assets or derivative liabilities on the Consolidated Statements of Assets and Liabilities by counterparty on a net basis, not taking into account collateral posted which is recorded separately, if applicable. Purchases and settlements of foreign currency forward contracts having the same settlement date and counterparty are generally settled net and any realized gains or losses are recognized on the settlement date. The Company does not utilize hedge accounting with respect to foreign currency forward contracts and as such, the Company recognizes its foreign currency forward contracts at fair value with changes included in the net unrealized appreciation (depreciation) on the Consolidated Statements of Operations.

Interest Rate Swaps

The Company uses interest rate swaps to hedge some or all of the Company's fixed rate debt. The Company designated the interest rate swaps as the hedging instrument in an effective hedge accounting relationship, and therefore the periodic payments and receipts are recognized as components of interest expense in the Consolidated Statements of Operations. Depending on the nature of the balance at period end, the fair value of the interest rate swap is either included as a derivative asset or derivative liability on the Company's Consolidated Statements of Assets and Liabilities. The change in fair value of the interest rate swap is offset by a change in the carrying value of the fixed rate debt. Any amounts paid to the counterparty to cover collateral obligations under the terms of the interest rate swap agreement are included in other assets on the Company's Consolidated Statements of Assets and Liabilities.

Offsetting Assets and Liabilities

The Company has elected to offset cash collateral against the fair value of derivative contracts. The fair values of these derivatives are presented on a net basis in the Consolidated Statements of Assets and Liabilities when, and only when, they are with the same counterparty, the Company has the legal right to offset the recognized amounts, and it intends to either settle on a net basis or realize the asset and settle the liability simultaneously.

Valuation of Other Financial Assets and Financial Liabilities

ASC 825, Financial Instruments, permits an entity to choose, at specified election dates, to measure certain assets and liabilities at fair value (the “Fair Value Option”). We have not elected the Fair Value Option to report selected financial assets and financial liabilities. Debt issued by the Company is reported at amortized cost (see Note 6 to the consolidated financial statements). The carrying value of all other financial assets and liabilities approximates fair value due to their short maturities or their close proximity of the originations to the measurement date.

Realized Gains or Losses

Security transactions are accounted for on a trade date basis. Realized gains or losses on investments are calculated by using the specific identification method. Securities that have been called by the issuer are recorded at the call price on the call effective date.

Investment Income Recognition

Interest Income

Interest income is recorded on an accrual basis and includes the accretion of discounts and amortizations of premiums. Discounts from and premiums to par value on debt investments purchased are accreted/amortized into interest income over the life of the respective security using the effective interest method. The amortized cost of debt investments represents the original cost, including loan origination fees and upfront fees received that are deemed to be an adjustment to yield, adjusted for the accretion of discounts and amortization of premiums, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income in the current period.

PIK Income

The Company may have loans in its portfolio that contain PIK provisions. PIK represents interest that is accrued and recorded as interest income at the contractual rates, increases the loan principal on the respective capitalization dates, and is generally due at maturity. Such income is included in interest income in the Company’s Consolidated Statements of Operations. If at any point the Company believes PIK is not expected to be realized, the investment generating PIK will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest is generally reversed through interest income. To maintain the Company’s status as a RIC, this non-cash source of income must be paid out to shareholders in the form of dividends, even though the Company has not yet collected cash.

Dividend Income

Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies.

Fee Income

The Company may receive various fees in the ordinary course of business such as structuring, consent, waiver, amendment, syndication fees as well as fees for managerial assistance rendered by the Company to the portfolio companies. Such fees are recognized as income when earned or the services are rendered.

Non-Accrual Income

Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Additionally, any original issue discount and market discount are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

Expenses

Expenses include management fees, performance-based incentive fees, interest expense, insurance expenses, administrative service fees, legal fees, trustees’ fees, audit and tax service expenses, third-party valuation fees and other general and administrative expenses. Expenses are recognized on an accrual basis.

Organization Expenses

Costs associated with the organization of the Company were expensed as incurred. These expenses consisted primarily of legal fees and other costs of organizing the Company.

Offering Expenses

Costs associated with the offering of the Company’s shares are capitalized as “deferred offering costs” on the Consolidated Statements of Assets and Liabilities and amortized over a twelve-month period from incurrence. These expenses consist primarily of legal fees and other costs incurred in connection with the Company’s continuous offering.

Deferred Financing Costs and Debt Issuance Costs

Deferred financing and debt issuance costs represent fees and other direct incremental costs incurred in connection with the Company’s borrowings. These expenses are deferred and amortized into interest expense over the life of the related debt instrument using the straight-line method. Deferred financing costs related to revolving credit facilities are presented separately as an asset on the Company’s Consolidated Statements of Assets and Liabilities. Debt issuance costs related to any issuance of installment debt or notes are presented net against the outstanding debt balance of the related security.

Foreign Currency Translations

The accounting records of the Company are maintained in U.S. dollars. All assets and liabilities denominated in foreign currencies are translated into U.S. dollars based on the foreign exchange rate on the date of valuation. The Company does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. The Company’s investments in foreign securities may involve certain risks, including without limitation: foreign exchange restrictions, expropriation, taxation or other political, social or economic risks, all of which could affect the market and/or credit risk of the investment. In addition, changes in the relationship of foreign currencies to the U.S. dollar can significantly affect the value of these investments and therefore the earnings of the Company.

Allocation of Income, Expenses, Gains and Losses

Income, expenses (other than those attributable to a specific class), gains and losses are allocated to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

Distributions

Distributions to common shareholders are recorded on the record date. The amount to be paid out as a distribution is determined by the Board of Trustees and will depend on the Company's earnings, financial condition, maintenance of our tax treatment as a RIC, compliance with applicable BDC regulations and such factors as the Board may deem relevant from time to time. Although the gross distribution per share is generally equivalent for each share class, the net distribution for each share class is reduced for any class specific expenses, including distribution and servicing fees, if any.

Share Repurchases

In connection with the Company’s share repurchase programs, the cost of shares repurchased is charged to net assets on the trade date.

Federal and State Income Taxes

We have elected to be treated as a RIC under the Code and operate in a manner so as to qualify for the tax treatment applicable to RICs. To qualify as a RIC, the Company must (among other requirements) meet certain source-of-income and asset diversification requirements and timely distribute to its stockholders at least 90% of its investment company taxable income as defined by the Code, for each year. The Company (among other requirements) has made and intends to continue to make the requisite distributions to its stockholders, which will generally relieve the Company from corporate-level income taxes. For income tax purposes, distributions made to stockholders are reported as ordinary income, capital gains, non-taxable return of capital, or a combination thereof. The tax character of distributions paid to stockholders through June 30, 2023 may include return of capital, however, the exact amount cannot be determined at this point. The final determination of the tax character of distributions will not be made until we file Form 1099s for the tax year ending December 31, 2023. The character of income and gains that we will distribute is determined in accordance with income tax regulations that may differ from GAAP. Book and tax basis differences relating to stockholder dividend and distributions and other permanent book and tax difference are reclassified to paid-in capital.

If we do not distribute (or are not deemed to have distributed) at least 98% of our annual ordinary income and 98.2% of our capital gain net income for the 1-year period ending on October 31 of such calendar year, we will generally be required to pay excise tax equal to 4% of the amount by which 98% of our annual ordinary income and 98.2% of our capital gains exceed the distributions from such taxable income for the year. To the extent that we determine that our estimated current year annual taxable income will be in excess of estimated current year dividend distributions from such taxable income, we accrue excise taxes, if any, on estimated undistributed taxable income.

If we fail to satisfy the annual distribution requirement or otherwise fail to qualify as a RIC in any taxable year, we would be subject to tax on all of our taxable income at regular corporate rates. Distribution would generally be taxable to our individual and other non-corporate taxable stockholders as ordinary dividend income eligible for the reduced maximum rate applicable to qualified dividend income to the extent of our current and accumulated earnings and profits provided certain holding period and other requirements are met. Subject to certain limitation under the Code, corporate distributions would be eligible for the dividend-received deduction. To qualify again to be taxed as a RIC in a subsequent year, we would be required to distribute to our stockholders our accumulated earnings and profits attributable to non RIC years. In addition, if we failed to qualify as a RIC for a period greater than two taxable years, then, in order to qualify as a RIC in a subsequent year, we would be required to elect to recognize and pay tax on any net built-in gain (the excess of aggregate gain, including items of income, over aggregate loss that would have been realized if we had been liquidated) or, alternatively, be subject to taxation on such built-in gain recognized for a period of five years.

We follow ASC 740, Income Taxes (“ASC 740”). ASC 740 provides guidance for how uncertain tax positions should be recognized, measured, presented, and disclosed in the consolidated financial statements. ASC 740 requires the evaluation of tax positions taken or expected to be taken in the course of preparing our tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold are recorded as a tax benefit or expense in the current year. Penalties or interest, if applicable, that may be assessed relating to income taxes would be classified as other operating expenses in the consolidated financial statements. As of June 30, 2023, there were no uncertain tax positions and no amounts accrued for interest or penalties. Management’s determinations regarding ASC 740 may be subject to review and adjustment at a later date based upon factors including, but not limited to, an on-going analysis of tax laws, regulations and interpretations thereof. Although we file both federal and state income tax returns, our major tax jurisdiction is federal.

Recent Accounting Pronouncements

In March 2020, the Financial Accounting Standards Board issued Accounting Standards Update 2020-04, Reference Rate Reform (Topic 848) – Facilitation of the Effects of Reference Rate Reform on Financial Reporting (“ASU 2020-04”). The guidance provides optional expedients and exceptions for applying GAAP to contracts, hedging relationships, and other transactions, subject to meeting certain criteria, that reference London Interbank Offered Rate (“LIBOR”) or another reference rate expected to be discontinued because of reference rate reform. ASU 2020-04 was effective for all entities as of March 12, 2020 through December 31, 2022. The FASB issued Accounting Standards Update 2022-06 - Deferral of the Sunset Date of Topic 848 (“ASU 2022-06”) to formally address the new intended cessation date to June 30, 2023. ASU 2022-06 extends the grace period for the completion of the adoption of ASU 2020-04 to December 31, 2024. Management continues to assess the impact that the adoption of this guidance will have on the Company.

Note 3. Agreements and Related Party Transactions

Investment Advisory Agreement

On July 22, 2021, the Company entered into an Investment Advisory Agreement (the “Advisory Agreement”) with the Adviser, pursuant to which the Adviser will manage the Company on a day-to-day basis. The Adviser is responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring the Company’s investments and monitoring its investments and portfolio companies on an ongoing basis.

The Advisory Agreement is effective for an initial two-year term and thereafter will continue for successive annual periods provided that such continuance is specifically approved annually by a majority of the Board or by the holders of a majority of the Company’s outstanding voting securities and, in each case, a majority of the independent trustees. The Company may terminate the Advisory Agreement, without payment of any penalty, upon 60 days’ written notice. The Investment Advisory Agreement will automatically terminate in the event of its assignment within the meaning of the 1940 Act and related SEC guidance and interpretations. On July 20, 2023, the Advisory Agreement was renewed and continued for an additional one-year period ending on July 22, 2024.

The Company pays the Adviser a fee for its services under the Advisory Agreement consisting of two components, a base management fee and an incentive fee. The cost of both the base management fee and the incentive fee will ultimately be borne by the shareholders. Substantial additional fees and expenses may also be charged by the Administrator to the Company, which is an affiliate of the Adviser. The Adviser agreed to waive the management fee and incentive fee based on income through July 7, 2022.

Base Management Fee

The base management fee is payable monthly in arrears at an annual rate of 1.25% of the value of the Company’s net assets as of the beginning of the first calendar day of the applicable month. For purposes of the Advisory Agreement, net assets means our total assets less liabilities determined on a consolidated basis in accordance with U.S. GAAP. For the first calendar month in which the Company had operations, net assets was measured as the beginning net assets as of the date on which the Company broke escrow for the initial offering. The Adviser agreed to waive the management fee and incentive fee based on income through July 7, 2022.

Incentive Fee

The incentive fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on a percentage of our income and a portion is based on a percentage of our capital gains, each as described below.

A. Incentive Fee based on Income

The portion based on our income is based on Pre-Incentive Fee Net Investment Income Returns. “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of net assets at the end of the immediate preceding quarter from, interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that are received from portfolio companies) accrued during the calendar quarter, minus operating expenses accrued for the quarter (including the base management fee, expenses payable under the Administration Agreement entered into between the Company and the Administrator, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred shares, but excluding the incentive fee and any distribution and/or shareholder servicing fees).

Pre-Incentive Fee Net Investment Income Returns include, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that has not yet been received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from Pre-Incentive Fee Net Investment Income Returns.

Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of the Company’s net assets at the end of the immediate preceding quarter, is compared to a “hurdle rate” of return of 1.25% per quarter (5.0% annualized).

The Company pays its Adviser an income based incentive fee with respect to the Company’s Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:

•
No incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.25% per quarter (5.0% annualized);
•
100% of the dollar amount of Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than a rate of return of 1.43% (5.72% annualized). This “catch-up” portion is meant to provide the Adviser with approximately 12.5% of Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.43% in any calendar quarter; and
•
12.5% of the dollar amount of Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.43% (5.72% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 12.5% of all Pre-Incentive Fee Net Investment Income Returns thereafter are allocated to the Adviser.

These calculations are pro-rated for any period of less than three months and adjusted for any share issuances or repurchases during the relevant quarter. The Adviser agreed to waive the incentive fee based on income through July 7, 2022.

B. Incentive Fee based on Cumulative Net Realized Gains

The second part of the incentive fee is determined and payable in arrears as of the end of each calendar year in an amount equal to 12.5% of realized capital gains, if any, on a cumulative basis from inception through the end of each calendar year. Fees are computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.

For the three and six months ended June 30, 2023, the Company recognized $8,035 and $15,150 respectively, of management fees, and $10,026 and $18,588, respectively, of incentive fees before impact of waived fees. For the three and six months ended June 30, 2023, $0 and $0 respectively, of management fees, were waived and $0 and $0, of incentive fees, were waived.

For the three and six months ended June 30, 2022, the Company recognized $5,895 and $8,230 respectively, of management fees, and $3,375 and $4,742, respectively, of incentive fees before impact of waived fees. For the three and six months ended June 30, 2022, $5,895 and $8,230 respectively, of management fees, were waived and $3,375 and $4,742, of incentive fees, were waived.

As of June 30, 2023 and December 31, 2022, management and performance-based incentive fees payable were $12,793 and $10,451.

Fees From Affiliates

From time-to-time various affiliates of Adviser are involved in transactions whereby certain fees, including but not limited to, structuring, underwriting, arrangement, placement, syndication, advisory or similar services (collectively, “Capital Solution” services) are earned and rebated back to the funds. For the three and six months ended June 30, 2023 the Company received $343 and $468 in fee rebates from affiliates related to Capital Solution services. For the three and six months ended June 30, 2022 the Company received $3,413 and $3,413 in fee rebates from affiliates related to Capital Solution services.

Administration Agreement

On July 22, 2021, the Company entered into an Administration Agreement (the “Administration Agreement”) with the Administrator. Under the terms of the Administration Agreement, the Administrator will provide, or oversee the performance of, administrative and compliance services, including, but not limited to, maintaining financial records, overseeing the calculation of net asset value (“NAV”), compliance monitoring (including diligence and oversight of other service providers), preparing reports to shareholders and reports filed with the Securities and Exchange Commission (the “SEC”), preparing materials and coordinating meetings of the Company’s Board of Trustees, managing the payment of expenses and the performance of administrative and professional services rendered by others and providing office space, equipment and office services. The Company will reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations under the Administration Agreement. Such reimbursement will include the Company’s allocable portion of compensation, overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) the Company’s chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for the Company; and (iii) any internal audit group personnel of AGM or any of its affiliates, subject to the limitations described in Advisory and Administration Agreements. In addition, pursuant to the terms of the Administration Agreement, the Administrator may delegate its obligations under the Administration Agreement to an affiliate or to a third party and the Company will reimburse the Administrator for any services performed by such affiliate or third party. The Administrator hired a sub-administrator to assist in the provision of administrative services. The sub-administrator will receive compensation for its sub-administrative services under a sub-administration agreement.

Sub-Administration Agreement

On January 6, 2022, the Administrator entered into a sub-administration agreement (the “Sub-Administration Agreement”) with State Street Bank and Trust Company. The sub-administrator will receive compensation for its sub-administrative services under the Sub-Administration Agreement.

Intermediary Manager Agreement

On November 10, 2021, the Company entered into an Intermediary Manager Agreement (the “Intermediary Manager Agreement”) with Apollo Global Securities, LLC. (the “Intermediary Manager”), an affiliate of the Adviser, which is a broker-dealer registered with the SEC and a member of Financial Industry Regulatory Authority, Inc. (“FINRA”). Under the terms of the Intermediary Manager Agreement, the Intermediary Manager will serve as the intermediary manager for the Company’s public offering of its common shares. The Intermediary Manager will be entitled to receive distribution and/or shareholder servicing fees monthly in arrears at an annual rate of 0.85% of the value of the Company’s net assets attributable to Class S shares as of the beginning of the first calendar day of the month. The Intermediary Manager will be entitled to receive distribution and/or shareholder servicing fees monthly in arrears at an annual rate of 0.25% of the value of the Company’s net assets attributable to Class D shares as of the beginning of the first calendar day of the month. No distribution and/or shareholding servicing fees will be paid with respect to Class I. The distribution and/or shareholder servicing fees will be payable to the Intermediary Manager, but the Intermediary Manager anticipates that all or a portion of the shareholder servicing fees will be retained by, or reallowed (paid) to, participating broker-dealers.

The Company will cease paying the distribution and/or shareholder servicing fees on the Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) a merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets or (iii) the date following the completion of the primary portion of our offering on which, in the aggregate, underwriting compensation from all sources in connection with the offering, including the distribution and/or shareholder servicing fees and other underwriting compensation, is equal to 10% of the gross proceeds from the primary offering. In addition, the Company will cease paying the distribution and/or shareholder servicing fees on any Class S share and Class D share in a shareholder’s account at the end of the month in which the Intermediary Manager in conjunction with the transfer agent determines that total brokerage commissions and distribution and/or shareholder servicing fees paid with respect to any such share held by such shareholder within such account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such share. At the end of such month, each such Class S share or Class D share will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such share.

The Intermediary Manager is a broker-dealer registered with the SEC is a member of FINRA.

The Intermediary Manager Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Company’s trustees who are not “interested persons”, as defined in the 1940 Act, of the Company and who have no direct or indirect financial interest in the operation of the Company’s distribution plan or the Intermediary Manager Agreement or by vote a majority of the outstanding voting securities of the Company, on not more than 60 days’ written notice to the Intermediary Manager or the Adviser. The Intermediary Manager Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act.

Distribution and Servicing Plan

On July 22, 2021, the Board approved a distribution and servicing plan (the “Distribution and Servicing Plan”). On November 14, 2022, the Board approved amending the Distribution and Servicing Plan to update the effective date to October 29, 2021, the Registration Statement effective date. The following table shows the shareholder servicing and/or distribution fees the Company will pay the Intermediary Manager with respect to the Class S, Class D and Class I on an annualized basis as a percentage of the Company’s NAV for such class. No shareholder servicing and/or distribution fees will be paid with respect to Class I. The shareholder servicing and/or distribution monthly in arrears, calculated using the NAV of the applicable class as of the beginning of the first calendar day of the month.

Subject to FINRA and other limitations on underwriting compensation, the Company will pay a shareholder servicing and/or distribution fee equal to 0.85% per annum of the Company’s net assets attributable to Class S shares as of the beginning of the first calendar day of the month and a shareholder servicing and/or distribution fee equal to 0.25% per annum of the Company’s net assets attributable to Class D shares as of the beginning of the first calendar day of the month.

Shareholder Servicing and/or Distribution Fee as a % of NAV
Class S shares	0.85%
Class D shares	0.25%
Class I shares	0.00%

The shareholder servicing and/or distribution fees is paid monthly in arrears, calculated using the NAV of the applicable class as of the beginning of the first calendar day of the month and subject to FINRA and other limitations on underwriting compensation.

For the three and six months ended June 30, 2023, the Company accrued distribution and shareholder servicing fees of $770 and $1,358, which were attributable to Class S shares, respectively. For the three and six months ended June 30, 2023, the Company accrued distribution and shareholder servicing fees of $2 and $4, which were attributable to Class D shares, respectively.

For the three and six months ended June 30, 2022, the Company accrued distribution and shareholder servicing fees of $238 and $274, which were attributable to Class S shares, respectively. No distribution fees were attributable to Class D shares as there were no shares outstanding for the three and six months ended June 30, 2022.

The shareholder servicing and/or distribution fees are similar to sales commissions. The distribution and servicing expenses borne by the participating brokers may be different from and substantially less than the amount of shareholder servicing and/or distribution fees charged. The Intermediary Manager will reallow (pay) all or a portion of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers, and will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services. All or a portion of the shareholder servicing and/or distribution fee may be used to pay for sub-transfer agency, sub-accounting and certain other administrative services that are not required to be paid pursuant to the shareholder servicing and/or distribution fees under FINRA rules. The Company also may pay for these sub-transfer agency, sub- accounting and certain other administrative services outside of the shareholder servicing and/or distribution fees and its Distribution and Servicing Plan. Because the shareholder servicing and/or distribution fees with respect to Class S shares and Class D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, it reduces the NAV with respect to all shares of each such class, including shares issued under the Company’s distribution reinvestment plan.

Eligibility to receive the shareholder servicing and/or distribution fee is conditioned on a broker providing the following ongoing services with respect to the Class S or Class D shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. If the applicable broker is not eligible to receive the shareholder servicing and/or distribution fee due to failure to provide these services, the Intermediary Manager will waive the shareholder servicing fee and/or distribution that broker would have otherwise been eligible to receive. The shareholder servicing and/or distribution fees are ongoing fees that are not paid at the time of purchase.

Expense Support and Conditional Reimbursement Agreement

The Company entered into an expense support and conditional reimbursement agreement (the “Expense Support Agreement”) with the Adviser. The Adviser may elect to pay certain expenses (each, an “Expense Payment”), provided that no portion of the payment will be used to pay any interest or distributions and/or shareholder servicing fees of the Company. Any Expense Payment that the Adviser has committed to pay must be paid by the Adviser to the Company in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from the Company to the Adviser or its affiliates.

Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Company’s shareholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Company shall pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Company shall be referred to herein as a “Reimbursement Payment”. “Available Operating Funds” means the sum of (i) net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

No Reimbursement Payment for any month will be made if: (1) the “Effective Rate of Distributions Per Share” (as defined below) declared by the Company at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) our “Operating Expense Ratio” (as defined below) at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. Pursuant to the Expense Support Agreement, “Effective Rate of Distributions Per Share” means the annualized rate (based on a 365 day year) of regular cash distributions per share exclusive of returns of capital, distribution rate reductions due to distribution and shareholder fees, and declared special dividends or special distributions, if any. The “Operating Expense Ratio” is calculated by dividing Operating Expenses, less organizational and offering expenses, base management and incentive fees owed to Adviser, and interest expense, by our net assets.

The Company’s obligation to make a Reimbursement Payment shall automatically become a liability of the Company on the last business day of the applicable calendar month, except to the extent the Adviser has waived its right to receive such payment for the applicable month.

The following table presents a summary of all expenses supported, and recouped, by the Adviser:

For the Month Ended	Amount of Expense Support	Recoupment of Expense Support	Unreimbursed Expense Support	Reimbursement Eligibility Expiration	Effective Rate of Distribution per Share	Operating Expense Ratio
January 31, 2022	$1,677	$1,677	$—	January 31, 2025	5.12%	1.36%
February 28, 2022	867	867	—	February 28, 2025	7.42%	0.86%
March 31, 2022	111	111	—	March 31, 2025	6.71%	0.68%
April 30, 2022	1,778	284	1,494	April 30, 2025	6.96%	0.60%
	$4,433	$2,939	$1,494

For the three and six months ended June 30, 2023, the Company did not accrue Expense Support amounts. For the three and six months ended June 30, 2022, the Company accrued Expense Support amounting to $1,778 and $4,433, respectively.

For the three and six months ended June 30, 2023, Reimbursement Payments were paid to the Adviser in the amount of $1,478 and $2,939, respectively. For the three and six months ended June 30, 2022, there was no Reimbursement Payments made to the Adviser.

Co-Investment Activity

We may co-invest on a concurrent basis with affiliates of ours, subject to compliance with applicable regulations and our allocation procedures. Certain types of negotiated co-investments may be made only in accordance with the Order from the SEC permitting us to do so. Under the terms of the Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent trustees must be able to reach certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction are reasonable and fair to us and our shareholders and do not involve overreaching of us or our shareholders on the part of any person concerned, and (2) the transaction is consistent with the interests of our shareholders and is consistent with our Board of Trustees’ approved criteria. In certain situations where co-investment with one or more funds managed by the Adviser or its affiliates is not covered by the Order, the personnel of the Adviser or its affiliates will need to decide which fund will proceed with the investment. Such personnel will make these determinations based on allocation policies and procedures, which are designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds over time and in a manner that is consistent with applicable laws, rules and regulations. The Order is subject to certain terms and conditions so there can be no assurance that we will be permitted to co-invest with certain of our affiliates other than in the circumstances currently permitted by regulatory guidance and the Order.

As of June 30, 2023, the Company’s co-investment holdings were 45.6% of the portfolio or $2,174,932, measured at fair value. On a cost basis, 44.7% of the portfolio or $2,145,592 were co-investments. As of December 31, 2022, the Company’s co-investment holdings were 39.1% of the portfolio or $1,682,724, measured at fair value. On a cost basis, 37.8% of the portfolio or $1,672,524 were co-investments.

Escrow Agreement

On October 14, 2021, the Company entered into an escrow agreement (the “Escrow Agreement”) with UMB Bank, N.A. The Company received purchase orders and held investors’ funds in an interest-bearing escrow account until it received purchase orders for at least $100 million (excluding any shares purchased by the Adviser, its affiliates and the Company’s trustees and officers but including any shares purchased in any rings), and the Board authorized the release of the escrowed purchase order proceeds to the Company, which occurred on January 7, 2022. The Company continues to engage UMB Bank, N.A. for monthly subscription proceeds received as part of the public offering of the Company’s shares.

Note 4. Investments

Fair Value Measurement and Disclosures

The following table shows the composition of our investment as of June 30, 2023, with the fair value disaggregated into the three levels of the fair value hierarchy in accordance with ASC 820:

			Fair Value Hierarchy
	Cost	Fair Value	Level 1	Level 2	Level 3
First Lien Secured Debt	$4,686,005	$4,678,140	$—	$1,409,577	$3,268,563
Second Lien Secured Debt	39,612	32,528	—	—	32,528
Unsecured Debt	69,063	59,124	—	59,124	—
Common Equity/Interests	200	225	—	—	225
Preferred Equity	99	26	—	—	26
Total Investments before Cash Equivalents	$4,794,979	$4,770,043	$—	$1,468,701	$3,301,342
Money Market Fund	$2	$2	$2	$—	$—
Total Cash Equivalents	$2	$2	$2	$—	$—
Total Investments after Cash Equivalents	$4,794,981	$4,770,045	$2	$1,468,701	$3,301,342
Interest rate swaps	$—	$(2,376)	$—	$(2,376)	$—
Foreign currency forward transactions	—	(32)	—	(32)	—
Total Assets and Liabilities at Fair Value	$4,794,981	$4,767,637	$2	$1,466,293	$3,301,342

The following table shows the composition of our investment as of December 31, 2022, with the fair value disaggregated into the three levels of the fair value hierarchy in accordance with ASC 820:

			Fair Value Hierarchy
	Cost	Fair Value	Level 1	Level 2	Level 3
First Lien Secured Debt	$4,357,934	$4,266,966	$—	$1,436,996	$2,829,970
Unsecured Debt	69,276	41,665	—	41,665	—
Common Equity/Interests	200	205	—	—	205
Preferred Equity	100	56	—	—	56
Total Investments before Cash Equivalents	$4,427,510	$4,308,892	$—	$1,478,661	$2,830,231
Money Market Fund	$4	$4	$4	$—	$—
Total Cash Equivalents	$4	$4	$4	$—	$—
Total Investments after Cash Equivalents	$4,427,514	$4,308,896	$4	$1,478,661	$2,830,231
Interest rate swaps	$—	$(460)	$—	$(460)	$—
Foreign currency forward transactions	—	249	—	249	—
Total Assets and Liabilities at Fair Value	$4,427,514	$4,308,685	$4	$1,478,450	$2,830,231

The following tables shows changes in the fair value of our Level 3 investments during the three and six months ended June 30, 2023:

	Three Months Ended June 30, 2023
	First Lien Secured Debt	Second Lien Secured Debt	Unsecured Debt	Common Equity/Interests	Preferred Equity	Total
Fair value as of March 31, 2023	$2,688,035	$32,815	$—	$199	$50	$2,721,099
Net realized gains (losses)	200	—	—	—	—	200
Net change in unrealized gains (losses)	7,227	(221)	—	26	(24)	7,008
Net amortization on investments	2,238	(66)	—	—	—	2,172
Purchases, including capitalized PIK (2)(3)	592,677	—	—	—	—	592,677
Sales (3)	(101,565)	—	—	—	—	(101,565)
Transfers out of Level 3 (1)	(6,023)	—	—	—	—	(6,023)
Transfers into Level 3 (1)	85,774	—	—	—	—	85,774
Fair value as of June 30, 2023	$3,268,563	$32,528	$—	$225	$26	$3,301,342

Net change in unrealized gains (losses) on Level 3 investments still held as of June 30, 2023	$7,088	$(220)	$—	$26	$(25)	$6,870

	Six Months Ended June 30, 2023
	First Lien Secured Debt	Second Lien	Unsecured Debt	Common Equity/Interests	Preferred Equity	Total
Fair value as of December 31, 2022	$2,829,970	$—	$—	$205	$56	$2,830,231
Net realized gains (losses)	1,604	—	—	—	—	1,604
Net change in unrealized gains (losses)	27,548	(1,013)	—	20	(30)	26,525
Net amortization on investments	4,405	(132)	—	—	—	4,273
Purchases, including capitalized PIK	904,703	33,673	—	—	—	938,376
Sales	(456,826)	—	—	—	—	(456,826)
Transfers out of Level 3 (1)	(42,841)	—	—	—	—	(42,841)
Transfers into Level 3 (1)	—	—	—	—	—	—
Fair value as of June 30, 2023	$3,268,563	$32,528	$—	$225	$26	$3,301,342

Net change in unrealized gains (losses) on Level 3 investments still held as of June 30, 2023	$26,353	$(1,013)	$—	$20	$(30)	$25,330
(1)
Transfers out (if any) of Level 3 are due to an increase in the quantity and reliability of broker quotes obtained and transfers into (if any) Level 3 are due to a decrease in the quantity and reliability of broker quotes obtained as assessed by the Investment Adviser. Transfers are assumed to have occurred at the end of the period. There were no transfers between Level 1 and Level 2 fair value measurements during the periods shown.
(2)
Includes unfunded commitments measured at fair value of $(6,219).
(3)
Includes reorganizations and restructuring of investments.

The following tables shows changes in the fair value of our Level 3 investments during the three and six months ended June 30, 2022:

	Three Months Ended June 30, 2022
	First Lien Secured Debt	Second Lien Secured Debt	Unsecured Debt	Common Equity/Interests	Preferred Equity	Total
Fair value as of March 31, 2022	$427,708	$—	$—	$—	$—	$427,708
Net realized gains (losses)	3,507	—	182	—	—	3,689
Net change in unrealized gains (losses)	(18,333)	—	—	—	—	(18,333)
Net amortization on investments	853	—	—	—	—	853
Purchases, including capitalized PIK (2)(3)	1,466,139	—	19,958	50	—	1,486,147
Sales	(177,606)	—	(20,140)	—	—	(197,746)
Transfers out of Level 3 (1)	—	—	—	—	—	—
Transfers into Level 3 (1)	262,950	—	—	—	—	262,950
Fair value as of June 30, 2022	$1,965,218	$—	$—	$50	$—	$1,965,268

Net change in unrealized gains (losses) on Level 3 investments still held as of June 30, 2022	$(17,747)	$—	$—	$—	$—	$(17,747)

	Six Months Ended June 30, 2022
	First Lien Secured Debt	Second Lien Secured Debt	Unsecured Debt	Common Equity/Interests	Preferred Equity	Total
Fair value as of December 31, 2021	$—	$—	$—	$—	$—	$—
Net realized gains (losses)	3,505	—	182	—	—	3,687
Net change in unrealized gains (losses)	(18,335)	—	—	—	—	(18,335)
Net amortization on investments	1,169	—	—	—	—	1,169
Purchases, including capitalized PIK (2)(3)	2,158,122	—	19,958	50	—	2,178,130
Sales	(179,243)	—	(20,140)	—	—	(199,383)
Transfers out of Level 3 (1)	—	—	—	—	—	—
Transfers into Level 3 (1)	—	—	—	—	—	—
Fair value as of June 30, 2022	$1,965,218	$—	$—	$50	$—	$1,965,268

Net change in unrealized gains (losses) on Level 3 investments still held as of June 30, 2022	$(18,284)	$—	$—	$—	$—	$(18,284)
(1)
Transfers out (if any) of Level 3 are due to an increase in the quantity and reliability of broker quotes obtained and transfers into (if any) Level 3 are due to a decrease in the quantity and reliability of broker quotes obtained as assessed by the Investment Adviser. Transfers are assumed to have occurred at the end of the period. There were no transfers between Level 1 and Level 2 fair value measurements during the periods shown.
(2)
Includes unfunded commitments measured at fair value of $(3,201).
(3)
Includes reorganizations and restructuring of investments.

The following tables summarizes the significant unobservable inputs the Company used to value its investments categorized within Level 3 as of June 30, 2023 and December 31, 2022. In addition to the techniques and inputs noted in the tables below, according to our valuation policy we may also use other valuation techniques and methodologies when determining our fair value measurements. The below table is not intended to be all-inclusive, but rather provide information on the significant unobservable inputs as they relate to the Company’s determination of fair values.

The unobservable inputs used in the fair value measurement of our Level 3 investments as of June 30, 2023 were as follows:

		Quantitative Information about Level 3 Fair Value Measurements
Asset Category	Fair Value	Valuation Techniques/Methodologies	Unobservable Input	Range			Weighted Average (1)
First Lien Secured Debt	$2,771,851	Discounted Cash Flow	Discount Rate	7.5%	-	13.5%	10.4%
	496,712	Transactional Value	Cost	N/A		N/A	N/A
Second Lien Secured Debt	32,528	Discounted Cash Flow	Discount Rate	16.3%	-	16.3%	16.3%
Common Equity/Interests	225	Market Comparable Technique	Comparable Multiple	7.50x	-	22.00x	14.50x
Preferred Equity	26	Market Comparable Technique	Comparable Multiple	13.75x	-	13.75x	13.75x
Total Level 3 Investments	$3,301,342
(1)
The weighted average information is generally derived by assigning each disclosed unobservable input a proportionate weight based on the fair value of the related investment. For the commodity price unobservable input, the weighted average price is an undiscounted price based upon the estimated production level from the underlying reserves.

The unobservable inputs used in the fair value measurement of our Level 3 investments as of December 31, 2022 were as follows:

		Quantitative Information about Level 3 Fair Value Measurements
Asset Category	Fair Value	Valuation Techniques/Methodologies	Unobservable Input	Range			Weighted Average (1)
First Lien Secured Debt	$2,279,041	Discounted Cash Flow	Discount Rate	8.7%	-	14.5%	10.7%
	550,929	Transactional Value	Cost	N/A		N/A	N/A
Common Equity/Interests	205	Recent Transaction	Recent Transaction	N/A		N/A	N/A
Preferred Equity	56	Recent Transaction	Recent Transaction	N/A		N/A	N/A
Total Level 3 Investments	$2,830,231
(1)
The weighted average information is generally derived by assigning each disclosed unobservable input a proportionate weight based on the fair value of the related investment. For the commodity price unobservable input, the weighted average price is an undiscounted price based upon the estimated production level from the underlying reserves.

The significant unobservable inputs used in the fair value measurement of the Company’s debt and equity securities are primarily earnings before interest, taxes, depreciation and amortization (“EBITDA”) comparable multiples and market discount rates. The Company typically uses EBITDA comparable multiples on its equity securities to determine the fair value of investments. The Company uses market discount rates for debt securities to determine if the effective yield on a debt security is commensurate with the market yields for that type of debt security. If a debt security’s effective yield is significantly less than the market yield for a similar debt security with a similar credit profile, the resulting fair value of the debt security may be lower. For certain investments where fair value is derived based on a recovery analysis, the Company uses underlying commodity prices from third party market pricing services to determine the fair value and/or recoverable amount, which represents the proceeds expected to be collected through asset sales or liquidation. Further, for certain investments, the Company also considered the probability of future events which are not in management’s control. Significant increases or decreases in any of these inputs in isolation would result in a significantly lower or higher fair value measurement. The significant unobservable inputs used in the fair value measurement of the structured products include the discount rate applied in the valuation models in addition to default and recovery rates applied to projected cash flows in the valuation models. Specifically, when a discounted cash flow model is used to determine fair value, the significant input used in the valuation model is the discount rate applied to present value the projected cash flows. Increases in the discount rate can significantly lower the fair value of an investment; conversely decreases in the discount rate can significantly increase the fair value of an investment. The discount rate is determined based on the market rates an investor would expect for a similar investment with similar risks.

Investment Transactions

For the three and six months ended June 30, 2023, purchases of investments on a trade date basis were $806,738 and $1,426,147, respectively. For the three and six months ended June 30, 2022, purchases of investments on a trade date basis were $2,027,140 and $5,066,734, respectively.

For the three and six months ended June 30, 2023, sales and repayments (including prepayments and unamortized fees) of investments on a trade date basis were $329,318 and $1,065,351, respectively. For the three and six months ended June 30, 2022, sales and repayments (including prepayments and unamortized fees) of investments on a trade date basis were $812,405 and $1,220,350, respectively.

PIK Income

The Company holds loans and other investments, including certain preferred equity investments, that have contractual PIK income. PIK income computed at the contractual rate is accrued into income and reflected as receivable up to the capitalization date. During the three and six months ended June 30, 2023, PIK income earned was $2,830 and $3,745, respectively. During the three and six months ended June 30, 2022, PIK income earned was $1,115 and $1,948, respectively.

The following table shows the change in capitalized PIK balance for the three and six months ended June 30, 2023 and 2022:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
PIK balance at beginning of period	$6,313	$904	$5,333	$—
PIK income capitalized	2,537	989	3,517	1,893
Adjustments due to investments exited or written off	—	—	—	—
PIK income received in cash	—	—	—	—
PIK balance at end of period	$8,850	$1,893	$8,850	$1,893

Note 5. Derivative Instruments

In the normal course of business, the Company enters into derivative financial instruments in the normal course of business to achieve certain risk management objectives, including managing its interest rate and foreign currency risk exposures.

Certain information related to the Company’s foreign currency forward contracts is presented below as of June 30, 2023.

Counterparty	Notional amount to be purchased		Notional amount to be sold	Settlement Date	Fair Value	Balance Sheet Location of Net Amounts
State Street Bank and Trust Company	₣	3,442	$3,078	9/20/2023	$(25)	Unrealized depreciation on foreign currency forward contracts
State Street Bank and Trust Company		€2,976	2,720	9/20/2023	(5)	Unrealized depreciation on foreign currency forward contracts
State Street Bank and Trust Company		£2,828	2,226	9/20/2023	(2)	Unrealized depreciation on foreign currency forward contracts
					$(32)

* Totals may not foot due to rounding.

Certain information related to the Company’s foreign currency forward contracts is presented below as of December 31, 2022.

Counterparty	Notional amount to be purchased	Notional amount to be sold		Settlement Date	Fair Value	Balance Sheet Location of Net Amounts
State Street Bank and Trust Company	$3,440	₣	3,160	3/15/2023	$(5)	Unrealized appreciation on foreign currency forward contracts
State Street Bank and Trust Company	1,903		€1,790	3/15/2023	(8)	Unrealized appreciation on foreign currency forward contracts
State Street Bank and Trust Company	10,562		€9,820	3/31/2023	(22)	Unrealized appreciation on foreign currency forward contracts
State Street Bank and Trust Company	14,813		£12,010	3/15/2023	283	Unrealized appreciation on foreign currency forward contracts
					$249

* Totals may not foot due to rounding.

Certain information related to the Company’s interest rate swaps is presented below as of June 30, 2023.

Counterparty	Notional Amount	Maturity Date	Fair Value	Financial Statement Location of Net Amounts
Goldman Sachs International	$62,000	12/21/2025	$(729)	Other liabilities and accrued expenses
Goldman Sachs International	38,000	1/19/2026	(472)	Other liabilities and accrued expenses
Goldman Sachs International	82,000	12/21/2027	(956)	Other liabilities and accrued expenses
Goldman Sachs International	18,000	1/19/2028	(219)	Other liabilities and accrued expenses
			$(2,376)

* Totals may not foot due to rounding.

Certain information related to the Company’s interest rate swaps is presented below as of December 31, 2022.

Counterparty	Notional Amount	Maturity Date	Fair Value	Financial Statement Location of Net Amounts
Goldman Sachs International	$62,000	12/21/2025	$(36)	Other liabilities and accrued expenses
Goldman Sachs International	38,000	1/19/2026	(105)	Other liabilities and accrued expenses
Goldman Sachs International	82,000	12/21/2027	(231)	Other liabilities and accrued expenses
Goldman Sachs International	18,000	1/19/2028	(88)	Other liabilities and accrued expenses
			$(460)

* Totals may not foot due to rounding.

The Company’s foreign currency forward contracts are not designated in a qualifying hedge accounting relationship. Net realized and unrealized gains and losses for the three and six months ended June 30, 2023 and 2022, for the Company’s foreign currency forward contracts, are in the following locations in the Consolidated Statements of Operations:

		Three Months Ended June 30,		Six Months Ended June 30,
Derivative Instrument	Financial Statement Location	2023	2022	2023	2022
Foreign currency forward contracts	Net realized gain (loss) on foreign currency forward contracts	$(575)	$809	$(222)	$1,053
		(575)	809	(222)	1,053

		Three Months Ended June 30,		Six Months Ended June 30,
Derivative Instrument	Financial Statement Location	2023	2022	2023	2022
Foreign currency forward contracts	Net change in unrealized gain (loss) on foreign currency forward contracts	$416	$155	$(282)	$100
		416	155	(282)	100

The Company’s interest rate swaps have been designated in a qualifying hedge accounting relationship. Net realized and unrealized gains and losses for the three and six months ended June 30, 2023 and 2022, for the Company’s interest rate swaps, are in the following locations in the Consolidated Statements of Operations:

	Three Months Ended June 30,		Six Months Ended June 30,		Financial Statement Location
	2023	2022	2023	2022
Interest rate swaps	$4,880	$—	$3,347	$—	Interest and other debt expenses
Hedged items	(4,288)	—	(2,376)	—	Interest and other debt expenses

Offsetting of Derivative Instruments

The Company has derivative instruments that are subject to master netting agreements. These agreements include provisions to offset positions with the same counterparty in the event of default by one of the parties. The Company’s unrealized appreciation and depreciation on derivative instruments are reported net in the Consolidated Statements of Assets and Liabilities. The following tables present the Company’s assets and liabilities related to derivatives by counterparty, net of amounts available for offset under a master netting arrangement and net of any collateral received or pledged by the Company for such assets and liabilities as of June 30, 2023:

	As of June 30, 2023
Counterparty	Derivative Assets Subject to Master Netting Agreement	Derivatives Available for Offset	Non-cash Collateral Received(1)	Cash Collateral Received(1)	Net Amount of Derivative Assets(2)
Goldman Sachs International	$—	$—	$—	$—	$—
Total	$—	$—	$—	$—	$—

Counterparty	Derivative Liabilities Subject to Master Netting Agreement	Derivatives Available for Offset	Non-cash Collateral Pledged(1)	Cash Collateral Pledged(1)	Net Amount of Derivative Liabilities(3)
Goldman Sachs International	$(2,376)	$—	$—	$3,310	$934
Total	$(2,376)	$—	$—	$3,310	$934

(1)
In some instances, the actual amount of the collateral received and/or pledged may be more than the amount shown due to overcollateralization.
(2)
Net amount of derivative assets represents the net amount due from the counterparty to the Company.
(3)
Net amount of derivative liabilities represents the net amount due from the Company to the counterparty.

There were no offsetting derivatives as of December 31, 2022.

Note 6. Debt and Foreign Currency Transactions and Translations

In accordance with the 1940 Act, with certain limitations, the Company is allowed to borrow amounts such that its asset coverage, as defined in the 1940 Act, is at least 150% after such borrowing. As of June 30, 2023 and December 31, 2022, the Company’s asset coverage was 221.2% and 199.2%, respectively.

The Company’s outstanding debt obligations as of June 30, 2023 were as follows:

	June 30, 2023
	Aggregate Principal Committed	Outstanding Principal	Carrying Value (4)	Fair Value (3)	Unused Portion (1)	Amount Available (2)
Revolving Credit Facility	$2,085,000	819,677	819,677	814,982	1,265,323	1,193,390
Cardinal Funding LLC	800,000	601,945	601,945	598,808	198,055	70,917
Grouse Funding LLC	250,000	187,500	187,500	187,500	62,500	22,664
Mallard Funding LLC	500,000	386,774	386,774	386,734	113,226	113,384
2025 Notes	62,000	62,000	61,270	61,270	—	—
2026 Notes	38,000	38,000	37,527	37,527	—	—
2027 Notes	82,000	82,000	81,043	81,043	—	—
2028 Notes	18,000	18,000	17,781	17,781	—	—
Total Debt Obligations	$3,835,000	$2,195,896	$2,193,517	$2,185,645	$1,639,104	$1,400,355
Deferred Financing Costs and Debt Discount			(18,940)
Total Debt Obligations, net of Deferred Financing Cost and Debt Discount			2,174,577

(1)
The unused portion is the amount upon which commitment fees, if any, are based.
(2)
The amount available reflects any limitations related to each respective credit facility’s borrowing base.
(3)
The fair value of these debt obligations would be categorized as Level 3 under ASC 820 as of June 30, 2023. The valuation is based on a yield analysis and discount rate commensurate with the market yields for similar types of debt.
(4)
Negative values (if any) represent adjustments to debt valuation in connection with gain/losses on interest rate swap valuation on qualifying hedge accounting relationships. Please see Note 5 for additional details.

The Company’s outstanding debt obligations as of December 31, 2022 were as follows:

	December 31, 2022
	Aggregate Principal Committed	Outstanding Principal	Carrying Value (4)	Fair Value (3)	Unused Portion (1)	Amount Available (2)
Revolving Credit Facility	$2,085,000	976,462	976,462	971,776	1,108,538	722,012
Cardinal Funding LLC	800,000	498,731	498,731	495,510	301,269	163,459
Mallard Funding LLC	500,000	416,395	416,395	416,012	83,605	82,813
Grouse Funding LLC	250,000	158,000	158,000	158,000	92,000	42,157
2025 Notes	62,000	62,000	61,964	61,964	—	—
2026 Notes	38,000	—	(105)	—	38,000	—
2027 Notes	82,000	82,000	81,769	81,769	—	—
2028 Notes	18,000	—	(88)	—	18,000	—
Total Debt Obligations	$3,835,000	$2,193,588	$2,193,128	$2,185,031	$1,641,412	$1,010,441
Deferred Financing Costs and Debt Discount			(20,508)
Total Debt Obligations, net of Deferred Financing Cost and Debt Discount			2,172,620

(1)
The unused portion is the amount upon which commitment fees, if any, are based.
(2)
The amount available reflects any limitations related to each respective credit facility’s borrowing base.
(3)
The fair value of these debt obligations would be categorized as Level 3 under ASC 820 as of December 31, 2022. The valuation is based on a yield analysis and discount rate commensurate with the market yields for similar types of debt.
(4)
Negative values (if any) represent adjustments to debt valuation in connection with gain/losses on interest rate swap valuation on qualifying hedge accounting relationships. Please see Note 5 for additional details.

The following table summarizes the average and maximum debt outstanding, and the interest and debt issuance cost for the three and six months ended June 30, 2023 and 2022:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Average debt outstanding	$1,776,467	$1,189,709	$1,885,441	$783,616
Maximum amount of debt outstanding	1,995,945	1,884,906	2,157,600	1,884,906

Weighted average annualized interest cost (1)	8.05%	3.38%	7.69%	3.52%
Annualized amortized debt issuance cost	0.29%	0.34%	0.29%	0.40%
Total annualized interest cost	8.34%	3.72%	7.98%	3.92%

Average 1-month SOFR rate	5.0%	0.9%	4.7%	0.8%
(1)
Includes the stated interest expense and commitment fees on the unused portion of the Senior Secured Facility and SPV Financing Facilities, and net interest on interest rate swaps entered into qualifying hedge accounting relationships . Commitment fees for the three and six months ended June 30, 2023 were $2,098 and $3,973, respectively. Commitment fees for the three and six months ended June 30, 2022 were $1,985 and $3,443, respectively.

The components of interest expense for the three and six months ended June 30, 2023 and 2022 were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Borrowing interest expense	$33,475	$8,177	$68,022	$9,735
Facility unused fees	2,098	1,985	3,973	3,443
Amortization of financing costs and debt issuance costs	1,320	1,014	2,720	1,508
Gain (loss) from interest rate swaps accounted for as hedges and the related hedged items
Interest rate swaps	4,880	—	3,347	—
Hedged items	(4,288)	—	(2,376)	—
Total interest expense	$37,485	$11,176	$75,686	$14,686

Senior Secured Facility

On March 11, 2022, the Company entered into a senior secured, multi-currency, revolving credit facility (the “Senior Secured Facility”) with J.P. Morgan Chase Bank, N.A. The aggregate lender commitments under the Senior Secured Facility on March 11, 2022 were $1.835 billion. On June 7, 2022, the Company entered into an amendment to its Senior Secured Facility to increase the multicurrency commitments from $1.835 billion to $2.085 billion. The Company may seek additional commitments from new and existing lenders in the future, up to an aggregate facility size not to exceed approximately $2.753 billion. The scheduled maturity date of the Facility is March 11, 2027.

Loans under the Facility denominated in US dollars will bear interest, at the Company’s option, at the base rate plus a spread of 0.75% to 0.875% or the term SOFR rate plus a credit spread adjustment of 0.10% and spread of 1.75% to 1.875%, in each case, with such spread being determined based on the total amount of the Gross Borrowing Base relative to the total Covered Debt Amount, as of the date of determination. Loans under the Facility denominated in currencies other than US dollars will bear interest at certain local rates consistent with market standards. Interest is due and payable in arrears quarterly for loans bearing interest at the base rate and at the end of the applicable interest period in the case of loans bearing interest at the term SOFR rate (or at each three month interval in the case of loans with interest periods greater than three months). The Company is also obligated to pay other customary closing fees, arrangement fees, administration fees, commitment fees and letter of credit fees for a credit facility of this size and type.

The Company’s obligations to the lenders under the Revolving Credit Facility are secured by a first priority security interest in substantially all of the Company’s assets.

In connection with the Revolving Credit Facility, the Company has made certain customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. In addition, the Company must comply with the following financial covenants: (a) the Company must maintain a minimum shareholders’ equity, measured as of each fiscal quarter end; and (b) the Company must maintain at all times a 150% asset coverage ratio.

The Revolving Credit Facility contains customary events of default for similar financing transactions. Upon the occurrence and during the continuation of an event of default, J.P. Morgan Chase Bank, N.A. may terminate the commitments and declare the outstanding advances and all other obligations under the Revolving Credit Facility immediately due and payable.

As of June 30, 2023, the Company was in compliance with all covenants and other requirements of the Revolving Credit Facility.

SPV Financing Facilities

The following wholly-owned subsidiaries of the Company have entered into secured financing facilities, as described below: Cardinal Funding LLC, Mallard Funding LLC, and Grouse Funding LLC, which are collectively referred to as the “SPVs”, and the secured financing facilities described below are collectively referred to as the “SPV Financing Facilities”.

The obligations of each SPV to the lenders under the applicable SPV Financing Facility are secured by a first priority security interest in all of the applicable SPV’s portfolio investments and cash. The obligations of each SPV under the applicable SPV Financing Facility are non-recourse to the Company, and the Company’s exposure to the credit facility is limited to the value of its investment in the applicable SPV.

In connection with the SPV Financing Facilities, the applicable SPV has made certain customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. Each SPV Financing Facility contains customary events of default for similar financing transactions, including if a change of control of the applicable SPV occurs. Upon the occurrence and during the continuation of an event of default, the lenders under the applicable SPV Financing Facility may declare the outstanding advances and all other obligations under the applicable SPV Financing Facility immediately due and payable. The occurrence of an event of default (as described above) triggers a requirement that the applicable SPV obtain the consent of the lenders under the applicable SPV Financing Facility prior to entering into any sale or disposition with respect to portfolio investments.

As of June 30, 2023, the Company was in compliance with all covenants and other requirements of the SPV Financing Facilities.

Cardinal Funding LLC

On January 7, 2022, Cardinal Funding LLC (“Cardinal Funding”), a Delaware limited liability company and newly formed subsidiary of the Company, entered into a Credit and Security Agreement (the “Cardinal Funding Secured Credit Facility”), with Cardinal Funding, as borrower, the Company, in its capacity as collateral manager and in its capacity as equity holder, the lenders from time to time parties thereto, Citibank, N.A., as administrative agent, and The Bank of New York Mellon Trust Company, National Association, as collateral agent, custodian and collateral administrator.

The maximum principal amount of the Cardinal Funding Secured Credit Facility as of the Closing Date is $500 million, which can be drawn in multiple currencies subject to certain conditions; the availability of this amount is subject to the borrowing base, which is determined on the basis of the value and types of Cardinal Funding’s assets from time to time, and satisfaction of certain conditions, including certain concentration limits. Amounts drawn under the Cardinal Funding Secured Credit Facility, will bear interest at the Term SOFR Reference Rate, the CDOR Rate, SONIA or the EURIBOR Rate (the “Applicable Reference Rate”), in each case, plus a margin. Advances used to finance the purchase or origination of broadly syndicated loans under the Cardinal Funding Secured Credit Facility initially bear interest at the Applicable Reference Rate plus a spread of 1.70%. Advances used to finance the purchase or origination of private credit loans under the Cardinal Funding Secured Credit Facility initially bear interest at the Applicable

Reference Rate plus a spread of 2.20%. Advances used to finance the purchase or origination of any other eligible loans under the Cardinal Funding Secured Credit Facility initially bear interest at the Applicable Reference Rate plus a spread of 2.45%. After the expiration of a three-year reinvestment period, the applicable margin on outstanding advances will be increased by 0.50% per annum. All amounts outstanding under the Cardinal Funding Secured Credit Facility must be repaid by the date that is five years after the closing date of the Cardinal Funding Secured Credit Facility. The contractual maturity date of the Cardinal Funding Secured Credit Facility is January 7, 2027.

On April 7, 2022, Cardinal Funding, entered into Amendment No. 1 (the “First Cardinal Funding Amendment”), by and among Cardinal Funding, as borrower, the Company, in its capacity as collateral manager and in its capacity as equity holder, the lenders from time to time parties thereto, Citibank, N.A., as administrative agent, and The Bank of New York Mellon Trust Company, National Association, as collateral agent, custodian and collateral administrator.

The First Cardinal Funding Amendment amends the Cardinal Funding Secured Credit Facility to (i) increase the additional aggregate commitment size which Cardinal Funding can request from the lenders under the Cardinal Funding Secured Credit Facility from $750 million to $1.350 billion, (ii) add a new revolving lender to the Cardinal Funding Secured Credit Facility and (iii) allow Cardinal Funding to finance bonds under the Cardinal Funding Secured Credit Facility. Advances used to finance bonds under the Cardinal Funding Secured Credit Facility initially bear interest at the Applicable Reference Rate plus a spread of 2.0%.

On December 9, 2022, Cardinal Funding entered into Amendment No. 4 (the “Fourth Cardinal Funding Amendment”) by and among Cardinal Funding, as borrower, the Company, in its capacity as collateral manager and in its capacity as equity holder, the lenders from time to time parties thereto, Citibank, N.A., as administrative agent, and The Bank of New York Mellon Trust Company, National Association, as collateral agent, custodian and collateral administrator.

The Fourth Cardinal Funding Amendment amends the Cardinal Funding Secured Credit Facility to (i) increase the aggregate commitment under the Cardinal Funding Secured Credit Facility from $500 million to $800 million and (ii) modify the interest rate charged under the Cardinal Funding Secured Credit Facility. Advances made with respect to “Private Credit Loans” (as defined in the Cardinal Funding Secured Credit Facility) will, prior to the Commitment Termination Date, bear interest at the Applicable Reference Rate plus a spread of 2.75% and, following the Commitment Termination Date, bear interest at the Applicable Reference Rate plus a spread of 3.25%.

Mallard Funding LLC

On January 7, 2022, Mallard Funding LLC (“Mallard Funding”), a Delaware limited liability company and newly formed subsidiary of the Company, entered into a Loan and Servicing Agreement (the “Mallard Funding Loan and Servicing Agreement”), with Mallard Funding, as borrower, the Company, in its capacity as servicer and in its capacity as transferor, the lenders from time to time parties thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, and The Bank of New York Mellon Trust Company, National Association, as collateral agent, account bank and collateral custodian.

The maximum principal amount of the Mallard Funding Loan and Servicing Agreement as of the Closing Date is $500 million, which can be drawn in multiple currencies subject to certain conditions; the availability of this amount is subject to the borrowing base, which is determined on the basis of the value and types of Mallard Funding’s assets from time to time, and satisfaction of certain conditions, including certain concentration limits. Under the Mallard Funding Loan and Servicing Agreement, Mallard Funding is permitted to borrow amounts in U.S. dollars or certain other permitted currencies. Amounts drawn under the Mallard Funding Loan and Servicing Agreement, will bear interest at Adjusted Term SOFR, the CDOR Rate, Daily Simple SONIA or the EURIBOR Rate (the “Mallard Funding Applicable Reference Rate”), in each case, plus a margin. Advances used to finance the purchase or origination of broadly syndicated loans under the Mallard Funding Loan and Servicing Agreement bear interest at the Mallard Funding Applicable Reference Rate plus a spread of (x) during the nine months subsequent to the Closing Date (the "Ramp-Up Period"), 1.60%, (y) after the end of the Ramp-Up Period and prior to the Mallard Funding Commitment Termination Date (as defined by the Mallard Funding Loan and Servicing Agreement), 2.00% and (z) after the Mallard Funding Commitment Termination Date, 2.25%. Advances used to finance the purchase or origination of middle market loans under the Mallard Funding Loan and Servicing Agreement initially bear interest at the Mallard Funding Applicable Reference Rate plus a spread of (x) prior to the Mallard Funding Commitment Termination Date, 2.00% and (y) after the Mallard Funding Commitment Termination Date, 2.25%. All amounts outstanding under the Mallard Funding Loan and Servicing Agreement must be repaid by the date that is five years after the closing date of the Mallard Funding Loan and Servicing Agreement. The contractual maturity date under the Mallard Funding Loan and Servicing Agreement is January 7, 2027.

On March 18, 2022, Mallard Funding entered into Amendment No. 1 (the “First Mallard Funding Amendment”), by and among Mallard Funding, as borrower, the Company, in its capacity as servicer and as transferor, each lender party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, and The Bank of New York Mellon Trust Company, National Association, as collateral agent, account bank and collateral custodian. The First Mallard Funding Amendment amends the Mallard Funding Loan and Servicing Agreement to (i) allow Mallard Funding to borrow amounts in Australian dollars and (ii) allow amounts drawn to bear interest at the BBSY Rate.

Grouse Funding LLC

On July 7, 2022 (the “Closing Date”), Grouse Funding LLC (“Grouse Funding”), a Delaware limited liability company and newly formed subsidiary of the Company, entered into a Credit Agreement (the “Grouse Funding Secured Credit Facility”), with Grouse Funding, as borrower, the lenders from time to time parties thereto, Goldman Sachs Bank USA, as syndication agent and administrative agent, State Street Bank and Trust Company, as collateral agent and collateral custodian, and Virtus Group, LP, as collateral administrator.

From time to time, the Company expects to sell and contribute certain investments to Grouse Funding pursuant to a Sale and Contribution Agreement, dated as of the Closing Date, by and between the Company and Grouse Funding. No gain or loss will be recognized as a result of the contribution. Proceeds from the Grouse Funding Secured Credit Facility will be used to finance the origination and acquisition of eligible assets by Grouse Funding, including the purchase of such assets from the Company. We retain a residual interest in assets contributed to or acquired by Grouse Funding through our ownership of Grouse Funding. The maximum principal amount of the Grouse Funding Secured Credit Facility as of the Closing Date is $250 million, which can be drawn in U.S. Dollars subject to certain conditions; the availability of this amount is subject to the borrowing base, which is determined on the basis of the value and types of Grouse Funding’s assets from time to time, and satisfaction of certain conditions, including certain concentration limits.

The Grouse Funding Secured Credit Facility provides for the ability to draw and redraw revolving loans under the Grouse Funding Secured Credit Facility for a period of up to three years after the Closing Date unless the commitments are terminated sooner as provided in the Grouse Funding Secured Credit Facility (the “Commitment Termination Date”). Unless otherwise terminated, the Grouse Funding Secured Credit Facility will mature on the date which is five years after the Closing Date (the “Final Maturity Date”). Prior to the Commitment Termination Date, proceeds received by Grouse Funding from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company, subject to certain conditions. Following the Commitment Termination Date but prior to the Final Maturity Date, proceeds received by Grouse Funding from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, as well as principal on outstanding borrowings in accordance with the terms of the Grouse Funding Secured Credit Facility, and the excess may be returned to the Company, subject to certain conditions. On the Final Maturity Date, Grouse Funding must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company.

Under the Grouse Funding Secured Credit Facility, Grouse Funding is permitted to borrow amounts in U.S. dollars. Amounts drawn under the Grouse Funding Secured Credit Facility will bear interest at Term SOFR plus a margin. Advances used to finance the purchase or origination of broadly syndicated loans under the Grouse Funding Secured Credit Facility initially bear interest at Term SOFR plus a spread of 2.40%, except that following the application of a rebate amount the spread on broadly syndicated loans shall be 1.85%. Advances used to finance the purchase or origination of bonds or loans that are not broadly syndicated loans, that in either case have an EBITDA of $100 million or above, under the Grouse Funding Secured Credit Facility initially bear interest at Term SOFR plus a spread of 2.15%. Advances used to finance the purchase or origination of any other eligible loans or bonds under the Grouse Funding Secured Credit Facility initially bear interest at Term SOFR plus a spread of 2.40%. The Grouse Funding Secured Credit Facility contains customary covenants, including certain limitations on the activities of Grouse Funding, including limitations on incurrence of incremental indebtedness, and customary events of default. The Grouse Funding Secured Credit Facility is secured by a perfected first priority security interest in the assets of Grouse Funding and on any payments received by Grouse Funding in respect of those assets. Assets pledged to the lenders under the Grouse Funding Secured Credit Facility will not be available to pay the debts of the Company.

Private Placement Bonds

On November 15, 2022, the Company priced an offering of $200 million in aggregate principal amount of Senior Unsecured Notes (the “Notes”) to institutional investors in a private placement. The Notes are comprised of $62 million Senior Unsecured Notes due 2025 (the “2025 Notes”), $38 million Senior Unsecured Notes due 2026 (the “2026 Notes”), $82 million Senior Unsecured Notes due 2027 (the “2027 Notes”), and $18 million Senior Unsecured Notes due 2028 (the “2028 Notes”). The issuances of the Notes occurred in two installments on December 21, 2022 and January 19, 2023. The 2025 and 2026 Notes have a fixed interest rate of 8.21% per annum and are due on December 21, 2025 and January 19, 2026, respectively. The 2027 and 2028 Notes have a fixed interest rate of 8.31% per annum and are due on December 21, 2027 and January 19, 2028, respectively. Interest on the Notes is due and payable semiannually. These interest rates are subject to increase (up to a maximum increase of 1.00% above the stated rate for each of the 2025 Notes, 2026 Notes, 2027 Notes and the 2028 Notes) in the event that, subject to certain exceptions, the Notes cease to have an investment grade rating. There is no guarantee of the successful placement of the Notes or that the closing of the Notes will occur as anticipated.

In connection with the Notes, the Company entered into interest rate swaps to more closely align the interest rates of the Company’s liabilities with the Company’s investment portfolio, which consists of predominately floating rate loans.

Under the interest rate swap agreement related to the 2025 Notes, the Company receives a fixed interest rate of 4.02% per annum and pays a floating interest rate at a rate determined by three-month SOFR per annum on $62 million of the 2025 Notes.

Under the interest rate swap agreement related to the 2026 Notes, the Company receives a fixed interest rate of 3.97% per annum and pays a floating interest rate at a rate determined by three-month SOFR per annum on $38 million of the 2026 Notes.

Under the interest rate swap agreement related to the 2027 Notes, the Company receives a fixed interest rate of 3.67% per annum and pays a floating interest rate at a rate determined by three-month SOFR per annum on $82 million of the 2027 Notes.

Under the interest rate swap agreement related to the 2028 Notes, the Company receives a fixed interest rate of 3.65% per annum and pays a floating interest rate at a rate determined by three-month SOFR per annum on $18 million of the 2028 Notes.

The Company designated each interest rate swap as the hedging instrument in a qualifying hedge accounting relationship.

Foreign Currency Transactions and Translations

The Company had the following foreign-denominated debt obligations outstanding on its Senior Secured Facility and SPV Financing Facilities as of June 30, 2023:

	June 30, 2023
	Original Principal Amount (Local)		Original Principal Amount (USD)	Principal Amount Outstanding	Unrealized Gain/(Loss)	Reset Date
British Pound		£90,500	110,090	114,938	(4,848)	7/30/2023
British Pound		£6,200	8,408	7,874	534	8/1/2023
British Pound		£3,500	4,747	4,445	302	7/30/2023
Australian Dollar	A$	10,000	7,402	6,662	740	7/30/2023
European Euro		€366,500	380,216	399,925	(19,709)	7/30/2023
Swedish Krona	kr	34,000	3,237	3,152	85	7/30/2023
Total			514,100	536,996	(22,896)

The Company had the following foreign-denominated debt obligations outstanding on its Senior Secured Facility and SPV Financing Facilities as of December 31, 2022:

	December 31, 2022
	Original Principal Amount (Local)		Original Principal Amount (USD)	Principal Amount Outstanding	Unrealized Gain/(Loss)	Reset Date
British Pound		£76,000	92,180	91,880	300	1/31/2023
British Pound		£6,200	8,408	7,495	913	2/1/2023
British Pound		£3,500	4,747	4,231	516	1/31/2023
Australian Dollar	A$	10,000	7,402	6,809	593	1/31/2023
European Euro		€277,000	282,015	296,515	(14,500)	1/31/2023
Swedish Krona	kr	34,000	3,237	3,258	(21)	1/31/2023
Total			397,989	410,188	(12,199)

Note 7. Net Assets

The Company has the authority to issue an unlimited number of common shares of beneficial interest at $0.01 per share par value.

On July 22, 2021, an affiliate of the Adviser purchased 2,000 shares of the Company’s Class I common shares at $25.00 per share.

On January 7, 2022, the Company had satisfied the minimum offering requirement, and the Company’s Board authorized the release of proceeds from escrow. As of such date, the Company issued and sold 26,258,912 shares (consisting all of Class I shares at an offering price of $25.00 per share; no Class S or Class D shares were issued or sold as of such date), and the escrow agent released net proceeds of approximately $656,473 to the Company as payment for such shares.

The following table summarizes transactions in common shares of beneficial interest during the three and six months ended June 30, 2023 and 2022:

	Three Months Ended		Three Months Ended		Six Months Ended		Six Months Ended
	June 30, 2023		June 30, 2022		June 30, 2023		June 30, 2022
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Class S:
Proceeds from shares sold	3,946,039	$94,305	3,908,397	$95,420	5,619,005	$133,724	5,739,573	$140,783
Repurchase of common shares	(67,157)	(1,624)	(5,103)	(116)	(101,938)	(2,452)	(5,103)	(116)
Early repurchase deduction	—	2	—	2	—	9	—	2
Distributions reinvested	157,289	3,758	30,743	744	282,507	6,707	31,100	752
Net increase (decrease)	4,036,171	$96,441	3,934,037	$96,050	5,799,574	$137,988	5,765,570	$141,421
Class D:
Proceeds from shares sold	10,596	$252	—	$—	32,145	$760	—	$—
Repurchase of common shares	—	—	—	—	—	—	—	—
Early repurchase deduction	—	—	—	—	—	—	—	—
Distributions reinvested	365	9	—	—	670	16	—	—
Net increase (decrease)	10,961	$261	—	$—	32,815	$776	—	$—
Class I:
Proceeds from shares sold	11,676,985	$278,711	13,227,259	$324,529	17,670,883	$420,012	66,140,100	$1,645,464
Repurchase of common shares	(3,563,305)	(86,160)	(76,174)	(1,741)	(9,041,284)	(216,626)	(76,174)	(1,741)
Early repurchase deduction	—	—	—	34	—	5	—	34
Distributions reinvested	897,792	21,448	489,313	11,914	1,668,927	39,602	646,629	15,819
Net increase (decrease)	9,011,472	$213,999	13,640,398	$334,736	10,298,526	$242,993	66,710,555	$1,659,576
Total net increase (decrease)	13,058,604	$310,701	17,574,435	$430,786	16,130,915	$381,757	72,476,125	$1,800,997

Net Asset Value per Share and Offering Price

The Company determines NAV for each class of shares as of the last day of each calendar month. Share issuances related to monthly subscriptions are effective the first calendar day of each month. Shares are issued at an offering price equivalent to the most recent NAV per share available for each share class, which will be the prior calendar day NAV per share (i.e. the prior month-end NAV). The following table summarizes each month-end NAV per share for Class S, Class D and Class I common shares during the six months ended June 30, 2023 and 2022:

	NAV Per Share
For the Month Ended	Class S	Class D	Class I
January 31, 2023	$23.64	$23.64	$23.64
February 28, 2023	23.76	23.76	23.76
March 31, 2023	23.82	23.82	23.82
April 30, 2023	23.95	23.95	23.95
May 31, 2023	23.91	23.91	23.91
June 30, 2023	24.18	24.18	24.18

	NAV Per Share(1)
For the Month Ended	Class S	Class D	Class I
January 31, 2022	$—	$—	$25.04
February 28, 2022	24.74	—	24.74
March 31, 2022	24.71	—	24.71
April 30, 2022	24.63	—	24.63
May 31, 2022	23.72	—	23.72
June 30, 2022	22.87	—	22.87
(1)
Class D shares were first issued on July 1, 2022.

Distributions

The Board authorizes and declares monthly distribution amounts per share of Class S, Class D and Class I common shares. The following table presents distributions that were declared during the six months ended June 30, 2023:

			Class S Distributions		Class D Distributions		Class I Distributions
Declaration Date	Record Date	Payment Date	Per Share	Amount*	Per Share	Amount*	Per Share	Amount*
January 20, 2023	January 31, 2023	February 24, 2023	$0.1433	$1,631	$0.1551	$18	$0.1600	$13,422
February 17, 2023	February 28, 2023	March 29, 2023	0.1446	1,703	0.1555	18	0.1600	13,675
February 17, 2023	February 28, 2023	March 29, 2023	0.0200	235	0.0200	2	0.0200	1,709	(1)
March 24, 2023	March 31, 2023	April 26, 2023	0.1428	1,803	0.1550	20	0.1600	14,193
March 24, 2023	March 31, 2023	April 26, 2023	0.0200	253	0.0200	3	0.0200	1,774	(1)
April 20, 2023	April 28, 2023	May 26, 2023	0.1434	1,964	0.1551	22	0.1600	14,345
April 20, 2023	April 28, 2023	May 26, 2023	0.0200	274	0.0200	3	0.0200	1,793	(1)
May 23, 2023	May 31, 2023	June 28, 2023	0.1427	2,169	0.1549	22	0.1600	14,759
May 23, 2023	May 31, 2023	June 28, 2023	0.0200	304	0.0200	3	0.0200	1,845	(1)
June 23, 2023	June 30, 2023	July 27, 2023	0.1433	2,392	0.1551	22	0.1600	15,329
June 23, 2023	June 30, 2023	July 27, 2023	0.0200	334	0.0200	3	0.0200	1,916	(1)
			$0.9601	$13,062	$1.0307	$136	$1.0600	$94,760

* Totals may not foot due to rounding.

(1)
Represents a special distribution.

The following table presents distributions that were declared during the six months ended June 30, 2022:

			Class S Distributions		Class D Distributions		Class I Distributions
Declaration Date	Record Date	Payment Date	Per Share	Amount*	Per Share	Amount*	Per Share	Amount*
January 31, 2022	January 31, 2022	March 7, 2022	$—	$—	$—	$—	$0.1045	$2,744
February 28, 2022	February 28, 2022	April 1, 2022	0.1245	22	—	—	0.1408	6,096
March 29, 2022	March 29, 2022	April 29, 2022	0.1229	225	—	—	0.1408	7,472
April 21, 2022	April 30, 2022	May 26, 2022	0.1235	426	—	—	0.1408	8,388
May 20, 2022	May 31, 2022	June 28, 2022	0.1230	576	—	—	0.1408	9,105
June 22, 2022	June 30, 2022	July 28, 2022	0.1242	717	—	—	0.1408	9,391
			$0.6182	$1,966	$—	$—	$0.8085	$43,196
* Totals may not foot due to rounding.

Distribution Reinvestment Plan

The Company has adopted a distribution reinvestment plan, pursuant to which the Company will reinvest all cash dividends declared by the Board on behalf of our shareholders who do not elect to receive their dividends in cash as provided below. As a result, if the Board authorizes, and the Company declares, a cash dividend or other distribution, then shareholders who have not opted out of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares as described below, rather than receiving the cash dividend or other distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.

Character of Distributions

The Company may fund its cash distributions to shareholders from any source of funds available to the Company, including but not limited to offering proceeds, net investment income from operations, capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies and expense support from the Adviser, which is subject to recoupment.

Through June 30, 2023, a portion of the Company’s distributions resulted from expense support from the Adviser, and future distributions may result from expense support from the Adviser, each of which is subject to repayment by the Company within three years from the date of payment. The purpose of this arrangement avoids distributions being characterized as a return of capital for U.S. federal income tax purposes. Shareholders should understand that any such distribution is not based solely on the Company’s investment performance, and can only be sustained if the Company achieves positive investment performance in future periods and/or the Adviser continues to provide expense support. Shareholders should also understand that the Company’s future repayments of expense support will reduce the distributions that they would otherwise receive. There can be no assurance that the Company will achieve the performance necessary to sustain these distributions, or be able to pay distributions at all.

Sources of distributions, other than net investment income and realized gains on a U.S. GAAP basis, include required adjustments to U.S. GAAP net investment income in the current period to determine taxable income available for distributions. The following table reflects the sources of cash distributions on a U.S. GAAP basis that the Company has declared on its shares of common stock during the six months ended June 30, 2023:

	Class S		Class D		Class I
Source of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$0.9601	$13,062	$1.0307	$136	$1.0600	$94,760
Net realized gains	—	—	—	—	—	—
Distributions in excess of net investment income	—	—	—	—	—	—
	$0.9601	$13,062	$1.0307	$136	$1.0600	$94,760

The following table reflects the sources of cash distributions on a U.S. GAAP basis that the Company has declared on its shares of common stock during the six months ended June 30, 2022:

	Class S		Class D		Class I
Source of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$0.6182	$1,966	$—	$—	$0.8085	$43,196
Net realized gains	—	—	—	—	—	—
Distributions in excess of net investment income	—	—	—	—	—	—
	$0.6182	$1,966	$—	$—	$0.8085	$43,196

Share Repurchase Program

At the discretion of our Board of Trustees, the Company has commenced a share repurchase program in which it intends to repurchase the Company’s common shares outstanding as of the close of the previous calendar quarter. The Board of Trustees may amend or suspend the share repurchase program if in its reasonable judgment it deems such action to be in the Company’s best interest and the best interest of our shareholders. As a result, share repurchases may not be available each quarter. Should the Board of Trustees suspend the share repurchase program, the Board of Trustees will consider whether the continued suspension of the program is in the best interests of the Company and shareholders on a quarterly basis. The Company intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the 1940 Act. All shares purchased by the Company pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Under the share repurchase plan, to the extent the Company offers to repurchase shares in any particular quarter, it is expected to repurchase shares pursuant to tender offers on or around the last business day of that quarter using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (an “Early Repurchase Deduction”). The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders.

The following table presents information with respect to the Company’s share repurchases during the six months ended June 30, 2023:

Repurchase Deadline Request	Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased (1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (all classes) (3)	Maximum number of shares that may yet be purchased under the repurchase plan (2)
March 15, 2023	5,512,759	5.94%	$23.82	March 31, 2023	$131,283	—
June 14, 2023	3,630,463	3.78%	$24.18	June 30, 2023	$87,781	1,167,048

(1) Percentage is based on total shares as of the close of the previous calendar quarter

(2) All repurchase requests were satisfied in full

(3) Amounts shown net of Early Repurchase Deduction

The following table presents information with respect to the Company’s share repurchases during the six months ended June 30, 2022:

Repurchase Deadline Request	Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased (1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (all classes) (3)	Maximum number of shares that may yet be purchased under the repurchase plan (2)
June 17, 2022	81,278	0.11%	$22.87	June 30, 2022	$1,821	2,745,085

(1) Percentage is based on total shares as of the close of the previous calendar quarter

(2) All repurchase requests were satisfied in full

(3) Amounts shown net of Early Repurchase Deduction

Note 8. Commitments and Contingencies

The Company has various commitments to fund various revolving and delayed draw senior secured and subordinated loans, including commitments to issue letters of credit through a financial intermediary on behalf of certain portfolio companies. As of June 30, 2023 and December 31, 2022, the Company had the following unfunded commitments to its portfolio companies:

	June 30, 2023	December 31, 2022
Unfunded revolver obligations, bridge loan and backstop commitments (1)	$232,011	$181,974
Standby letters of credit issued and outstanding (2)	1,595	880
Unfunded delayed draw loan commitments (3)	202,286	252,210
Total Unfunded Commitments (4)	$435,892	$435,064
(1)
The unfunded revolver obligations may or may not be funded to the borrowing party in the future. The amounts relate to loans with various maturity dates, but the entire amount was eligible for funding to the borrowers as of June 30, 2023, subject to the terms of each loan’s respective credit agreements which includes borrowing covenants that need to be met prior to funding. As of June 30, 2023 and December 31, 2022, the bridge loan and backstop commitments included in the balances were $30,777 and $93,000.
(2)
For all these letters of credit issued and outstanding, the Company would be required to make payments to third parties if the portfolio companies were to default on their related payment obligations. None of the letters of credit issued and outstanding are recorded as a liability on the Company’s Consolidated Statements of Assets and Liabilities as such letters of credit are considered in the valuation of the investments in the portfolio company.
(3)
The Company’s commitment to fund delayed draw loans is triggered upon the satisfaction of certain pre-negotiated terms and conditions which can include covenants to maintain specified leverage levels and other related borrowing base covenants. For commitments to fund delayed draw loans with performance thresholds, borrowers are required to meet certain performance requirements before the Company is obligated to fulfill these commitments.
(4)
Additionally, from time to time, the Adviser and its affiliates may commit to an investment on behalf of the funds it manages, including the Company. Certain terms of these investments are not finalized at the time of the commitment and each respective fund's allocation may change prior to the date of funding. In this regard, the Company may have to fund additional commitments in the future that it is currently not obligated to but may be at a future point in time.

Organizational and Offering Costs

The Adviser agreed to bear all of the Company’s organization and offering expenses through the date on which the Company broke escrow for the initial offering of its common shares. The Company is obligated to reimburse the Adviser for such expenses incurred upon breaking escrow for our offering. The total organization and offering costs incurred for the three and six months ended June 30, 2023 were $0 and $38. The total organization and offering costs incurred three and six months ended June 30, 2022 were $500 and $2,940, which were recognized by the Company when it broke escrow for the initial offering of its common shares.

Warehousing Transactions

The Company entered into a warehousing transaction whereby the Company agreed, subject to certain conditions, to purchase certain assets from parties unaffiliated with the Adviser. The warehousing transaction was designed to assist the Company in deploying capital upon receipt of subscription proceeds.

On February 22, 2021, the Company entered into a Facility Agreement (“Facility Agreement”), which was subsequently amended on August 17, 2021, with Goldman Sachs Bank USA (the “Financing Provider”). The Facility Agreement creates a forward obligation of the Financing Provider to sell, and a forward obligation of the Company, or its designee, to purchase certain investments (the “Portfolio Investments”) owned and held by the Financing Provider at the Company’s request. Pursuant to the Facility Agreement, the Company may request the Financing Provider to acquire Portfolio Investments as it designates from time to time, which the Financing Provider can approve or reject in its sole and absolute discretion. Prior to any sale to the Company, the Portfolio Investments will be owned and held solely for the account of the Financing Provider. ADS will have no obligation to purchase the Portfolio Investments under the Facility Agreement until such time the Company has received subscriptions for its shares of at least $600 million (the “Capital Condition”). After the Company has met the Capital Condition, it will be obligated to purchase the Portfolio Investments from the Financing Provider on or before February 22, 2022 (the “Facility End Date”). ADS may elect, but is not obligated to, purchase Portfolio Investments prior to the Facility End Date or prior to or without meeting the Capital Condition. In consideration for the forward arrangement provided by the Financing Provider (the amount of the arrangement will not exceed $250 million before May 22, 2021 and $500 million between such date and the Facility End Date (the “Financing Amount”), the Company has agreed to pay certain fees and expenses to the Financing Provider, including (i) a facility fee at an annual rate of LIBOR plus 1.77% multiplied by the cash amount paid by the Financing Provider (subject to adjustment for, among other things, cash amounts received by the Financing Provider) for such Portfolio Investment (the “Funded Amount”) while it is being held by the Financing Provider, (ii) an unused fee at an annual rate of 0.50% of the unused Financing Amount minus the greater of (A) the Minimum Utilization Amount and (B) the Funded Amount, and (iii) a minimum utilization fee at an annual rate of 1.77% of (the “Minimum Utilization Amount”) (A) prior to May 22, 2021, 50% of the Financing Amount at such time and (B) on or after May 22, 2021, and prior to the Facility End Date, 75% of the Financing Amount at such time. As a general matter, the price the Company would pay to purchase any Portfolio Investment from the Financing Provider equals the cash amount paid by the Financing Provider subject to adjustment for, among other things, principal repayments and interest amounts earned by the Financing Provider. Accordingly, shareholders will benefit from any interest paid or accrued on any Portfolio Investment purchased by the Company.

Effective January 7, 2022, the Company had a contractual obligation to acquire all assets under the Facility Agreement through forward purchase agreement on or before June 30, 2022. The mark-to-market gain/loss of all investments held by the Financing Provider, in addition to other economic rights and obligations held by the Company, are recognized in the Company’s consolidated financial statements. These gains (losses) are realized at the time the Company settles on the purchases of each underlying asset from the Financing Provider.

For the year ended December 31, 2022, the Company purchased debt investments from the Financing Provider with an aggregate principal amount of $436 million (excluding unfunded revolvers and delayed draw positions of $0.2 million), at a purchase price of $412 million, resulting in an unrealized gain of approximately $3 million. During the six months ended June 30, 2023, no additional transactions with the Financing Provider as it relates to the warehousing transactions had occurred.

Other Commitments and Contingencies

From time to time, the Company may become a party to certain legal proceedings incidental to the normal course of its business.

On March 14, 2023, certain First Lien and Second Lien holders of debt issued by Mitel filed a complaint in New York State Court captioned Ocean Trails CLO VII et al v. MLN TopCo Ltd., et al, Index No. 651327/2023, against certain other First Lien and Second Lien debt holders, including Apollo Debt Solutions BDC, alleging, among other things, that the defendant lenders breached the terms of their lending agreements and the New York Uniform Voidable Transfer Act in connection with certain amendments to the relevant documents governing the debt. Plaintiffs seek to have the amendments in question declared void. No reasonable estimate of possible loss, if any, can be made at this time.

Management is not aware of any pending or threatened material litigation as of June 30, 2023 other than the matter disclosed above.

Note 9. Financial Highlights

The following are the financial highlights for the six months ended June 30, 2023:

	Six Months Ended June 30, 2023

	Class S (6)	Class D (7)	Class I (8)
Per Share Data:
Net asset value at beginning of period	$23.20	$23.20	$23.20
Net investment income (1)	1.17	1.25	1.26
Net unrealized and realized gains (losses) (2)	0.77	0.76	0.78
Net increase (decrease) in net assets resulting from operations	1.94	2.01	2.04
Distribution declared (3)	(0.96)	(1.03)	(1.06)
Net asset value at end of period	$24.18	$24.18	$24.18

Total return (4)	8.48%	8.79%	8.93%
Shares outstanding, end of period	16,627,313	139,758	92,241,753
Weighted average shares outstanding	13,573,307	131,538	89,270,080

Ratio/Supplemental Data
Net assets at end of period	$402,043	$3,379	$2,230,374
Annualized ratio of net expenses to average net assets (5)	10.59%	9.91%	9.79%
Annualized ratio of net investment income to average net assets (5)	9.90%	10.59%	10.73%
Portfolio turnover rate	24.09%	24.09%	24.09%
Asset coverage per unit (9)	2,212	2,212	2,212

The following are the financial highlights for the six months ended June 30, 2022:

	Six Months Ended June 30, 2022

	Class S (6)	Class I (8)
Per Share Data:
Net asset value at beginning of period	$25.04	$25.00
Net investment income (1)	0.74	0.90
Net unrealized and realized gains (losses) (2)	(2.29)	(2.22)
Net increase (decrease) in net assets resulting from operations	(1.55)	(1.32)
Distribution declared (3)	(0.62)	(0.81)
Net asset value at end of period	$22.87	$22.87

Total return (4)	(6.28)%	(5.42)%
Shares outstanding, end of period	5,765,570	66,710,555
Weighted average shares outstanding	3,222,046	53,195,843

Ratio/Supplemental Data
Net assets at end of period	$131,866	$1,525,759
Annualized ratio of net expenses to average net assets (5)	3.85%	2.50%
Annualized ratio of net investment income to average net assets (5)	7.39%	7.66%
Portfolio turnover rate	44.51%	44.51%
Asset coverage per unit (9)	1,879	1,879

(1)
The per share data was derived by using the weighted average shares outstanding during the period.
(2)
The amount shown at this caption is the balancing amount derived from the other figures in the schedule. The amount shown at this caption for a share outstanding throughout the period may not agree with the change in the aggregate gains and losses in portfolio securities for the period because of the timing of sales of the Company’s shares in relation to fluctuating market values for the portfolio.
(3)
The per share data for distributions was derived by using the actual shares outstanding at the date of the relevant transactions (refer to Note 6).
(4)
Total return is not annualized. An investment in the Company is subject to maximum upfront sales load of 3.5% and 1.5% for Class S and Class D shares, respectively, of the offering price, which will reduce the amount of capital available for investment. Class I shares is not subject to upfront sales load.
(5)
For the six months ended June 30, 2023, amounts are annualized except for organizational costs and management fee and income based incentive fee waivers by the Adviser. For the six months ended June 30, 2023, the total operating expenses to average net assets were 10.59%, 9.91% and 9.79%, for Class S, Class D and Class I shares, respectively, prior to management fee waivers and expense support provided by the Adviser. For the six months ended June 30, 2022, the total operating expenses to average net assets were 2.69% and 2.62%, for Class S and Class I shares, respectively, prior to management fee waivers and expense support provided by the Adviser. Operating expenses may vary in the future based on the amount of capital raised, the Adviser’s election to continue expense support, and other unpredictable variables.
(6)
Class S shares were first issued on February 1, 2022.
(7)
Class D shares were first issued on July 1, 2022.
(8)
Class I shares were first issued on January 7, 2022 (commencement of operations).
(9)
The asset coverage ratio for a class of senior securities representing indebtedness is calculated as our total assets, less all liabilities and indebtedness not represented by senior securities, divided by senior securities representing indebtedness. This asset coverage ratio is multiplied by one thousand to determine the asset coverage per unit. As of June 30, 2023, the Company's asset coverage was 221%.

Note 10. Subsequent Events

Management has evaluated subsequent events through the date of issuance of these consolidated financial statements and has determined that there are no subsequent events outside the ordinary scope of business that require adjustment to, or disclosure in, the consolidated financial statements other than those disclosed below.

July Financial Update and Distribution Declaration

On July 1, 2023, the Company issued and sold 7,048,727 shares (consisting of 4,682,526 Class I shares, 2,361,651 Class S shares, and 4,549 Class D shares at an offering price of $24.18 per share for the Class I, Class S, and Class D shares), and the Company received approximately $170.4 million as payment for such shares.

On July 20, 2023, the Company's Board declared distributions including a special distribution of $0.02 per share of $0.1625 per Class S Share, $0.1749 per Class D share, and $0.1800 per Class I share which is payable on or around August 29, 2023 to shareholders of record as of July 31, 2023.

August Subscriptions

The Company received approximately $150.0 million of net proceeds relating to the issuance of Class S shares, Class D shares, and Class I shares for subscriptions effective August 1, 2023.

Private Placement Bonds

On August 10, 2023, the Company priced an offering of $650 million in aggregate principal amount of Senior Unsecured Notes (the “Notes”) to institutional investors in a private placement. The Notes are comprised of $226 million Series A Senior Unsecured Notes due September 28, 2026 (the “September 2026 Notes”), $325 million Series B Senior Unsecured Notes due September 28, 2028 (the “September 2028 Notes”), and €90 million Series C Senior Unsecured Notes due September 28, 2026 (the “Euro 2026 Notes”) . The issuances are expected to close on September 28, 2023. The September 2026 Notes, September 2028 Notes and Euro 2026 Notes have fixed interest rates of 8.54%, 8.62%, and 7.02% per annum, respectively. Interest on the Notes is due and payable semiannually. These interest rates are subject to increase (up to a maximum increase of 1.00% above the stated rate for each of the September 2026 Notes, September 2028 Notes and Euro 2026 Notes) in the event that, subject to certain exceptions, the Notes cease to have an investment grade rating. These interest rates are subject to increase (up to a maximum increase of 1.50% above the stated rate for each of the September 2026 Notes, September 2028 Notes and Euro 2026 Notes) in the event that, subject to certain exceptions, the Company’s Secured Debt Ratio exceeds 60% up to August 31, 2024, and 55% subsequent to August 31, 2024. These interest rates are subject to increase (up to a maximum increase of 2.00% above the stated rate for each of the September 2026 Notes, September 2028 Notes and Euro 2026 Notes) in the event that, subject to certain exceptions, the Notes cease to have an investment grade rating and the Secured Debt Ratio event has occurred as disclosed above. There is no guarantee of the successful placement of the Notes or that the closing of the Notes will occur as anticipated.

In connection with the Notes, the Company entered into interest rate swaps to more closely align the interest rates of the Company’s liabilities with the Company’s investment portfolio, which consists of predominately floating rate loans. Under the interest rate swap agreement related to the September 2026 Notes, the Company receives a fixed interest rate of 8.54% per annum and pays a floating interest rate of SOFR + 4.18% per annum on $226 million of the 2026 Notes. Under the interest rate swap agreement related to the September 2028 Notes, the Company receives a fixed interest rate of 8.62% per annum and pays a floating interest rate of SOFR + 4.56% per annum on $325 million of the September 2028 Notes. Under the interest rate swap agreement related to the Euro 2026 Notes, the Fund receives a fixed interest rate of 7.02% per annum and pays a floating interest rate of ESTR + 3.72% per annum on €90 million of the Euro 2026 Notes. The Company designated each interest rate swap as the hedging instrument in a qualifying hedge accounting relationship.

Report of Independent Registered Public Accounting Firm

To the shareholders and Board of Trustees of Apollo Debt Solutions BDC

Results of Review of Interim Financial Information

We have reviewed the accompanying consolidated statements of assets and liabilities, including the consolidated schedule of investments, of Apollo Debt Solutions BDC and subsidiaries (the “Company”) as of June 30, 2023, the related consolidated statements of operations and consolidated statements of changes in net assets for the three-month and six-month periods ended June 30, 2023 and 2022, the consolidated statements of cash flows and the financial highlights for the six-month periods ended June 30, 2023 and 2022, and the related notes (collectively referred to as the “interim financial information”). Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated statements of assets and liabilities, including the consolidated schedule of investments, of the Company as of December 31, 2022, the related consolidated statements of operations, changes in net assets, and cash flows for the year then ended (not presented herein), and the financial highlights for the year then ended (not presented herein); and in our report dated March 16, 2023, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated statements of assets and liabilities, including the consolidated schedule of investments, as of December 31, 2022, is fairly stated, in all material respects, in relation to the consolidated statements of assets and liabilities, including the consolidated schedule of investments, from which it has been derived.

Basis for Review Results

This interim financial information is the responsibility of the Company's management. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our review in accordance with standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

/s/ Deloitte & Touche LLP

New York, New York

August 11, 2023

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The information contained in this section should be read in conjunction with “Item 1. Financial Statements.” This discussion contains forward-looking statements, which relate to future events our future performance or financial condition and involves numerous risks and uncertainties, including, but not limited to, those set forth in "Risk Factors" in Part I, Item 1A of our annual report on Form 10-K for the year ended December 31, 2022 and Part II, Item 1A of and elsewhere in this Form 10-Q. Actual results could differ materially from those implied or expressed in any forward-looking statements. The six months ended June 30, 2023 represents the period from January 1, 2023 to June 30, 2023.

These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about Apollo Debt Solutions BDC (the “Company,” “we”, “us”, or “our”), our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•
our future operating results;
•
our business prospects and the prospects of the companies in which we may invest;
•
the impact of the investments that we expect to make;
•
our ability to raise sufficient capital to execute our investment strategy;
•
general economic and political trends and other external factors, including the COVID-19 pandemic and recent supply chain disruptions;
•
the ability of our portfolio companies to achieve their objectives;
•
our current and expected financing arrangements and investments;
•
changes in the general interest rate environment;
•
the adequacy of our cash resources, financing sources and working capital;
•
the timing and amount of cash flows, distributions and dividends, if any, from our portfolio companies;
•
our contractual arrangements and relationships with third parties;
•
actual and potential conflicts of interest with the Adviser or any of its affiliates
•
the elevating levels of inflation, and its impact on our portfolio companies and on the industries in which we invest;
•
the dependence of our future success on the general economy and its effect on the industries in which we may invest;
•
our use of financial leverage;
•
the ability of the Adviser to source suitable investments for us and to monitor and administer our investments;
•
the ability of the Adviser or its affiliates to attract and retain highly talented professionals;
•
our ability to qualify for and maintain our qualification as a regulated investment company and as a BDC;
•
the impact on our business of U.S. and international financial reform legislation, rules and regulations;
•
the effect of changes to tax legislation and our tax position; and
•
the tax status of the enterprises in which we may invest.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this report should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Item 1A. Risk Factors” and elsewhere in this report. These forward-looking statements apply only as of the date of this report. Moreover, we assume no duty and do not undertake to update the forward-looking statements, except as required by applicable law. Because we are an investment company, the forward-looking statements and projections contained in this report are excluded from the safe harbor protection provided by Section 21E of the U.S. Securities Exchange Act of 1934 Act, as amended (the “1934 Act”).

Overview

We are a newly organized, externally managed, non-diversified closed-end management investment company that has elected to be treated as a BDC under the 1940 Act. Formed as a Delaware statutory trust on December 4, 2020, we are externally managed by the Adviser, which is responsible for sourcing potential investments, conducting due diligence on prospective investments, analyzing investment opportunities, structuring investments and monitoring our portfolio on an ongoing basis. Our Adviser is registered as investment adviser with the SEC. We also have elected to be treated, and intend to qualify annually thereafter, as a RIC under the Code.

Under our Investment Advisory Agreement, we have agreed to pay the Adviser a management fee as well as an incentive fee based on our investment performance. Also, under the Administration Agreement, we have agreed to reimburse the Administrator for the allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including, but not limited to, our allocable portion of the costs of compensation and related expenses of our chief compliance officer, chief financial officer and their respective staffs.

Our investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. We invest primarily in private credit opportunities in directly originated assets, including loans and other debt securities, made to or issued by large private U.S. borrowers, with a strong emphasis on senior secured lending. While most of our investments will be in private U.S. companies (subject to compliance with BDC regulatory requirement to invest at least 70% of its assets in private U.S. companies), we also expect to invest from time to time in European and other non-U.S. companies. Our portfolio may also include equity interests such as common stock, preferred stock, warrants or options, which generally would be obtained as part of providing a broader financing solution. Under normal circumstances, we will invest directly or indirectly at least 80% of our total assets (net assets plus borrowings for investment purposes) in debt instruments of varying maturities.

Most of the debt instruments we invest in are unrated or rated below investment grade, which is often an indication of size, credit worthiness and speculative nature relative to the capacity of the borrower to pay interest and principal. Generally, if our unrated investments were rated, they would be rated below investment grade. These securities, which are often referred to as “junk” or “high yield”, have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and are illiquid.

Investments

We focus primarily on loans and securities, including syndicated loans, of private U.S. companies. Our level of investment activity (both the number of investments and the size of each investment) can and will vary substantially from period to period depending on many factors, including the amount of debt and equity capital available to private companies, the level of merger and acquisition activity for such companies, the general economic environment, trading prices of loans and other securities and the competitive environment for the types of investments we make.

Revenues

We generate revenues in the form of interest income on debt investments, capital gains, and dividend income from our equity investments in our portfolio companies. Our senior and subordinated debt investments are expected to bear interest at a fixed or floating rate. Interest on debt securities is generally payable quarterly or semiannually. In some cases, some of our investments may provide for deferred interest payments or PIK interest. The principal amount of the debt securities and any accrued but unpaid PIK interest generally will become due at the maturity date. In addition, we may generate revenue in the form of commitment and other fees in connection with transactions. Original issue discounts and market discounts or premiums are capitalized, and we accrete or amortize such amounts as interest income. We record prepayment premiums on loans and debt securities as interest income. Dividend income, if any, is recognized on an accrual basis to the extent that we expect to collect such amounts.

Expenses

Except as specifically provided below, all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services to us, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, is provided and paid for by the Adviser. We bear all other costs and expenses of our operations, administration and transactions, including, but not limited to (a) investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to the Investment Advisory Agreement; (b) our allocable portion of compensation, overhead (including rent, office equipment and utilities) and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) our chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that performs duties for us; and (iii) any internal audit group personnel of AGM or any of its affiliates; and (c) all other expenses of our operations, administrations and transactions.

With respect to costs incurred in connection with our organization and offering and all other costs incurred prior to the time we break escrow for the offering, the Adviser has agreed to advance all such costs on our behalf. Unless the Adviser elects to cover such expenses pursuant to the Expense Support and Conditional Reimbursement Agreement we entered into with the Adviser, we will be obligated to reimburse the Adviser for such advanced expenses upon breaking escrow for our offering of common shares. See “—Expense Support and Conditional Reimbursement Agreement.” Any reimbursements that may be made by us in the future will not exceed actual expenses incurred by the Adviser and its affiliates.

From time to time, the Adviser, the Administrator or their affiliates may pay third-party providers of goods or services. We will reimburse the Adviser, the Administrator or such affiliates thereof for any such amounts paid on our behalf. From time to time, the Adviser or the Administrator may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by our shareholders.

Expense Support and Conditional Reimbursement Agreement

We have entered into an Expense Support Agreement with the Adviser. For additional information see “Item 1. Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note 3. Fees, Expenses, Agreements and Related Party Transactions”.

Recent Developments

See “Item 1. Financial Statements—Notes to Consolidated Financial Statements—Note 10. Subsequent Events” for a summary of recent developments.

Portfolio and Investment Activity

Our portfolio and investment activity during the three and six months ended June 30, 2023 and 2022 were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)*	2023	2022	2023	2022
Investments made in portfolio companies	$806,738	$2,027,140	$1,426,147	$5,066,734
Investments sold	(210,471)	(615,216)	(718,144)	(1,012,928)
Net activity before repaid investments	$596,267	$1,411,924	$708,003	$4,053,806
Investments repaid	(118,847)	(197,189)	(347,207)	(207,422)
Net investment activity	$477,420	$1,214,735	$360,796	$3,846,384

Portfolio companies at beginning of period	133	86	128	—
Number of new portfolio companies	29	69	42	173
Number of exited portfolio companies	(16)	(27)	(24)	(45)
Portfolio companies at end of period	146	128	146	128

Number of investments made in existing portfolio companies	13	19	17	—

* Totals may not foot due to rounding.

Our portfolio composition and weighted average yields as of June 30, 2023 and December 31, 2022 were as follows:

	June 30, 2023	December 31, 2022
Portfolio composition, at fair value:
First lien secured debt	98.1%	99.0%
Second lien secured debt	0.7%	0.0%
Unsecured debt and other	1.2%	1.0%
Weighted average yields, at amortized cost (1):
First lien secured debt (2)	11.2%	10.0%
Second lien secured debt (2)	10.6%	—
Unsecured debt and other (2)	11.1%	11.1%
Total portfolio (3)	11.2%	10.1%
Interest rate type, at fair value:
Fixed rate amount	$0.2 billion	$0.1 billion
Floating rate amount	$4.5 billion	$4.2 billion
Fixed rate, as percentage of total	4.9%	1.5%
Floating rate, as percentage of total	95.1%	98.5%
Interest rate type, at amortized cost:
Fixed rate amount	$0.2 billion	$0.1 billion
Floating rate amount	$4.6 billion	$4.3 billion
Fixed rate, as percentage of total	5.1%	2.1%
Floating rate, as percentage of total	94.9%	97.9%
Weighted average spread over reference rate of all floating rate investments	5.7%	5.5%

(1)
An investor’s yield may be lower than the portfolio yield due to sales loads and other expenses.
(2)
Exclusive of investments on non-accrual status. As of June 30, 2023 and December 31, 2022 there were no investments on non-accrual status.
(3)
Inclusive of all income generating investments, non-income generating investments and investments on non-accrual status. As of June 30, 2023 and December 31. 2022 there were no investments on non-accrual status.

Our Adviser monitors our portfolio companies on an ongoing basis. It monitors the financial trends of each portfolio company to determine if they are meeting their respective business plans and to assess the appropriate course of action with respect to each portfolio company. Our Adviser has several methods of evaluating and monitoring the performance and fair value of our investments, which may include the following:

•
assessment of success of the portfolio company in adhering to its business plan and compliance with covenants;
•
periodic and regular contact with portfolio company management and, if appropriate, the financial or strategic sponsor, to discuss financial position, requirements and accomplishments;
•
comparisons to other companies in the portfolio company’s industry; and
•
review of monthly or quarterly financial statements and financial projections for portfolio companies.

As part of the monitoring process, our Adviser employs an investment rating system to categorize our investments. In addition to various risk management and monitoring tools, our Adviser rates the credit risk of all investments on a scale of 1 to 5. This system is intended primarily to reflect the underlying risk of a portfolio investment relative to our initial cost basis in respect of such portfolio investment (i.e., at the time of origination or acquisition), although it may also take into account the performance of the portfolio company’s business, the collateral coverage of the investment and other relevant factors. The rating system is as follows:

Investment Rating	Description
1

Investments rated 1 involve the least amount of risk to our initial cost basis. The borrower is performing above expectations, and the trends and risk factors for this investment since origination or acquisition are generally favorable;

2

Investments rated 2 involve an acceptable level of risk that is similar to the risk at the time of origination or acquisition. The borrower is generally performing as expected and the risk factors are neutral to favorable. All investments or acquired investments in new portfolio companies are initially assessed a rating of 2;

3	Investments rated 3 involve a borrower performing below expectations and indicates that the loan’s risk has increased somewhat since origination or acquisition;

4

Investments rated 4 involve a borrower performing materially below expectations and indicates that the loan’s risk has increased materially since origination or acquisition. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due (but generally not more than 120 days past due); and

5

Investments rated 5 involve a borrower performing substantially below expectations and indicates that the loan’s risk has increased substantially since origination or acquisition. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. Loans rated 5 are not anticipated to be repaid in full and we will reduce the fair market value of the loan to the amount we anticipate will be recovered.

The following table shows the composition of our portfolio on the 1 to 5 rating scale as of June 30, 2023 and December 31, 2022:

	June 30, 2023		December 31, 2022
Investment Ranking	Fair Value	Percentage	Fair Value	Percentage
(in thousands)
1	$8,562	0.2%	$8,536	0.2%
2	4,638,582	97.2%	4,220,721	98.0%
3	122,898	2.6%	79,635	1.8%
4	—	0.0%	—	0.0%
5	—	0.0%	—	0.0%
Total	$4,770,043	100.0%	$4,308,892	100.0%

Results of Operations

Operating results for the three and six months ended June 30, 2023 and 2022 were as follows (dollar amounts in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Total investment income	$130.2	$46.9	$248.6	$67.1
Net expenses	60.8	12.5	119.9	16.8
Net investment income	69.4	34.4	128.7	50.3
Net realized gain (loss)	(3.3)	(13.4)	(5.4)	(13.2)
Net unrealized appreciation (depreciation)	31.3	(122.3)	83.7	(135.4)
Net increase (decrease) in net assets resulting from operations	$97.4	$(101.3)	$207.1	$(98.3)

* Totals may not foot due to rounding.

Net increase (decrease) in net assets resulting from operations can vary from period to period as a result of various factors, including acquisitions, the level of new investment commitments, the recognition of realized gains and losses and changes in unrealized appreciation and depreciation on the investment portfolio. Additionally, as we commenced operations on January 7, 2022, many of the period over period changes resulted from our deployment of capital and increased balance of our investments. As a result, comparisons may not be meaningful.

Investment Income

Investment income, for the three and six months ended June 30, 2023 and 2022 were as follows (dollar amounts in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Investment Income
Interest income	$125.1	$41.4	$241.9	$60.7
Dividend income	—	0.0	—	0.0
PIK interest income	2.8	1.1	3.7	1.9
Other income	2.3	4.4	3.0	4.5
Total investment income	$130.2	$46.9	$248.6	$67.1

* Totals may not foot due to rounding.

For the three months ended June 30, 2023, total investment income increased to $130.2 million from $46.9 million for the same period in the prior year primarily driven by our deployment of capital, rising interest rates, and the increased balance of our investments. The size of our investment portfolio at fair value increased to $4.8 billion at June 30, 2023 from $3.7 billion at June 30, 2022. Additionally, our weighted average yield on debt and income producing investments (at fair market value) increased to 11.4% on June 30, 2023 from 7.7% as of June 30, 2022 in the prior year. For the three months ended June 30, 2023 and 2022 payment-in-kind income represented 2.2% and 2.4% of total investment income, respectively.

For the six months ended June 30, 2023, total investment income increased to $248.6 million from $67.1 million for the same period in the prior year primarily driven by our deployment of capital, rising interest rates, and the increased balance of our investments. The size of our investment portfolio at fair value increased to $4.8 billion at June 30, 2023 from $3.7 billion at June 30, 2022. Additionally, our weighted average yield on debt and income producing investments (at fair market value) increased to 11.4% on June 30, 2023 from 7.7% as of June 30, 2022 in the prior year. For the six months ended June 30, 2023 and 2022 payment-in-kind income represented 1.5% and 2.9% of total investment income, respectively.

While rising interest rates have favorably impacted our investment income during the three and six months ended June 30, 2023, further interest rate increases and the resulting higher cost of capital have the potential to negatively impact the free cash flow and credit quality of certain borrowers which could impact their ability to make principal and interest payments. If such interest rate increases occur concurrently with a period of economic weakness or a slowdown in growth, our borrowers’ and/or our portfolio performance may be negatively impacted. Further, significant market dislocation as a result of changing economic conditions could limit the liquidity of certain assets traded in the credit markets, and this could impact our ability to sell such assets at attractive prices or in a timely manner.

Expenses

Expenses for the three and six months ended June 30, 2023 and 2022 were as follows (dollar amounts in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Management fees	$8.0	$5.9	$15.2	$8.2
Performance-based incentive fees	10.0	3.4	18.6	4.7
Interest and other debt expenses	37.5	11.2	75.7	14.7
Organization costs	—	—	—	0.9
Offering costs	—	0.5	0.0	1.0
Trustees' fees	0.1	0.1	0.2	0.2
Shareholder servicing fees	0.8	0.2	1.4	0.3
Administrative service expenses	0.7	0.6	1.3	1.2
Other general and administrative expenses	2.3	1.6	4.6	3.0
Total expenses	$59.3	$23.5	$117.0	$34.3
Management and performance-based incentive fees waived	—	(9.3)	—	(13.0)
Expense support	—	(1.8)	—	(4.4)
Expense support reimbursement	1.5	—	2.9	—
Net Expenses	$60.8	$12.5	$119.9	$16.8

* Totals may not foot due to rounding.

For the three and six months ended June 30, 2023, net expenses were $60.8 and $119.9 million, respectively, primarily attributable to interest and other debt expenses.

Interest and other debt expenses

For the three months ended June 30, 2023, interest and other debt expenses increased to $37.5 million from $11.2 million for the same period in the prior year, primarily driven by increased borrowings under our existing and new credit facilities, and unsecured notes. The average principal debt outstanding increased to $1.8 billion for the three months ended June 30, 2023 from $1.2 billion for the same period in the prior year, and total annualized cost of debt increased to 8.34% for the three months ended June 30, 2023 from 3.72% for the same period in the prior year.

For the six months ended June 30, 2023, interest and other debt expenses increased to $75.7 million from $14.7 million for the same period in the prior year, primarily driven by increased borrowings under our existing and new credit facilities, and unsecured notes. The average principal debt outstanding increased to $1.9 billion for the six months ended June 30, 2023 from $0.8 billion for the same period in the prior year, and total annualized cost of debt increased to 7.98% for the six months ended June 30, 2023 from 3.92% for the same period in the prior year.

Management fees

For the three months ended June 30, 2023, gross management fees increased to $8.0 million from $5.9 million for the same period in the prior year, primarily due to an increase in average net assets. Our average net assets increased to $2.6 billion for the three months ended June 30, 2023 from $1.7 billion for the three months ended June 30, 2022. Management fees are payable monthly in arrears at an annual rate of 1.25% of the value of our net assets as of the beginning of the first calendar day of the applicable month. The Adviser had waived management fees through July 7, 2022, which resulted in a waiver of $5.9 million for the three months ended June 30, 2022.

For the six months ended June 30, 2023, gross management fees increased to $15.2 million from $8.2 million for the same period in the prior year, primarily due to an increase in average net assets. Our average net assets increased to $2.4 billion for the six months ended June 30, 2023 from $1.4 billion for the six months ended June 30, 2022. Management fees are payable monthly in arrears at an annual rate of 1.25% of the value of our net assets as of the beginning of the first calendar day of the applicable month. The Adviser had waived management fees through July 7, 2022, which resulted in a waiver of $8.2 million for the six months ended June 30, 2022.

Incentive fees

For the three months ended June 30, 2023, incentive fees increased to $10.0 million from $3.4 million for the same period in the prior year primarily due to our deployment of capital and increase in net investment income. The Adviser had waived incentive fees through July 7, 2022, which resulted in a waiver of $3.4 million for the three months ended June 30, 2022.

For the six months ended June 30, 2023, incentive fees increased to $18.6 million from $4.7 million for the same period in the prior year primarily due to our deployment of capital and increase in net investment income. The Adviser had waived incentive fees through July 7, 2022, which resulted in a waiver of $4.7 million for the six months ended June 30, 2022.

Expense support

For the three months ended June 30, 2023, the Company did not receive expense support from the Adviser, and repaid the Adviser $1.5 million for expenses previously paid by the Adviser on behalf of the Company. For the three months ended June 30, 2022, the Company received $1.8 million in expense support from the Adviser and did not make any repayments.

For the six months ended June 30, 2023, the Company did not receive expense support from the Adviser, and repaid the Adviser $2.9 million for expenses previously paid by the Adviser on behalf of the Company. For the six months ended June 30, 2022, the Company received $4.4 million in expense support from the Adviser and did not make any repayments.

All expense support received and not yet repaid may be subject to reimbursement from the Company in the future.

Net Realized Gain (Loss)

Net realized gains (losses) for the three and six months ended June 30, 2023 and 2022 were comprised of the following (dollar amounts in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Non-controlled/non-affiliated investments	$(2.4)	$(13.2)	$(4.6)	$(13.5)
Foreign currency transactions	(0.3)	(1.0)	(0.5)	(0.8)
Foreign currency forward contracts	(0.6)	0.8	(0.2)	1.1
Net realized gains (losses)	$(3.3)	$(13.4)	$(5.4)	$(13.2)

* Totals may not foot due to rounding.

For the three and six months ended June 30, 2023 we recognized gross realized gains on investments of $11.4 million and $27.4 million, respectively, and gross realized losses on investments of $13.8 million and $32.0 million, respectively, resulting in net realized losses on investments of $2.4 million and $4.6 million, respectively, primarily from full or partial sales of our liquid debt investments.

For the three and six months ended June 30, 2022, we recognized gross realized gains on investments of $102.4 million and $105.6 million, respectively, and gross realized losses on investments of $115.6 million and $119.1 million, respectively, resulting in net realized losses on investments of $13.2 million and $13.5 million, respectively, primarily from full or partial sales of our liquid debt investments.

Net Unrealized Gain (Loss)

Net unrealized gains (losses) for the three and six months ended June 30, 2023 and 2022 were comprised of the following (dollar amounts in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Non-controlled/non-affiliated investments	$35.2	$(126.8)	$93.7	$(140.1)
Foreign currency forward contracts	0.4	0.2	(0.3)	0.1
Foreign currency translations	(4.4)	4.3	(9.6)	4.6
Net unrealized gains (losses)	$31.3	$(122.3)	$83.7	$(135.4)

* Totals may not foot due to rounding.

For the three months ended June 30, 2023, we recognized gross unrealized gains on investments of $48.7 million and gross unrealized losses on investments of $13.5, resulting in net change in unrealized gains of $35.2 million for the second fiscal quarter of 2023. The capital appreciation noted in the portfolio was primarily driven by strong performance of the syndicated loan market and the price appreciation of our investments in Carvana.

For the six months ended June 30, 2023, we recognized gross unrealized gains on investments of $105.4 million and gross unrealized losses on investments of $11.7 million, resulting in net change in unrealized gains of $93.7 million on investments year-to-date. The capital appreciation noted in the portfolio was primarily driven by strong performance of the syndicated loan market, the appreciation of the U.S. Dollar against the Euro, and the price appreciation of our investment in Carvana.

For the three months ended June 30, 2022, we recognized gross unrealized gains on investments of $6.6 million and gross unrealized losses on investments of $133.4 million, resulting in net change in unrealized losses of $126.8 million in the second fiscal quarter of 2022. The capital depreciation noted on the investment portfolio was primarily driven by volatility in the syndicated loan market, driven by inflationary concerns and the Russia/Ukraine conflict.

For the six months ended June 30, 2022, we recognized gross unrealized gains on investments of $4.2 million and gross unrealized losses on investments of $144.3 million, resulting in net change in unrealized losses of $140.1 million year-to-date. The capital depreciation noted on the investment portfolio was primarily driven by volatility in the syndicated loan market, driven by inflationary concerns and the Russia/Ukraine conflict.

The net unrealized gains (losses) amounts include the impact of transferring unrealized appreciation (depreciation) to realized gains (losses) due to sale and paydown activity.

Interest Rate Swaps

The Company uses interest rate swaps to mitigate interest rate risk associated with the Company's fixed rate liabilities, and has designated certain interest rate swaps to be in a hedge accounting relationship. See “Item 1. Consolidated Financial Statements - Notes to Consolidated Financial Statements - Note 2. Significant Accounting Policies” and "Item 1. Consolidated Financial Statements - Notes to Consolidated Financial Statements - Note 5. Derivative Instruments" for additional disclosure regarding our accounting for derivative instruments designated in a hedge accounting relationship, and our consolidated schedule of investments for additional disclosure regarding these derivative instruments. See “Item 1. Consolidated Financial Statements - Notes to Consolidated Financial Statements - Note 6. Debt and Foreign Currency Transactions and Translations” for additional disclosure regarding the carrying value of our debt.

Liquidity and Capital Resources

The Company’s liquidity and capital resources are generated and generally available through our continuous offering of common shares and debt offerings, our Senior Secured Facility (as defined in Note 6 of the consolidated financial statements), investments in special purpose entities in which we hold and finance particular investments on a non-recourse basis, as well as from cash flows from operations, investment sales of liquid assets and repayments of senior and subordinated loans and income earned from investments.

As of June 30, 2023, we had three asset based leverage facilities, four unsecured debt issuances and one revolving credit facility outstanding. We have and will continue to, from time to time, enter into additional credit facilities, increase the size of our existing credit facilities or issue additional debt securities, including debt securitizations and unsecured debt. Any such incurrence or issuance may be from sources within the U.S. or from various foreign geographies or jurisdictions, and may be denominated in currencies other than the U.S. Dollar. Additionally, any such incurrence or issuance would be subject to prevailing market conditions, our liquidity requirements, contractual and regulatory restrictions and other factors. In accordance with the 1940 Act, with certain limited exceptions, we are only allowed to incur borrowings, issue debt securities or issue preferred stock, if immediately after the borrowing or issuance, the ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred stock, is at least 150%.

We believe that our current cash and cash equivalents on hand, our short-term investments, our available borrowing capacity under our Senior Secured Facility and our anticipated cash flows from operations will be adequate to meet our cash needs for our daily operations in the near term.

Cash Equivalents

The Company defines cash equivalents as securities that are readily convertible into known amounts of cash and near their maturity that they present insignificant risk of changes in value because of changes in interest rates. Generally, only securities with a maturity of three months or less from the date of purchase would qualify, with limited exceptions. The Company deems that certain money market funds, U.S. Treasury bills, repurchase agreements and other high-quality, short-term debt securities would qualify as cash equivalents (See Note 2 to the consolidated financial statements.) At the end of each fiscal quarter, we consider taking proactive steps utilizing cash equivalents with the objective of enhancing our investment flexibility during the following quarter, pursuant to Section 55 of the 1940 Act. More specifically, we may purchase U.S. Treasury bills from time-to-time on the last business day of the quarter and typically close out that position on the following business day, settling the sale transaction on a net cash basis with the purchase, subsequent to quarter end. We may also utilize repurchase agreements or other balance sheet transactions, including drawing down on our Senior Secured Facility, as we deem appropriate. The amount of these transactions or such drawn cash for this purpose is excluded from total assets for purposes of computing the asset base upon which the management fee is determined.

Debt

See Note 6 to the consolidated financial statements for information on the Company’s debt.

The following table shows the contractual maturities of our debt obligations as of June 30, 2023:

	Payments Due by Period*
(in millions)	Total	Less than 1 Year	1 to 3 Years	3 to 5 Years	More than 5 Years
Senior Secured Facility (1)	$820	$—	$—	$820	$—
SPV Financing Facilities	1,176	—	—	1,176	—
Unsecured Notes	200	—	100	100	—
Total Debt Obligations	$2,196	$—	$100	$2,096	$—

* Totals may not foot due to rounding.

(1)
As of June 30, 2023, aggregate lender commitments under the Senior Secured Facility totaled $1,265.3 million of unused capacity.

Net Assets

See Note 7 to the consolidated financial statements for information on the Company’s common shares and related capital activities.

Distributions

The following table summarizes our distributions declared and payable for the six months ended June 30, 2023 (dollar amounts in thousands, except per share amounts):

			Class S Distributions		Class D Distributions		Class I Distributions
Declaration Date	Record Date	Payment Date	Per Share	Amount*	Per Share	Amount*	Per Share	Amount*
January 20, 2023	January 31, 2023	February 24, 2023	$0.1433	$1,631	$0.1551	$18	$0.1600	$13,422
February 17, 2023	February 28, 2023	March 29, 2023	0.1446	1,703	0.1555	18	0.1600	13,675
February 17, 2023	February 28, 2023	March 29, 2023	0.0200	235	0.0200	2	0.0200	1,709	(1)
March 24, 2023	March 31, 2023	April 26, 2023	0.1428	1,803	0.1550	20	0.1600	14,193
March 24, 2023	March 31, 2023	April 26, 2023	0.0200	253	0.0200	3	0.0200	1,774	(1)
April 20, 2023	April 28, 2023	May 26, 2023	0.1434	1,964	0.1551	22	0.1600	14,345
April 20, 2023	April 28, 2023	May 26, 2023	0.0200	274	0.0200	3	0.0200	1,793	(1)
May 23, 2023	May 31, 2023	June 28, 2023	0.1427	2,169	0.1549	22	0.1600	14,759
May 23, 2023	May 31, 2023	June 28, 2023	0.0200	304	0.0200	3	0.0200	1,845	(1)
June 23, 2023	June 30, 2023	July 27, 2023	0.1433	2,392	0.1551	22	0.1600	15,329
June 23, 2023	June 30, 2023	July 27, 2023	0.0200	334	0.0200	3	0.0200	1,916	(1)
			$0.9601	$13,062	$1.0307	$136	$1.0600	$94,760

* Totals may not foot due to rounding.

(1)
Represents a special distribution.

The following table presents distributions that were declared during the six months ended June 30, 2022 (dollar amounts in thousands, except per share amounts):

			Class S Distributions		Class D Distributions		Class I Distributions
Declaration Date	Record Date	Payment Date	Per Share	Amount*	Per Share	Amount*	Per Share	Amount*
January 31, 2022	January 31, 2022	March 7, 2022	$—	$—	$—	$—	$0.1045	$2,744
February 28, 2022	February 28, 2022	April 1, 2022	0.1245	22	—	—	0.1408	6,096
March 29, 2022	March 29, 2022	April 29, 2022	0.1229	225	—	—	0.1408	7,472
April 21, 2022	April 30, 2022	May 26, 2022	0.1235	426	—	—	0.1408	8,388
May 20, 2022	May 31, 2022	June 28, 2022	0.1230	576	—	—	0.1408	9,105
June 22, 2022	June 30, 2022	July 28, 2022	0.1242	717	—	—	0.1408	9,391
			$0.6182	$1,966	$—	$—	$0.8085	$43,196

* Totals may not foot due to rounding.

The Company has adopted a distribution reinvestment plan, pursuant to which the Company will reinvest all cash dividends declared by the Board on behalf of our shareholders who do not elect to receive their dividends in cash as provided below. As a result, if the Board authorizes, and the Company declares, a cash dividend or other distribution, then shareholders who have not opted out of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares as described below, rather than receiving the cash dividend or other distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.

Sources of distributions, other than net investment income and realized gains on a U.S. GAAP basis, include required adjustments to U.S. GAAP net investment income in the current period to determine taxable income available for distributions. The following table reflects the sources of cash distributions on a U.S. GAAP basis that the Company has declared on its shares of common stock during the six months ended June 30, 2023 (dollar amounts in thousands, except per share amounts):

	Class S		Class D		Class I
Source of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$0.9601	$13,062	$1.0307	$136	$1.0600	$94,760
Net realized gains	—	—	—	—	—	—
Distributions in excess of net investment income	—	—	—	—	—	—
	$0.9601	$13,062	$1.0307	$136	$1.0600	$94,760

The following table reflects the sources of cash distributions on a U.S. GAAP basis that the Company has declared on its shares of common stock during the six months ended June 30, 2022 (dollar amounts in thousands, except per share amounts):

	Class S		Class D		Class I
Source of Distribution	Per Share	Amount	Per Share	Amount	Per Share	Amount
Net investment income	$0.6182	$1,966	$—	$—	$0.8085	$43,196
Net realized gains	—	—	—	—	—	—
Distributions in excess of net investment income	—	—	—	—	—	—
	$0.6182	$1,966	$—	$—	$0.8085	$43,196

To maintain our RIC status, we must distribute at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, out of the assets legally available for distribution. Although we currently intend to distribute realized net capital gains (i.e., net long-term capital gains in excess of short-term capital losses), if any, at least annually, out of the assets legally available for such distributions, we may in the future decide to retain such capital gains for investments.

We may not be able to achieve operating results that will allow us to make distributions at a specific level or to increase the amount of these distributions from time to time. In addition, due to the asset coverage test applicable to us as a BDC, we may in the future be limited in our ability to make distributions. Also, our Senior Secured Facility and SPV Financing Facilities may limit our ability to declare distributions if we default under certain provisions or fail to satisfy certain other conditions. If we do not distribute a certain percentage of our income annually, we may suffer adverse tax consequences, including possible loss of the tax benefits available to us as a RIC. In addition, in accordance with GAAP and tax regulations, we include in income certain amounts that we have not yet received in cash, such as contractual PIK, which represents contractual interest added to the loan balance that becomes due at the end of the loan term, or the accrual of original issue or market discount. Since we may recognize income before or without receiving cash representing such income, we may not be able to meet the requirement to distribute at least 90% of our investment company taxable income to obtain tax benefits as a RIC. With respect to the distributions to stockholders, income from origination, structuring, closing, commitment and other upfront fees associated with investments in portfolio companies is treated as taxable income and accordingly, distributed to stockholders.

Share Repurchase Program

At the discretion of our Board of Trustees, the Company has commenced a share repurchase program in which it has the ability to repurchase the Company’s common shares outstanding as of the close of the previous calendar quarter. The Board of Trustees may amend or suspend the share repurchase program if in its reasonable judgment it deems such action to be in the Company’s best interest and the best interest of our shareholders. As a result, share repurchases may not be available each quarter. Should the Board of Trustees suspend the share repurchase program, the Board of Trustees will consider whether the continued suspension of the program is in the best interests of the Company and shareholders on a quarterly basis. The Company intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the 1940 Act. All shares purchased by the Company pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Under the share repurchase plan, to the extent the Company offers to repurchase shares in any particular quarter, it is expected to repurchase shares pursuant to tender offers on or around the last business day of that quarter using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV (the "Early Repurchase Deduction"). The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders.

The following table presents information with respect to the Company’s share repurchases during the six months ended June 30, 2023 (dollar amounts in thousands, except per share amounts):

Repurchase Deadline Request	Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased (1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (all classes) (3)	Maximum number of shares that may yet be purchased under the repurchase plan (2)
March 15, 2023	5,512,759	5.94%	$23.82	March 31, 2023	$131,283	—
June 14, 2023	3,630,463	3.78%	$24.18	June 30, 2023	$87,781	1,167,048

(1) Percentage is based on total shares as of the close of the previous calendar quarter

(2) All repurchase requests were satisfied in full

(3) Amounts shown net of Early Repurchase Deduction

The following table presents information with respect to the Company’s share repurchases during the six months ended June 30, 2022 (dollar amounts in thousands, except per share amounts):

Repurchase Deadline Request	Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased (1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (all classes) (3)	Maximum number of shares that may yet be purchased under the repurchase plan (2)
June 17, 2022	81,278	0.11%	$22.87	June 30, 2022	$1,821	2,745,085
(1) Percentage is based on total shares as of the close of the previous calendar quarter

(2) All repurchase requests were satisfied in full

(3) Amounts shown net of Early Repurchase Deduction

Equity

On July 22, 2021, an affiliate of the Adviser purchased 2,000 shares of the Company’s common shares of beneficial interest at $25.00 per share.

As of January 7, 2022, the Company had satisfied the minimum offering requirement, and the Company’s Board of Trustees had authorized the release of proceeds from escrow. As of such date, the Company issued and sold 26,258,912 shares (consisting entirely of Class I shares; no Class S or Class D shares were issued or sold as of such date), and the escrow agent released net proceeds of approximately $657 million to the Company as payment for such shares. Apollo and its employees, including the Company’s executive officers, owned approximately $3 million of shares as of January 7, 2022.

Contractual Obligations

We have entered into the Advisory Agreement with the Adviser to provide us with investment advisory services and the Administration Agreement with the Administrator to provide us with administrative services. We have also entered into an Expense Support Agreement with the Adviser to provide us with support with respect to certain expenses and subject to reimbursement. Payments for investment advisory services under the Advisory Agreements, reimbursements under the Administration Agreement and support and reimbursements under the Expense Support Agreement are described in “Item 8. Consolidated Financial Statements and Supplementary Data —Notes to Consolidated Financial Statements—Note 3. Fees, Expenses, Agreements and Related Party Transactions.”

We intend to establish one or more credit facilities or enter into other financing arrangements to facilitate investments and the timely payment of our expenses. It is anticipated that any such credit facilities will bear interest at floating rates at to-be-determined spreads over LIBOR or an alternative reference rate. We cannot assure shareholders that we will be able to enter into a credit facility on favorable terms or at all. In connection with a credit facility or other borrowings, lenders may require us to pledge assets, commitments and/or drawdowns (and the ability to enforce the payment thereof) and may ask to comply with positive or negative covenants that could have an effect on our operations.

Off-Balance Sheet Arrangements

The Adviser has agreed to bear all expenses incurred prior to us breaking escrow for the offering, including our organization and offering expenses, through the date on which we break escrow for the initial offering of its common shares. We will be obligated to reimburse the Adviser for such advanced expenses upon breaking escrow for the offering. The total organization and offering costs incurred through June 30, 2023 were $2.9 million.

We entered into a warehousing transaction (the “Warehousing Transaction”) whereby we agreed, subject to certain conditions, to purchase certain assets from parties unaffiliated with the Adviser. The warehousing transaction, i.e. the Facility Agreement, was designed to assist us in deploying capital upon receipt of subscriptions, and related primarily to originated or anchor investments in middle market loans. For additional information see “Item 1. Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note 8. Commitments and Contingencies.”

From time to time, we may become a party to certain legal proceedings incidental to the normal course of our business.

On March 14, 2023, certain First Lien and Second Lien holders of debt issued by Mitel filed a complaint in New York State Court captioned Ocean Trails CLO VII et al v. MLN TopCo Ltd., et al, Index No. 651327/2023, against certain other First Lien and Second Lien debt holders, including Apollo Debt Solutions BDC, alleging, among other things, that the defendant lenders breached the terms of their lending agreements and the New York Uniform Voidable Transfer Act in connection with certain amendments to the relevant documents governing the debt. Plaintiffs seek to have the amendments in question declared void. No reasonable estimate of possible loss, if any, can be made at this time.

Management is not aware of any pending or threatened material litigation as of June 30, 2023 other than the matter disclosed above.

Related-Party Transactions

We entered into a number of business relationships with affiliated or related parties, including the following:

•
Investment Advisory Agreement;
•
Administration Agreement
•
Intermediary Manager Agreement; and
•
Expense Support and Conditional Reimbursement Agreement.

In addition to the aforementioned agreements, we, our Adviser and certain of our Adviser’s affiliates have been granted exemptive relief by the SEC to co-invest with other funds managed by our Adviser or its affiliates in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. See “Item 1. Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note 3. Fees, Expenses, Agreements and Related Party Transactions.”

Critical Accounting Estimates

The preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets, and any other parameters used in determining such estimates could cause actual results to differ. Our critical accounting estimates should be read in connection with our risk factors described in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022, and “Item 1. Consolidated Financial Statements —Notes to Consolidated Financial Statements—Note 2. Significant Accounting Policies.” of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

Investments

Investment transactions are all recorded on a trade date basis. Investments are recognized when we assume an obligation to acquire a financial instrument and assume the risks for gains and losses related to that instrument. Investments are derecognized when we assume an obligation to sell a financial instrument and forego the risks for gains or losses related to that instrument. Investment transactions that have not yet settled as of the period-end date are reported as a receivable for investments sold and a payable for investments purchased, respectively, in the Consolidated Statements of Assets and Liabilities.

Realized gains or losses are measured by the difference between the net proceeds received and the amortized cost basis of the investment. The cost of investments is relieved using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. The net change in unrealized gains or losses primarily reflects the change in investment values, including the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period.

Pursuant to Rule 2a-5 under the 1940 Act, our Board of Trustees has designated the Adviser as its "valuation designee” to perform the fair value determinations for investments held by us without readily available market quotations. The Company's Board of Trustees continues to be responsible for overseeing the processes for determining fair valuation.

Investments for which market quotations are readily available are typically valued at such market quotations. In order to verify whether market quotations are deemed to represent fair value, the Adviser, looks at certain factors including the source and nature of the quotations. Market quotations may be deemed not to represent fair value in certain circumstances where the Adviser reasonably believes that facts and circumstances applicable to an issuer, a seller or purchaser or the market for a particular security causes current market quotes not to reflect the fair value of the security. Examples of these events could include cases in which material events are announced after the close of the market on which a security is primarily traded, when a security trades infrequently causing a quoted purchase or sale price to become stale or in the event of a “fire sale” by a distressed seller.

If and when market quotations are deemed not to represent fair value, we typically utilize independent third party valuation firms to assist us in determining fair value. Accordingly, such investments go through our multi-step valuation process as described below. The Adviser engages multiple independent valuation firms based on a review of each firm’s expertise and relevant experience in valuing certain securities. In each case, our independent valuation firms consider observable market inputs together with significant unobservable inputs in arriving at their valuation recommendations for such Level 3 categorized assets.

With respect to investments for which market quotations are not readily available or when such market quotations are deemed not to represent fair value, our Adviser undertakes a multi-step valuation process each quarter, as described below:

(1)
Independent valuation firms engaged conduct independent appraisals and assessments for all the investments they have been engaged to review. If an independent valuation firm is not engaged during a particular quarter, the valuation may be conducted by the Adviser;
(2)
At least each quarter, the valuation will be reassessed and updated by the Adviser or an independent valuation firm to reflect company specific events and latest market data;
(3)
Preliminary valuation conclusions are then documented and discussed with senior management of our Adviser;
(4)
The Adviser discusses valuations and determines in good faith the fair value of each investment in our portfolio based on the input of the applicable independent valuation firm; and
(5)
For Level 3 investments entered into within the current quarter, the cost (purchase price adjusted for accreted original issue discount/amortized premium) or any recent comparable trade activity on the security investment shall be considered to reasonably approximate the fair value of the investment, provided that no material change has since occurred in the issuer’s business, significant inputs or the relevant environment.

Investments are valued utilizing a market approach, an income approach, or both approaches, as appropriate. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities (including a business). The income approach uses valuation techniques to convert future amounts (for example, cash flows or earnings) to a single present amount (discounted). The measurement is based on the value indicated by current market expectations about those future amounts. During the six months ended June 30, 2023, there were no significant changes to the Company’s valuation techniques and related inputs considered in the valuation process. In following these approaches, the types of factors that we may take into account in fair value pricing our investments include, as relevant:

•
available current market data, including relevant and applicable market trading and transaction comparables,
•
applicable market yields and multiples,
•
security covenants,
•
seniority of investments in the investee company’s capital structure,
•
call protection provisions,
•
information rights,
•
the nature and realizable value of any collateral,
•
the portfolio company’s ability to make payments,
•
earnings and discounted cash flows,
•
the markets in which the portfolio company does business,
•
comparisons of financial ratios of peer companies that are public,
•
M&A comparables,
•
our principal market (as the reporting entity) and
•
enterprise values, among other factors.

Because there is not a readily available market value for most of the investments in our portfolio, substantially all of our portfolio investments are valued at fair value as determined in good faith by our investment adviser, as the valuation designee, as described herein. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of our investments may differ significantly from the values that would have been used had an active market existed for such investments and may differ materially from the values that we may ultimately realize.

In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected in the valuations currently assigned.

Fair Value of Financial Instruments

The Company follows guidance in ASC 820, Fair Value Measurement (“ASC 820”), where fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are determined within a framework that establishes a three-tier hierarchy which maximizes the use of observable market data and minimizes the use of unobservable inputs to establish a classification of fair value measurements for disclosure purposes. Inputs refer broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk, such as the risk inherent in a particular valuation technique used to measure fair value using a pricing model and/or the risk inherent in the inputs for the valuation technique. Inputs may be observable or unobservable. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability based on the information available. The inputs or methodology used for valuing assets or liabilities may not be an indication of the risks associated with investing in those assets or liabilities.

ASC 820 classifies the inputs used to measure these fair values into the following hierarchy:

Level 1: Quoted prices in active markets for identical assets or liabilities, accessible by us at the measurement date.

Level 2: Quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inputs other than quoted prices.

Level 3: Unobservable inputs for the asset or liability.

In all cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to each investment. The level assigned to the investment valuations may not be indicative of the risk or liquidity associated with investing in such investments. Because of the inherent uncertainties of valuation, the values reflected in the consolidated financial statements may differ materially from the values that would be received upon an actual disposition of such investments.

See Notes 2 & 4 to our unaudited consolidated financial statements included herein for additional information regarding the fair value of our financial instruments.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

We are subject to financial market risks, including changes in interest rates and the valuations of our investment portfolio. Uncertainty with respect to the economic effects of rising interest rates in response to inflation, the war in Russia and Ukraine and the COVID-19 pandemic introduced significant volatility in the financial markets, and the effects of this volatility has materially impacted and could continue to materially impact our market risks, including those listed below. For additional information concerning potential impact on our business and our operating results, see Part II - Other information, Item 1A. Risk Factors.

Investment valuation risk

Because there is not a readily available market value for most of the investments in our portfolio, we value most of our portfolio investments at fair value as determined in good faith by our Board of Trustees based on, among other things, the input of our management and audit committee and independent valuation firms that have been engaged at the direction of our Board of Trustees to assist in the valuation of each portfolio investment without a readily available market quotation (with certain de minimis exceptions). Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of our investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that we may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we could realize significantly less than the value at which we have recorded it. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected in the valuations currently assigned. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” and “—Fair Value Measurements” as well as Notes 2 and 4 to our consolidated financial statements for the three and six months ended June 30, 2023, for more information relating to our investment valuation.

Interest Rate Risk

Interest rate sensitivity refers to the change in our earnings that may result from changes in the level of interest rates. Because we fund a portion of our investments with borrowings, our net investment income is affected by the difference between the rate at which we invest and the rate at which we borrow. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.

As of June 30, 2023, 95% of our debt portfolio investments bore interest at variable rates, which generally are SOFR based (or based on an equivalent applicable currency rate) and typically have durations of one to six months after which they reset to current market interest rates, and many of which are subject to certain floors. Our Senior Secured Facility and SPV Financing Facilities bear interest at SOFR rates with no interest rate floor. Our Unsecured Notes, which bear interest at fixed rates, are hedged by entering into fixed to floating interest rate swaps, in order to align the interest rates of our liabilities in our investment portfolio. As of June 30, 2023, all non-U.S. dollar LIBOR publications have been phased out. The phase out of a majority of the U.S. dollar publications is delayed until June 30, 2023. Potential changes, or uncertainty related to such potential changes, may adversely affect the market for LIBOR-based securities, including our portfolio of LIBOR-indexed, floating-rate debt securities, or the cost of our borrowings. Please see “Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations— Critical Accounting Policies". Uncertainty relating to the LIBOR calculation process may adversely affect the value of our portfolio of the LIBOR-indexed, floating-rate debt securities in our portfolio or the cost of our borrowings.

We regularly measure our exposure to interest rate risk. We assess interest rate risk and manage our interest rate exposure on an ongoing basis by comparing our interest rate sensitive assets to our interest rate sensitive liabilities. Based on that review, we determine whether or not any hedging transactions are necessary to mitigate exposure to changes in interest rates.

The following table shows the estimated annual impact on net investment income of base rate changes in interest rates (considering interest rate flows for variable rate instruments) to our loan portfolio and outstanding debt as of June 30, 2023, assuming no changes in our investment and borrowing structure:

Basis Point Change	Net Investment Income	Net Investment Income Per Share
(in millions)
Up 200 basis points	$43.1	$0.396
Up 150 basis points	32.3	0.297
Up 100 basis points	21.6	0.198
Up 50 basis points	10.8	0.099
Down 50 basis points	(10.8)	(0.099)
Down 100 basis points	(21.6)	(0.198)
Down 150 basis points	(32.3)	(0.297)
Down 200 basis points	(43.1)	(0.395)

We may hedge against interest rate fluctuations from time-to-time by using standard hedging instruments such as futures, options and forward contracts subject to the requirements of the 1940 Act and applicable commodities laws. While hedging activities may insulate us against adverse changes in interest rates, they may also limit our ability to participate in the benefits of lower interest rates with respect to our portfolio of investments.

Item 4. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

As of June 30, 2023 (the end of the period covered by this report), we, including our Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15(e) of the 1934 Act). Based on that evaluation, our management, including the Chief Executive Officer and Chief Financial Officer, concluded that our disclosure controls and procedures were effective and provided reasonable assurance that information required to be disclosed in our periodic SEC filings is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. However, in evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated can provide only reasonable assurance of achieving the desired control objectives, and management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of such possible controls and procedures.

Changes in Internal Controls Over Financial Reporting

Management has not identified any change in the Company’s internal control over financial reporting that occurred during our most recently completed fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

PART II - OTHER INFORMATION

Item 1. Legal Proceedings

From time to time, we may become involved in various investigations, claims and legal proceedings that arise in the ordinary course of our business. Furthermore, third parties may try to seek to impose liability on us in connection with the activities of our portfolio companies. While we do not expect that the resolution of these matters if they arise would materially affect our business, financial condition or results of operations, resolution will be subject to various uncertainties and could result in the expenditure of significant financial and managerial resources.

On March 14, 2023, certain First Lien and Second Lien holders of debt issued by Mitel filed a complaint in New York State Court captioned Ocean Trails CLO VII et al v. MLN TopCo Ltd., et al, Index No. 651327/2023, against certain other First Lien and Second Lien debt holders, including Apollo Debt Solutions BDC, alleging, among other things, that the defendant lenders breached the terms of their lending agreements and the New York Uniform Voidable Transfer Act in connection with certain amendments to the relevant documents governing the debt. Plaintiffs seek to have the amendments in question declared void. No reasonable estimate of possible loss, if any, can be made at this time.

Other than the matter disclosed above, we are not currently subject to any material legal proceedings, nor, to our knowledge are any material legal proceedings threatened against us.

Item 1A. Risk Factors

In addition to the other information set forth in this report and as provided below, you should carefully consider the factors discussed in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, which could materially affect our business, financial condition and/or operating results. These risks are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

Unregistered Sales of Equity Securities

Refer to our Current Reports on Form 8-K filed with SEC on April 20, 2023, May 23, 2023, and June 23, 2023 for information about unregistered sales of our equity securities during the quarter.

Shares Repurchases

We have commenced a share repurchase program in which we intend to offer to repurchase, in each quarter, up to 5% of our Common Shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. Our Board of Trustees may amend or suspend the share repurchase program at any time if in its reasonable judgment it deems such action to be in our best interest and the best interest of our shareholders, such as when a repurchase offer would place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company that would outweigh the benefit of the repurchase offer. As a result, share repurchases may not be available each quarter. We intend to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the 1940 Act. All shares purchased by us pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.

Under our share repurchase program, to the extent we offer to repurchase shares in any particular quarter, we expect to repurchase shares pursuant to quarterly tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable quarter, except that shares that have not been outstanding for at least one year will be repurchased at 98% of such NAV.

The following table presents information with respect to the Company’s share repurchases during the six months ended June 30, 2023 (dollar amounts in thousands, except per share amounts):

Repurchase Deadline Request	Number of Shares Repurchased (all classes)	Percentage of Outstanding Shares Repurchased (1)	Price Paid Per Share	Repurchase Pricing Date	Amount Repurchased (all classes) (3)	Maximum number of shares that may yet be purchased under the repurchase plan (2)
March 15, 2023	5,512,759	5.94%	$23.82	March 31, 2023	$131,283	—
June 14, 2023	3,630,463	3.78%	$24.18	June 30, 2023	$87,781	1,167,048

(1) Percentage is based on total shares as of the close of the previous calendar quarter

(2) All repurchase requests were satisfied in full

(3) Amounts shown net of Early Repurchase Deduction

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

During the fiscal quarter ended June 30, 2023, none of our directors or executive officers adopted or terminated any contract, instruction or written plan for the purchase or sale of our securities to satisfy the affirmative defense conditions of Rule 10b5-1(c) or any “non-Rule 10b5-1 trading arrangement”.

On June 2, 2023, Amit Joshi, Chief Financial Officer of the Company, notified the Company of his intention to resign. Mr. Joshi has continued to serve as the Company’s Chief Financial Officer for a period of time to transition his responsibilities to other members of the Company’s finance department. Mr. Joshi’s decision to resign is not the result of any disagreement with the Company, the Adviser or their affiliates regarding their operations, policies, practices or otherwise.

On August 10, 2023, the Board of the Company appointed Gregory W. Hunt as the Company’s Interim Chief Financial Officer. Such appointment is effective as of September 1, 2023.

Mr. Hunt (i) was not appointed as the Company’s Interim Chief Financial Officer pursuant to any arrangement or understanding with any other person; (ii) does not have a family relationship with any of the Company’s trustees or other executive officers; (iii) has not engaged, since the beginning of the Company’s last fiscal year, nor proposes to engage, in any transaction in which the Company was or is a participant; and (iv) has not entered into, nor expects to enter into, any material plan, contract, arrangement, grant or award in connection with his appointment as the Company’s Interim Chief Financial Officer.

Mr. Hunt, born in 1956, is a Managing Director of Finance at Apollo Global Management, Inc. ("Apollo"), where he began his term as Chief Financial Officer and Treasurer of Midcap Financial Investment Corporation in 2012. Before joining Apollo, Mr. Hunt was the Executive Vice President and Chief Financial Officer for Yankee Candle from 2010 to 2012. Prior to that, Mr. Hunt was the Executive Vice President of Strategic and Commercial Development for Norwegian Cruise Lines from 2007 to 2009. Mr. Hunt also served as the Chief Financial Officer and Chief Restructuring Officer of Tweeter Home Entertainment Group, Inc. from 2006 to 2007 and from 2001 to 2006 he was the Chief Financial Officer and Co-Chief Executive of Syratech Corporation. He also held positions as the Chief Financial Officer of NRT Inc., Culligan Water Technologies, Inc. and Samsonite Corporation.

Mr. Hunt has also served as a Director and Chairman of the Audit Committee of Kymera International, a global manufacturer and supplier of metal products, since January 2020; and as Director and Chairman of the Audit Committee of Danimer Scientific (DNMR/NYSE), a leading developer and manufacturer of biodegradable plastic products, since June 2019. He is also the Co-Chair on the Board of Advisors for the University of Vermont School of Business. Mr. Hunt earned a bachelor’s degree in accounting and finance from the University of Vermont and is a Certified Public Accountant.

Item 6. Exhibits

Exhibit Number	Description of Exhibits
3.1	Declaration of Trust of the Registrant (1)
3.2	First Amended and Restated Declaration of Trust of the Registrant (2)
3.3	Second Amended and Restated Declaration of Trust of the Registrant (3)
3.4	Amended and Restated Agreement and Declaration of Trust of the Registrant (4)
3.5	Amended and Restated Agreement and Declaration of Trust of the Registrant (5)
3.6	Second Amended and Restated Agreement and Declaration of Trust of the Registrant (6)
3.7	Third Amended and Restarted Declaration of Trust of the Registrant (8)
3.8	Second Amended and Restated Bylaws of the Registrant (7)
31.1	Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*
31.2	Certification of Principal Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.*
32.1	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*
32.2	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*
101.INS	Inline XBRL Instance Document*
101.SCH	Inline XBRL Taxonomy Extension Schema Document*
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document*
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document*
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document*
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document*
104	Cover Page Interactive Data File (Formatted as Inline XBRL and contained in Exhibit 101)*
*	Filed Herewith

_________________________________

(1)
Incorporated by reference to Exhibit (a)(1) to the Company’s Registration Statement on Form N-2 (File No. 333-258155), filed on July 23, 2021.
(2)
Incorporated by reference to Exhibit (a)(2) to the Company’s Registration Statement on Form N-2 (File No. 333-258155), filed on July 23, 2021.
(3)
Incorporated by reference to Exhibit (a)(3) to the Company’s Registration Statement on Form N-2 (File No. 333-258155), filed on July 23, 2021.
(4)
Incorporated by reference to Exhibit (a)(4) to the Company’s Registration Statement on Form N-2 (File No. 333-258155), filed on July 23, 2021.
(5)
Incorporated by reference to Exhibit (a)(5) to the Company’s Registration Statement on Form N-2 (File No. 333-258155), filed on October 26, 2021.
(6)
Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 814-01424), filed on December 21, 2021.
(7)
Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 814-01424), filed on April 20, 2023.
(8)
Incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K (File No. 814-01424), filed on April 20, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signature	Title	Date

/s/ Earl Hunt Earl Hunt	Chairperson, Chief Executive Officer and Trustee	August 11, 2023

/s/ Amit Joshi Amit Joshi	Chief Financial Officer	August 11, 2023